Exhibit 3.12

Management Proxy Circular Meetings of April 19, 2024 Notice of meeting to the annual and special meeting of the holders of common shares Notice of meeting to the special meeting of the holders of fi rst preferred shares

3 IMPORTANT DOCUMENTS Notice of meeting Informs you of the matters being submitted to a vote and where, when and how to vote. Management Proxy Circular The current document which provides information, before you vote, about the matters being submitted to a vote, the experience and competencies of director nominees, director compensation, executive compensation, and the Bank’s governance practices. Voting form Unable to attend the annual and special meeting of the holders of common shares or the special meeting of the holders of first preferred shares? Vote using the forms received by mail or email. 2024

NOTICE OF MEETING to the annual and special meeting of the holders of common shares NOTICE OF MEETING to the special meeting of the holders of first preferred shares NOTICE OF AVAILABILITY of proxy-related materials of meetings Join us at the annual and special meeting of the holders of common shares to vote on the following matters: AGENDA For more information, please see: 1 To receive the consolidated financial statements for the fiscal year ended October 31, 2023 and the independent auditor’s report thereon Section 1 of the Circular and the 2023 Annual Report 2 To elect the directors Section 1 of the Circular 3 To consider an advisory resolution to accept the approach taken by the Board of directors (the “Board”) of National Bank of Canada (the “Bank”) with respect to executive compensation Section 1 of the Circular 4 To appoint Deloitte LLP as independent auditor Section 1 of the Circular 5 To consider and, if deemed appropriate, to approve by special resolution, the adoption of By-Law III – Director Compensation, for the purpose of increasing the aggregate amount of compensation that may be paid to all directors during a fiscal year Section 1 of the Circular 6 To consider and, if deemed appropriate, to confirm by special resolution the amendment to Section 1 of By-Law II – Share Capital, which amends the description of authorized share capital to increase the maximum aggregate consideration for which the first preferred shares may be issued Section 1 of the Circular 7 To examine shareholder proposals Sections 1 and 7 of the Circular 8 To examine any other matter that may be duly brought before the meeting Section 1 of the Circular 19 APRIL 2024 10:00 a.m. (EDT) FRIDAY By live webcast at: https://web.lumiagm.com/456867185 In person at: National Bank of Canada 600 De La Gauchetiere Street West, 4th floor Montreal, Quebec, Canada HYBRID MEETINGS

Join us at the special meeting of the holders of first preferred shares to vote on the following matter: AGENDA For more information, please see: 1 To consider and, if deemed appropriate, to approve by special resolution the amendment to Section 1 of By-Law II – Share Capital, which amends the description of authorized share capital to increase the maximum aggregate consideration for which the first preferred shares may be issued Section 1 of the Circular Notice-and-access procedures In accordance with securities regulations and the authorization of the Office of the Superintendent of Financial Institutions of Canada, we have elected to follow notice-and-access procedures for the delivery of the Circular. The notice-and-access procedures provide a quicker access to the Circular while contributing to environmental protection by reducing tree, water, and energy consumption. We are proud to take this step to help protect the environment. As a result, you will not receive the Circular by mail unless you request it. How to vote Registered holders and beneficial owners holding common shares or first preferred shares on the record date, i.e., on February 20, 2024 at 5:00 p.m. (EST), are entitled to receive a notice of meeting and to cast one vote per common share or first preferred share held, at the time of the meetings, subject to the restrictions set out in the Bank Act (Canada). You are a registered holder when your common shares or first preferred shares are held directly in your name with Computershare Trust Company of Canada (“Computershare”), our transfer agent. You are a beneficial owner when your common shares or first preferred shares are held through an intermediary such as a securities broker, trustee or financial institution. We invite you to read our Circular before voting. Consult the Circular at: nbc.ca/investors or sedarplus.ca Vote now! It’s simple.

REGISTERED HOLDER VOTE via the form of proxy You must follow the instructions on your form of proxy and return it using one of the following methods: To be valid, your form of proxy must be received by Computershare no later than 5:00 p.m. (EDT) on Wednesday, April 17, 2024. BENEFICIAL OWNER VOTE via the voting instructions form You must follow the instructions on your form of proxy and return it using one of the following methods: Your intermediary must receive your instructions no later than 5:00 p.m. (EDT) on April 16, 2024, for your vote to be processed before 5:00 p.m. (EDT) on Wednesday, April 17, 2024. Please refer to the instructions on your voting instructions form. If you prefer to exercise your voting right during the meetings or to appoint a proxyholder to represent you at the meetings and exercise your voting rights there, please refer to your form of proxy or your voting instructions form as well as to Section 1 of the Circular. Common shares outstanding on the record date On the reference date for the annual and special meeting, i.e., February 20, 2024, there were 339,164,399 common shares of the Bank outstanding and conferring voting rights at this meeting, subject to the restrictions set out in the Bank Act (Canada). First preferred shares outstanding on the record date On the reference date for the special meeting, i.e., February 20, 2024, there were 67,500,000 first preferred shares of the Bank outstanding and conferring voting rights at this meeting, subject to the restrictions set out in the Bank Act (Canada). In order for you to exercise the voting right attached to your common shares or first preferred shares, you will receive by mail or email, a form of proxy or voting instructions form in addition to this notice of meeting. For more information on how to vote, refer to Section 1 of the Circular.

How to obtain a printed copy of the Circular To receive a free printed copy of the Circular before the meetings or in the year after the date the Circular was filed, you may submit a request using the procedure below: REGISTERED HOLDER Before the meeting, call 1-866-962-0498 (toll-free in Canada and the United States) or +1-514-982-8716 (other countries) After the meeting, call 1-866-964-0492 (toll-free in Canada and the United States) or +1-514-982-8714 (other countries) Enter the 15-digit control number indicated on your form of proxy. BENEFICIAL OWNER Call 1-877-907-7643 (toll-free in Canada and the United States) or go to proxyvote.com and enter the 16-digit control number shown on your voting instructions form. If you request the Circular before the date of the meetings, it will be sent to you within three business days. To receive the Circular before the voting deadline and the date of the meetings, we estimate that your request must be received no later than 5:00 p.m. (EDT) on Monday, April 8, 2024. If you request it on the date of the meetings or in the year following the filing of the Circular, it will be sent to you within ten calendar days of receiving your request. Who to contact for questions or assistance with voting If you have any questions regarding this notice, the notice-and-access procedures or the meetings, or if you require assistance with voting, you may contact TMX Investor Solutions Inc., a proxy solicitation firm mandated by the Bank, at 1-877-283-0323 (toll-free in Canada and the United States) or +1-631-203-7139 (toll-free in other countries), or by email at: INFO_TMXIS@TMX.com. How to participate in the meetings Please refer to Section 1 of the Circular and the code of procedure at nbc.ca/investors for more details, as well as the most recent information on how to attend the meetings. Holders of common shares and first preferred shares will be able to register and connect to the live webcast starting at 9:00 a.m. (EDT) on April 19, 2024. We recommend that you register in advance so that the meeting can begin promptly at 10:00 a.m. (EDT). By order of the Board of directors, Senior Vice President, Legal Affairs and Corporate Secretary, Dominic Paradis Montreal, February 20, 2024

THE BOARD’S PRIORITIES FOR 2024 THE BOARD’S PRIMARY RESPONSIBILITY IS TO ENSURE THE BANK’S SUSTAINABILITY AND ITS ABILITY TO CREATE LONG-TERM VALUE FOR ALL STAKEHOLDERS HERE ARE THE BOARD’S MOST IMPORTANT PRIORITIES FOR 2024: > Oversee the evolution of the Bank’s new three-year strategic plan as well as the Bank’s major projects in a context of economic uncertainty > Oversee the implementation and evolution of the technology program and digital strategy > Oversee the evolution of culture and alignment with our One Mission > Oversee the implementation of ESG strategy and initiatives focused on creating stakeholder value > Ensure the effectiveness of the Employee Experience strategy, including talent management and overall employee well-being

OUR ONE MISSION We exist to have a POSITIVE IMPACT in people’s lives. By building long-term relationships with our clients, employees and communities. People first. Why do we need a One Mission? Our One Mission is aligned with our continued efforts to drive social and economic development. In response to changing trends in the banking industry, we’ve adopted a people first approach that will help us achieve our objectives and boost our collaboration with stakeholders. How is our One Mission put into practice? > Through the experiences we want to deliver to our clients, our employees and the communities we serve. > Through behaviours that reflect our values: partnership, empowerment and agility. > Through the way employees work together to boost client satisfaction, employee engagement and community involvement. > Through the initiatives we prioritize to have a positive impact.

Montreal, February 20, 2024 Dear shareholder, We cordially invite you to join the members of the Board of directors and the Executive Officers for the annual and special meeting of the holders of common shares and the special meeting of the holders of first preferred shares of the Bank that will be held in a hybrid format on April 19, 2024 at 10:00 a.m. (EDT). To allow all our shareholders to participate, we are offering the option to attend the meetings virtually or in person at National Bank of Canada. Meetings These meetings are an opportunity for us to inform you about our achievements, our current initiatives and how we intend to ensure our future success, as well as to hear your opinions and answer your questions. At the same time, the meeting is an opportunity for you to participate in the governance of your organization and to vote on matters that are important to you. Strong performance in uncertain market conditions We can look back on the Bank’s 2023 financial performance with pride. Against a backdrop of uncertainty, the Bank achieved organic growth in all its operating sectors. Our ability to generate strong returns over the long term is driven by our diversified business model and defensive positioning, as well as our team’s agility and focus on strategic priorities. This strong performance rests on our three key pillars: > Our culture that promotes a spirit of entrepreneurship and collaboration; > Our strategic positioning on the national market and our leadership in Quebec, paired with our international presence to diversify our revenue streams; and > Finally, our disciplined and balanced approach to managing our capital, our costs, and our risks. As a bank founded by entrepreneurs, we promote business ownership, and help Canadian companies invest in innovation and grow their businesses. In 2023, we were pleased to welcome our new clients and colleagues following acquisition of the commercial loans portfolio of the Canadian branch of Silicon Valley Bank. The year 2023 also marked our gradual move to the National Bank Place, the Bank’s new headquarters, as well as the appointment of new key members to the Senior Leadership Team to support our strategic priorities, as part of our succession planning process. Robert Paré Chair of the Board of directors Laurent Ferreira President and Chief Executive Officer

Moving forward in 2024 The Bank will continue to play a critical role in the economy by building long-term relationships and by having a positive impact on people’s lives. Over the coming year, we will pursue our business objectives responsibly by focusing on areas in which we have expertise and can be competitive, and by actively seeking and capitalizing on new opportunities. We recognize our clients’ ongoing resilience towards inflationary pressures, and we will continue to support them in achieving their goals. Moreover, in 2024, the Board will continue to pursue its activities relative to its new three-year strategic plan for 2024-2026, by prioritizing the development of the technology program and the digital strategy, the culture and alignment with the One Mission, the implementation of its strategy and initiatives related to environmental, social and governance (ESG) matters focused on value creation for stakeholders, as well as the Employee Experience strategy, including talent management and overall employee well-being. While maintaining our leadership in Quebec, we will also continue to focus on markets outside Quebec and sectors with a high potential for growth. Our ESG commitments It is with conviction that we have continued to strengthen our progress in support of the climate transition and our ESG commitments. In particular, our efforts are aimed at accelerating the creation of sustainable solutions for society and opportunities to help our clients on their own journey towards a more sustainable economy. We will continue implementing our ESG action plan, and we remain determined to being part of the solution. We are also very proud of the representation of women on the Board and within the Senior Leadership Team, and more particularly, of the achievement, if all director nominees are elected, of the targets set regarding the representation of women on the Board. This aligns with the Bank’s objective of building diverse teams, representative of the society and communities in which the Bank does business. The Board is committed to adopting exemplary governance practices. The composition of our Board is a key aspect of governance, and we are proud to have a strong and competent team. We are pleased to announce Arielle Meloul-Wechsler as a new candidate up for election at the annual and special meeting of the holders of common shares. Her skillset and experience, as well as her leadership, will serve as major assets to the Board. In addition, Maryse Bertrand and Lino A. Saputo will not seek renewal of their mandates on the Board. We wish to thank them wholeheartedly for their continued engagement and immense contribution to the Bank and the Board over the past 12 years.

People first In 2023, the Bank maintained its status as an employer of choice. We have remained committed to our mission of putting “People first”, and this includes our employees, our clients and the communities we serve. Our human and entrepreneurial culture continue to be at the core of the Bank’s success. Once again, we can be proud of the dedication and talent of our employees, our relationships with our clients and our continued focus on value creation. With our strong balance sheet, our strategic priorities, and our highly talented team, we look forward to 2024 with confidence. Cordially, Robert Paré Laurent Ferreira Chair of the Board of directors President and Chief Executive Officer

Caution Regarding Forward-Looking Statements Certain statements made in this report are forward-looking statements. All such statements are made in accordance with applicable securities legislation in Canada and the United States. Forward-looking statements in this document may include, but are not limited to, certain statements made by management in their messages and in the responses given to shareholder proposals, as well as any other statements made with respect to the Bank’s objectives, outlook and priorities for 2024 and beyond, its strategies and actions to achieve them, its business, the regulatory environment in which it operates, its environmental, social and governance targets and commitments including the mesures it will take in relation to them, and some of the risks the Bank faces. These forward-looking statements are typically identified by verbs or words such as “outlook”, “believe”, “foresee”, “forecast”, “anticipate”, “estimate”, “project”, “expect”, “intend” and “plan”, in their future or conditional forms, notably verbs such as “will”, “may”, “should”, “could” or “would” as well as similar terms and expressions. Such forward-looking statements are made for the purpose of assisting the holders of the Bank’s securities in understanding the Bank’s vision, strategic objectives and performance targets, and may not be appropriate for other purposes. These forward-looking statements are based on current expectations, assumptions and intentions and are subject to inherent risks and uncertainties, many of which are beyond the Bank’s control. There is a strong possibility that the Bank’s express or implied predictions, forecasts, projections, expectations or conclusions will not prove to be accurate, that its assumptions may not be confirmed and that its vision, strategic objectives and performance targets will not be achieved. The Bank cautions investors that such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from these statements due to a number of factors. The Bank recommends that readers not place undue reliance on forward-looking statements, as a number of factors could cause actual results to differ significantly from the expectations, estimates or intentions expressed in these forwardlooking statements. Investors and others who rely on the Bank’s forward-looking statements should carefully consider the aforementioned factors as well as the uncertainties they represent and the risk they entail. Except as required by legislation, the Bank does not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time, by it or on its behalf. The forward-looking statements contained in this document are based on a number of assumptions and are subject to a number of factors, many of which are beyond the Bank’s control and the effects of which are difficult to predict, including, among other things: general economic and market conditions in Canada, the United States and other countries in which the Bank operates; changes in fiscal, monetary and other public policies; regulatory changes affecting the Bank’s operations; geopolitical and sociopolitical uncertainty; climate change, including physical and transition risks to a low-carbon economy, and the Bank’s ability to meet stakeholder expectations regarding environmental and social issues; the necessity of the active and continued involvement of stakeholders in environmental and social matters (including our employees, our clients, our suppliers, the communities in which we do business, and other important agents); the availability of comprehensive, high-quality greenhouse gas emissions information and other third-party data; the Bank’s ability to develop indicators to effectively monitor our progress; the development and deployment of new technologies and sustainable products; the Bank’s ability to identify climate-related opportunities and assess and manage climate-related risks, and significant changes in consumer behaviour; housing conditions, the Bank’s ability to achieve its key short-term priorities and long-term strategies; the Bank’s ability to attract and retain key resources; and the potential impact of significant events on the economy, market conditions or prospects of the Bank, including international conflicts, natural disasters and public health emergencies, and actions taken in response to such events. The foregoing list of risk factors is not exhaustive, and the forward-looking statements contained in this document are also subject to credit risk, market risk, liquidity and funding risk, operational risk, regulatory non-compliance risk, reputational risk, strategic risk, environmental and social risk, as well as certain risks identified as emerging or deemed as significant risks. Additional information about these risk factors is provided in the “Risk Management” section beginning on page 62 of the 2023 Annual Report and may be updated in the quarterly shareholders’ report subsequently published. The information contained in the various documents, policies or reports published by the Bank or available on the Bank’s website and referred to in this document is not and should not be considered to be incorporated by reference in the Management Proxy Circular, unless expressly stated otherwise.

1. Agendas and Voting Information P. 2 2. Director Nominees P. 19 3. Director Compensation P. 37 4. The Board and its Committees P. 45 5. Governance Practices P. 64 6. Executive Officer Compensation P. 93 7. Shareholder Proposals P. 146 8. Other Information P. 163 Table of contents Glossary AC: Audit Committee of the Board Board: Board of directors of the Bank CRCGC: Conduct Review and Corporate Governance Committee of the Board ESG: Environment, Social and Governance ESG Report: Report on Environmental, Social and Governance Advances Executive Officers: means the President and Chief Executive Officer and all Executive Vice Presidents (Senior Leadership Team) HRC: Human Resources Committee of the Board Other Executive Officers: means all Executive Officers except for the President and Chief Executive Officer RMC: Risk Management Committee of the Board TC: Technology Committee of the Board TCFD Report: Report on the Task Force for Climate-related Financial Disclosures (Climate Report) * Unless otherwise indicated, the terms “NBC”, “Bank”, “we”, “us” and “our” refer to National Bank of Canada, “share” refers to common share, “shareholder” refers to holders of common shares, “meetings” refers to annual and special meeting of the holders of common shares and the special meeting of the holders of first preferred shares and, finally, “preferred share” refers to first preferred share. The information provided in this Management Proxy Circular is as at February 20, 2024. All amounts are expressed in Canadian dollars unless otherwise indicated.

NBC – Management Proxy Circular 2 1. Agendas and Voting Information Agenda of the annual and special meeting P. 3 of the holders of common shares Agenda of the special meeting of the holders P. 9 of first preferred shares Delivery of meeting documents P. 11 Information relating to the meetings P. 12 Voting information P. 13 The Majority Voting Policy is available under “Board of directors” on nbc.ca/governance. The 2023 Annual Information Form is available on nbc.ca/investors. Beneficial owner: You are a beneficial owner (non-registered shareholder) when your shares are held through an intermediary such as a securities broker, trustee or financial institution. You have received a voting instructions form from your intermediary. Computershare: Computershare Trust Company of Canada Deloitte: Deloitte LLP Registered holder: You are a registered holder (registered shareholder) when your shares are held directly in your name with Computershare, our transfer agent. You have received a form of proxy. Table of contents Glossary References

NBC – Management Proxy Circular 1. Agendas and Voting Information 3 AGENDA OF THE ANNUAL AND SPECIAL MEETING OF THE HOLDERS OF COMMON SHARES Receive the consolidated financial statements and the independent auditor’s report Our consolidated financial statements for the fiscal year ended October 31, 2023 and the independent auditor’s report thereon are an integral part of our 2023 Annual Report, which is available on nbc.ca/investors and sedarplus.ca. Election of directors You are called upon to elect 13 nominees for the position of director. Maryse Bertrand and Lino A. Saputo will not be seeking re-election as directors. All the other candidates are currently directors of the Bank, except for Arielle Meloul-Wechsler. A summary of the professional experience of each proposed candidate is presented in Section 2 of the Circular. Each director elected at the meeting will hold office until his or her resignation, until the election or appointment of his or her replacement, or until the close of the next annual meeting of holders of common shares. The election of directors will be conducted in accordance with our Majority Voting Policy. For more information, refer to page 81 in Section 5. The Board recommends voting FOR each of the nominees Advisory vote on the Board’s approach to executive compensation As part of an ongoing dialogue between shareholders and the Board, you are being asked to vote on the advisory resolution regarding the Board’s approach to executive compensation. The Board, assisted by its Human Resources Committee, is responsible for setting the objectives and establishing the principles underlying the approach to executive compensation. The Board’s objective is to provide shareholders with clear explanations on the key components of executive compensation and on how its approach supports the Bank’s strategic objectives. By putting its executive compensation approach to an advisory vote, the Board is demonstrating its commitment to the shareholders while recognizing its responsibility for executive compensation decisions. The Board considers it crucial for shareholders to be well-informed and to fully understand the principles on which its compensation decisions are based. 1 2 3 Last year, 95.49% of the shares voted were in favour of our approach to executive compensation and, over the past five years, our approach has always received the approval of at least 92.68% of the votes cast.

NBC – Management Proxy Circular 1. Agendas and Voting Information 4 The resolution to be submitted to a vote is as follows: “IT IS RESOLVED: THAT on an advisory basis and not to diminish the roles and responsibilities of the Board of directors of the Bank, the holders of common shares accept the approach to executive compensation disclosed in National Bank of Canada’s Management Proxy Circular delivered in advance of the annual and special meeting of the holders of common shares to be held in 2024.” The above advisory resolution on which shareholders are asked to vote is not binding on the Board. However, the Board will consider the results of the vote when reviewing its approach to executive compensation. For more information about the Board’s approach to executive compensation, refer to Section 6 of the Circular. Shareholders who have concerns or questions about the Board’s approach to executive compensation may contact the Board by email at boardofdirectors@nbc.ca or by mail c/o: the Senior Vice President – Legal Affairs and Corporate Secretary, National Bank of Canada, 600 De La Gauchetiere Street West, 4th floor, Montreal, Quebec, Canada H3B 4L2. The Human Resources Committee and the Board recommend voting FOR the advisory resolution on the Board’s approach to executive compensation. Appointment of the independent auditor We ask you to vote on the appointment of the independent auditor. During fiscal 2023, the Audit Committee conducted its annual assessment of the performance and service quality of professional chartered accounting firm Deloitte, in its capacity as independent auditor of the Bank. This assessment was based, among other factors, on the audit plan submitted, the risk areas identified, the nature of the work done by Deloitte and the reports presented to the Audit Committee. Given the satisfactory results of this assessment, the Audit Committee and the Board believe that Deloitte is the best choice in the interests of the Bank and its shareholders. In addition to the Audit Committee’s oversight of the auditor’s performance and independence, Deloitte also conducts an annual self-assessment and reports to the Audit Committee on, among other things, its internal quality control practices, procedures for ensuring independence, and business relationships maintained with the Bank. Furthermore, the Audit Committee carries out, at least every 5 years, a complete evaluation of the independent auditor in accordance with the recommendations of CPA Canada and the Canadian Public Accountability Board. The last full assessment was completed in 2021. Deloitte has been one of the Bank’s audit firms since 1993 and became the Bank’s sole independent auditor in 2003. Deloitte’s long-term commitment has several advantages, including improving the quality of the audit thanks to its undeniable knowledge of the Bank’s activities, its policies, practices and internal controls, which allows for a more effective and efficient audit. Furthermore, diligent monitoring and periodic evaluations support an informed decision on the selection of the Bank’s independent auditor, rather than relying exclusively on a term limit. 4

NBC – Management Proxy Circular 1. Agendas and Voting Information 5 The Bank’s Audit Committee has put in place guidelines relating to the management of the services provided by the independent auditor in order to maintain its independence, which is essential to ensuring the smooth functioning of the Bank’s operations and maintaining the confidence of its shareholders, investors and the general public. These guidelines are developed by taking into consideration the regulatory framework that governs the Bank and the independent auditor, and which also governs, among other things, the authorized services, granting conditions, as well as the rotation of associates. For more information, refer to the “Guidelines for the Management of Services Provided by the Independent Auditor” section of the 2023 Annual Information Form. Independent auditor fees Each year, the Audit Committee recommends to the Board that it approve the fees to be paid to the independent auditor and the budget envelopes established under the Guidelines for the Management of Services Provided by the Independent Auditor. The following table details fees billed by Deloitte to the Bank and to its subsidiaries for various services rendered during the past two fiscal years. 2023 2022 ($) ($) Audit fees (1) 5,800,000 5,700,000 Fees for audit related services (2) 5,095,704 4,170,087 Subtotal 10,895,704 9,870,087 Fees for taxation services (3) 177,936 295,579 Other fees (4) 535,625 759,241 Total 11,609,265 10,924,907 (1) The audit fees include fees for services related to the audit of the consolidated financial statements of the Bank and the financial statements of its subsidiaries or other services normally provided by the independent auditor in connection with statutory or regulatory filings or engagements required by applicable legislation. They also include fees for examining the Bank’s interim condensed consolidated financial statements. (2) Fees for audit-related services include fees for comfort letters, statutory audits, certification services, consents, assistance with the preparation and review of documents filed with regulators, the interpretation of accounting and financial reporting standards and the translation of reports to shareholders and related services performed by the Bank’s independent auditor. They also include fees for accounting consultations in connection with acquisitions and divestitures and internal control reviews. (3) Taxation service fees include fees for assistance in tax planning, during restructurings and when taking a tax position, as well as fees for the preparation and review of income and other tax returns and tax opinions. (4) All other fees include fees for project advisory services, new ESG regulations and quality assurance, risk management services and statutory and regulatory compliance services. The Audit Committee and the Board recommend voting FOR the appointment of Deloitte as independent auditor of the Bank for the fiscal year beginning November 1, 2023 and ending October 31, 2024.

NBC – Management Proxy Circular 1. Agendas and Voting Information 6 Increase in the aggregate amount of compensation available to directors The Bank Act (Canada) requires banks to establish, through by-law, the aggregate amount of compensation that may be paid to directors during a fiscal year. Only directors who are not officers of the Bank or any of its subsidiaries are compensated for this service. In 2019, the holders of common shares confirmed at 98.44% of votes casted the approval of a resolution increasing this amount to $3,500,000. Since 2019, this amount has not been increased. In fiscal 2023, the total compensation paid to all directors was $2,677,664.12, representing 76.5% of the aggregate amount authorized. On October 23, 2023, the Board adopted a resolution approving By-Law III – Director Compensation, which sets the aggregate amount of compensation that may be paid to directors of the Bank during a fiscal year at $5,000,000 for the reasons set out hereafter: > To continue to recruit qualified directors with a profile that is aligned with the Bank’s strategic objectives and that meets expectations for director nominees, including taking into account the competencies, experiences and profiles sought by the Board and its committees. > To provide flexibility to increase the number of directors, including ensuring an effective succession plan and transition, if necessary. > To consider the creation of new standing or ad hoc committees and compensate the members of these committees in accordance with the Bank’s director compensation plan (for more information on this topic, please refer to Section 3). > To consider the increased workload and time commitment required by directors as a result of the growing number of issues the Bank is facing and the complexity of the market in which it operates. For these reasons, the Board recommends that you approve this by-law by way of a special resolution passed by at least two-thirds of the votes cast by the shareholders present or represented by proxyholder and entitled to vote at the meeting. The resolution to be submitted to a vote is as follows: “WHEREAS on October 23, 2023, the Board adopted a resolution approving By-Law III – Director Compensation with the objective of increasing the aggregate amount of compensation that may be paid to all directors of the Bank during a fiscal year, from $3,500,000 to $5,000,000; WHEREAS under the Bank Act (Canada), no compensation may be paid to directors until a by-law fixing the aggregate amount that may be paid to them in respect thereof for a specified period has been approved by special resolution; and WHEREAS this by-law will come into force when the holders of common shares of the Bank have approved its adoption; IT IS HEREBY RESOLVED: TO APPROVE the adoption of the following by-law: “BY-LAW III – DIRECTOR COMPENSATION Each director shall receive the compensation determined by the Board of directors, from time to time, by way of resolution and is entitled to be reimbursed for the fees and expenses incurred by them in the performance of their duties. The aggregate compensation amount that may be paid to all directors of the Bank, in such capacity during each fiscal year of the Bank, may not exceed the aggregate amount of $5,000,000. A full-time officer who is a member of the Board of directors may not receive any compensation as a director or as a member of a committee of the Board of directors.” THAT this By-Law III – Director Compensation repeals and replaces the By-Law Relating to Compensation of Directors or any previous by-law establishing the terms and conditions and the aggregate amount of compensation that may be paid to directors of the Bank as of this date; 5

NBC – Management Proxy Circular 1. Agendas and Voting Information 7 THAT any officer or director of the Bank be authorized to execute all documents and do all things necessary or desirable in order to give full effect to the foregoing.” The Conduct Review and Corporate Governance Committee and the Board of the Bank recommend voting FOR the approval of the adoption of By-Law III – Director Compensation. Special Resolution to Amend Section 1 of By-Law II - Share Capital The Bank’s By-Law II currently authorizes the issuance of common shares, first preferred shares and second preferred shares. More specifically, Section 1 of By-Law II authorizes the Bank to issue an unlimited number of first preferred shares, without par value, which may be issued for an aggregate consideration of not more than $5,000,000,000. As at January 31, 2024, there were 67,500,000 first preferred shares outstanding for an aggregate consideration of $3,150,000,000, and therefore, as at that date, the Bank was authorized to issue additional first preferred shares for an aggregate consideration of up to $1,850,000,000. Accordingly, it is recommended that Section 1 of By-Law II be amended to increase the maximum aggregate consideration of $5,000,000,000 for which the first preferred shares may be issued to $7,500,000,000 and to provide that such limit, consistent with the current limit previously approved by the holders of common and preferred shares, applies only to the first preferred shares outstanding at any time. The preferred shares are a class of share capital that entitles the holders thereof to a predetermined dividend rate. They are a form of low-cost, high-quality capital that carry no voting rights and are not dilutive to the ownership interests of the holders of common shares. Given the ownership restrictions under the Bank Act (Canada), it is highly unlikely that these preferred shares could be used as an anti-takeover tool. Canadian banks issue preferred shares as well as other forms of capital to meet regulatory capital requirements prescribed by the Basel III accord (“Basel III”) guidelines issued by the Basel Committee on Banking Supervision and Capital Adequacy Requirements prescribed by the Office of the Superintendent of Financial Institutions. Capital sufficiency is critical for the financial health of the Bank and shareholders have a vested interest to ensure that the Bank is well-capitalized. This proposed change will allow the Bank to issue new first preferred shares, which will assist in long-term capital planning and meeting the Bank’s capital issuance needs under Basel III. This proposed change will also support balance sheet growth, as the Bank’s total assets have increased 262% and its risk-weighted assets have increased 166% since 2006, with the last increase in the maximum aggregate consideration for which first preferred shares may be issued being in March 2007, bringing the maximum aggregate consideration to the current amount of $5,000,000,000. No second preferred shares of the Bank are currently outstanding. No change is proposed to the current maximum aggregate consideration of $300,000,000 for which the second preferred shares may be issued. On November 30, 2023, the Board approved an amended and restated version of Section 1 of By-Law II reflecting the changes described above. This amendment will not be effective until confirmed by a special resolution passed by at least two-thirds of the votes cast by the holders of common shares. In addition, the amendment must be approved by a special resolution passed by at least two-thirds of the votes cast by the holders of first preferred shares voting separately as a class. 6

NBC – Management Proxy Circular 1. Agendas and Voting Information 8 The Board therefore recommends that the holders of common shares approve the following resolutions: “IT IS RESOLVED: THAT the authorized share capital of the Bank include an unlimited number of first preferred shares, provided that the first preferred shares outstanding at any time shall have been issued for an aggregate consideration of not more than $7,500,000,000; THAT the replacement of Section 1 of By-Law II with the following text, as approved by the Board of directors on November 30, 2023, be confirmed: “1. AUTHORIZED SHARE CAPITAL The authorized share capital of the Bank shall consist of an unlimited number of first preferred shares without par value, provided that the first preferred shares outstanding at any time shall have been issued for an aggregate consideration of not more than seven billion and five hundred million dollars ($7,500,000,000) or the equivalent thereof in foreign currencies; fifteen million (15,000,000) second preferred shares, without par value, which may be issued for an aggregate consideration not more than three hundred million dollars ($300,000,000) or the equivalent thereof in foreign currencies; and an unlimited number of common shares, without par value, which may be issued for such consideration as the directors may determine.” THAT the foregoing resolutions become null and void and without effect if the holders of first preferred shares do not approve the adoption of this amendment to the by-law; THAT any officer or director of the Bank be authorized to execute all documents and to take all actions necessary or desirable to give effect to the foregoing resolutions.” The Board recommends a vote FOR the amendment to Section 1 of By-Law II – Share Capital which amends the description of authorized share capital to increase the maximum aggregate consideration for which the first preferred shares may be issued. Shareholder proposals This year, we have received, within the prescribed time limits, proposals from two shareholders, of which 2 are submitted to shareholder vote. For full details on these proposals, refer to Section 7. The Board recommends voting AGAINST the proposals submitted to shareholder vote. 7

NBC – Management Proxy Circular 1. Agendas and Voting Information 9 AGENDA OF THE SPECIAL MEETING OF THE HOLDERS OF FIRST PREFERRED SHARES Special Resolution to Amend Section 1 of By-Law II – Share Capital The Bank’s By-Law II currently authorizes the issuance of common shares, first preferred shares and second preferred shares. More specifically, Section 1 of By-Law II authorizes the Bank to issue an unlimited number of first preferred shares without par value, which may be issued for an aggregate consideration of not more than $5,000,000,000. As at January 31, 2024, there were 67,500,000 first preferred shares outstanding for an aggregate consideration of $3,150,000,000, and therefore, as at that date, the Bank was authorized to issue additional first preferred shares for an aggregate consideration of up to $1,850,000,000. Accordingly, it is recommended that Section 1 of By-Law II be amended to increase the maximum aggregate consideration of $5,000,000,000 for which the first preferred shares may be issued to $7,500,000,000 and to provide that such limit, consistent with the current limit previously approved by the holders of common and preferred shares, applies only to the first preferred shares outstanding at any time. The preferred shares are a class of share capital that entitles the holders thereof to a predetermined dividend rate. They are a form of low-cost, high-quality capital that carry no voting rights and are not dilutive to the ownership interests of the holders of common shares. Given the ownership restrictions under the Bank Act (Canada), it is highly unlikely that these preferred shares could be used as an anti-takeover tool. Canadian banks issue preferred shares as well as other forms of capital to meet regulatory capital requirements prescribed by the Basel III accord (“Basel III”) guidelines issued by the Basel Committee on Banking Supervision and Capital Adequacy Requirements prescribed by the Office of the Superintendent of Financial Institutions. Capital sufficiency is critical for the financial health of the Bank and shareholders have a vested interest to ensure that the Bank is well-capitalized. This proposed change will allow the Bank to issue new first preferred shares, which will assist in long-term capital planning and meeting the Bank’s capital issuance needs under Basel III. This proposed change will also support balance sheet growth, as the Bank’s total assets have increased 262% and its risk-weighted assets have increased 166% since 2006, with the last increase in the maximum aggregate consideration for which first preferred shares may be issued being in March 2007, bringing the maximum aggregate consideration to the current amount of $5,000,000,000. No second preferred shares of the Bank are currently outstanding. No change is proposed to the current maximum aggregate consideration of $300,000,000 for which the second preferred shares may be issued. On November 30, 2023, the Board approved an amended and restated version of Section 1 of By-Law II reflecting the changes described above. This amendment will not be effective until approved by a special resolution passed by at least two-thirds of the votes cast by the holders of first preferred shares. In addition, the amendment must be confirmed by a special resolution passed by at least two-thirds of the votes cast by the holders of common shares. 1

NBC – Management Proxy Circular 1. Agendas and Voting Information 10 The Board therefore recommends that the holders of first preferred shares approve the following resolutions: “IT IS RESOLVED: THAT the authorized share capital of the Bank include an unlimited number of first preferred shares, provided that the first preferred shares outstanding at any time shall have been issued for an aggregate consideration of not more than $7,500,000,000; THAT the replacement of Section 1 of By-Law II with the following text, as approved by the Board on November 30, 2023, be approved: “1. AUTHORIZED SHARE CAPITAL The authorized share capital of the Bank shall consist of an unlimited number of first preferred shares, without par value, provided that the first preferred shares outstanding at any time shall have been issued for an aggregate consideration of not more than seven billion and five hundred million dollars ($7,500,000,000) or the equivalent thereof in foreign currencies; fifteen million (15,000,000) second preferred shares, without par value, which may be issued for an aggregate consideration not more than three hundred million dollars ($300,000,000) or the equivalent thereof in foreign currencies; and an unlimited number of common shares, without par value, which may be issued for such consideration as the directors may determine.” THAT the foregoing resolutions become null and void and without effect if the holders of common shares of the Bank do not confirm the adoption of this amendment to the by-law; THAT any officer or director of the Bank be authorized to sign all documents and to take all actions necessary or desirable to give effect to the foregoing resolution.” The Board recommends a vote FOR the amendment to Section 1 of By-Law II – Share Capital which amends the description of authorized share capital to increase the maximum aggregate consideration for which the first preferred shares may be issued.

NBC – Management Proxy Circular 1. Agendas and Voting Information 11 DELIVERY OF MEETING DOCUMENTS Notice-and-access procedures In compliance with securities regulations and with the authorization of the Office of the Superintendent of Financial Institutions of Canada, we have chosen to adhere to the notice-and-access procedures applicable to delivery of the Circular issued by the Bank’s management for the purposes indicated in the notice of meeting, for use at the hybrid meetings. If you are a registered holder or beneficial owner of common shares or preferred shares of the Bank as of February 20, 2024 at 5:00 p.m. (EST), you will receive a notice explaining how to access this Circular online instead of receiving it by mail. You will still receive by mail the appropriate notice of meeting, as well as a form of proxy or voting instructions form allowing you to exercise the voting rights attached to your common or preferred shares. This notice of meeting will explain how to view the Circular online and how to obtain a printed copy. Who can answer questions about the notice-and-access procedures? If you have any questions about the meetings or the notice-and-access procedures, you may contact TMX Investor Solutions Inc., a proxy solicitation firm mandated by the Bank, at 1-877-283-0323 (toll-free in Canada and the United States) or +1-631-203-7139 (toll-free in other countries), or by email at: INFO_TMXIS@TMX.com. How to sign up for e-delivery We encourage you to use electronic delivery (e-delivery) to receive the Circular and the Bank’s other continuous disclosure documents, including annual and interim reports. You will be notified via email when a new document is made available, at which time it can be consulted or downloaded through nbc.ca/investors. REGISTERED HOLDER BENEFICIAL OWNER (non-registered) By following the instructions on computershare.com/ca/en Via proxyvote.com using the control number appearing on their voting instructions form or, after the meetings, by obtaining a unique registration number from the intermediary. Benefits of the notice-and accessprocedure and e-delivery By signing up for e-delivery, you will receive your documents faster and help protect the environment by reducing tree, water, and energy consumption. The electronic documents offer you a user-friendly consultation as well as a quick and easy access to a wealth of information thanks to their many hyperlinks.

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How to access documents online

The documents relating to the meetings can be found on nbc.ca/investors and sedarplus.ca.

How to obtain a printed copy of the Circular

To receive a free printed copy of the Circular before the meetings or in the year after the date the Circular was filed, you may submit a request using the procedure below:

REGISTERED HOLDER		BENEFICIAL OWNER (non-registered)
Before the meetings, please call: **1-866-962-0498** (toll-free in Canada and the United States) or +1-514-982-8716 (other countries)	After the meetings, please call: **1-866-964-0492** (toll-free in Canada and the United States) or +1-514-982-8714 (other countries)	At any time, **1-877-907-7643** (toll-free in Canada and the United States) or
Enter the 15-digit control number indicated on your form of proxy when required.		Go to **proxyvote.com** and enter the 16-digit control number shown on your voting instructions form.

INFORMATION RELATING TO THE MEETINGS

How to attend the meetings

The meetings will be held on Friday, April 19, 2024, at 10:00 a.m. (EDT) and will take place in a hybrid format. Therefore, you are invited to attend in person by going to 600 De La Gauchetière Street West, 4th floor, Montreal, Quebec, Canada or by live webcast accessible directly online as of 9:00 a.m. (EDT) at https://web.lumiagm.com/456867185, as well as for any reconvening of the meetings in case of an adjournment. You can take part, vote and ask or submit your questions during the meetings.

Refer to the code of procedure of the meetings available on nbc.ca/investors to obtain more information on how to attend the meetings in person or online and on how to ask or submit questions before and during the meetings.

A recording of the meetings will be available for viewing on nbc.ca/investors until the next annual meeting.

If you opt for in-person attendance at the meetings, we invite you to visit nbc.ca/investors to obtain further details on how to attend.

NBC – Management Proxy Circular 1. Agendas and Voting Information 13 VOTING INFORMATION Who can vote If you held common shares or preferred shares of the Bank on February 20, 2024, at 5:00 p.m. (EST), you are entitled to receive the notice of meeting and to vote at the appropriate meeting. Each of your shares entitle you to cast one vote on each item listed in the notice of meeting. If you are both a holder of common shares and first preferred shares, you will receive the materials for both meetings and you will be able to vote separately at each meeting. You may exercise your voting rights before or during the meetings. The modalities of your voting rights depend on whether you are a registered holder or a beneficial owner. On February 20, 2024, there were 339,164,399 common shares and 67,500,000 preferred shares outstanding and conferring voting rights at the meetings. Who is not entitled to vote However, except for certain exceptions under the Bank Act (Canada), it is prohibited to exercise voting rights attached to common shares and to preferred shares of the Bank that are beneficially owned by: > the Government of Canada or a province; > the government of a foreign country or of any political subdivision of a foreign country; > an agency of any of these entities; > a person who has acquired more than 10% of a class of Bank shares without the approval of the Minister of Finance (Canada); > a person who holds a significant interest in a class of shares of another widely held bank or bank holding corporation with equity of $12 billion or more; or > a person, either alone or in conjunction with any entity controlled by that person, if the person’s shareholdings entitle the person to vote on a particular matter within a vote of shareholders and those shares in the aggregate entitle the person to more than 20% of the eligible votes. As of February 20, 2024, management and the Board are not aware of any person who owns or exercises control or direction over more than 10% of the outstanding common shares or of preferred shares.

NBC – Management Proxy Circular 1. Agendas and Voting Information 14 How to vote You can vote in three ways: by proxy before the meetings, in person or online at the meetings. REGISTERED HOLDER BENEFICIAL OWNER (non-registered) Vote by form of proxy before the meetings Vote by voting instructions form before the meetings If you wish to exercise your voting rights before the meetings are held, you may give your instructions using one of the following methods: Go to www.investorvote.com and enter your 15-digit control number listed on your form of proxy. Send your form of proxy duly completed, signed and dated on the back, by fax to 1-866-249-7775 (toll-free in Canada and the United States) or +1-416-263-9524 (other countries) or Using the envelope provided, send the duly completed, signed and dated on the back, form of proxy by mail to 100 University Avenue, 8th Floor, Toronto, Ontario, Canada M5J 2Y1. If you wish to exercise your voting rights before the meetings are held, you may give your instructions using one of the following methods: Go to www.proxyvote.com and enter the 16-digit control number shown on your voting instructions form Call 1-800-474-7501 (French) or 1-800-474-7493 (English) or Using the envelope provided, send the duly completed, signed and dated on the back, voting instructions form by mail. Vote in person at the meetings Vote in person at the meetings If you would like to exercise your voting rights during the meetings, please register with Computershare when you arrive at 600 De La Gauchetiere Street West, 4th floor, Montreal, Quebec, Canada. If you would like to exercise your voting rights during the meetings, please follow the steps below: 1. Identify yourself as a proxyholder by entering your name in the space provided on the voting instructions form you received by mail or email, as applicable. Note: Do not complete the section of the form on voting rights, as your vote will be taken during the appropriate meeting. 2. Return the voting instructions form according to the instructions provided thereon no later than 5:00 p.m. (EDT) on April 16, 2024, in order for your form to be processed before 5:00 p.m. (EDT) on April 17, 2024.

NBC – Management Proxy Circular 1. Agendas and Voting Information 15 REGISTERED HOLDER BENEFICIAL OWNER (non-registered) Vote online during the meetings Vote online during the meetings The link will become accessible one hour before the meetings. Note: Make sure to have on hand your 15-digit control number, which can be found on the form of proxy that you received beforehand by mail or email. 1. Go to: https://web.lumiagm.com/456867185 2. Click on “Login” and enter your 15-digit control number as a user and the following password: “bnc2024” (case-sensitive) If you would like to exercise your voting rights online during the meetings, you will need to follow these steps: 1. Identify yourself as a proxyholder by entering your name in the space provided on the voting instructions form you received by mail or email, as applicable. Note: Do not otherwise complete the section of the form on voting rights, as your vote will be taken during the meeting. 2. Return the form according to the instructions provided thereon no later than 5:00 p.m. (EDT) on April 16, 2024, in order for your form to be processed before 5:00 p.m. (EDT) on April 17, 2024. 3. Register as a proxyholder with Computershare by going to http://www.computershare.com/ nationalbank no later than 5:00 p.m. (EDT) on April 17, 2024. Note: If you omit any of these steps, you will not receive the information you need to vote at the meetings. 4. Computershare will send you a new control number by email that will allow you to vote online. On the day of the meetings, the link will become accessible one hour before the meetings. Note: Make sure to have on hand the control number received by email from Computershare. 1. Go to: https://web.lumiagm.com/456867185 2. Click on “Login” and enter your control number received from Computershare as a user and the following password: “bnc2024” (case-sensitive)

NBC – Management Proxy Circular 1. Agendas and Voting Information 16 How to appoint a proxyholder You may appoint a proxyholder to represent you at the appropriate meeting and to exercise your voting rights there. The proxyholders already designated in the form of proxy or voting instructions form are directors of the Bank. If you wish to appoint as your proxyholder a person other than those whose names are printed on the form of proxy or voting instructions form, you may do so by striking out the names appearing thereon and inserting such other person’s name in the blank space provided. If the registered holder or beneficial owner is a business corporation or a corporate entity, the form of proxy or voting instructions form must be signed by a duly authorized officer or agent of said registered holder or beneficial owner. Your proxyholder need not be a holder of common shares or preferred shares of the Bank. Securities brokers and other intermediaries and their duly authorized agents are however prohibited from exercising the voting rights attached to your shares on your behalf unless you specifically instruct them to do so. In order to appoint a proxyholder, please follow the instructions below: REGISTERED HOLDER BENEFICIAL OWNER (non-registered) Vote in person at the meetings Vote in person at the meetings 1. Identify your proxyholder by entering his or her name in the section provided on the form of proxy you received by mail or email. 2. Return your form of proxy no later than 5:00 p.m. (EDT) on April 17, 2024, using one of the methods indicated in Option 1 on page 18 (by web, fax or mail). 1. Identify your proxyholder by entering his or her name in the section provided on the voting instructions form you received by mail or email. 2. Return the voting instructions form according to the instructions provided thereon no later than 5:00 p.m. (EDT) on April 16, 2024, in order for it to be processed before 5:00 p.m. (EDT) on April 17, 2024. Vote online during the meetings Vote online during the meetings If your proxyholder wishes to vote online, in addition to the first two steps: 3. Register your proxyholder by going to http://www.computershare.com/ nationalbank no later than 5:00 p.m. (EDT) on April 17, 2024. 4. Computershare will send your proxyholder a new control number by email that will allow him or her to represent you and vote online. If your proxyholder wishes to vote online, in addition to the first two steps: 3. Register your proxyholder with Computershare by going to http://www.computershare.com/ nationalbank no later than April 17, 2024, 5:00 p.m. (EDT). 4. Computershare will send your proxyholder a new control number by email that will allow him or her to represent you and vote online. Whether you are a registered holder or a beneficial owner, if you omit any of these steps, your proxyholder will not receive the information needed to represent you and vote at the appropriate meeting.

NBC – Management Proxy Circular 1. Agendas and Voting Information 17 How your proxyholder will exercise the voting rights attached to your shares The proxyholder will act in accordance with the instructions that you have carefully specified in the form of proxy or voting instructions form. If no voting instructions are given, the directors of the Bank previously designated as proxyholders on the form of proxy or voting instructions form will exercise the voting rights attached to your common shares or preferred shares as follows: Matters set out in the notice of meeting to the annual and special meeting of the holders of common shares Vote Election of each of the director nominees FOR Board’s approach to executive compensation FOR Appointment of Deloitte as independent auditor FOR To consider and, if deemed appropriate, to approve by special resolution, the adoption of By-Law III – Director Compensation, for the purpose of increasing the aggregate amount of compensation that may be paid to all directors during a fiscal year FOR To consider and, if deemed appropriate, to confirm by special resolution the amendment to Section 1 of By-Law II – Share Capital which amends the description of authorized share capital to increase the maximum aggregate consideration for which the first preferred shares may be issued FOR Proposals submitted to a vote by a shareholder and reproduced in Section 7 of the Circular AGAINST Matters set out in the notice of meeting to the special meeting of the holders of first preferred shares Vote To consider and, if deemed appropriate, to approve by special resolution the amendment to Section 1 of By-Law II – Share Capital which amends the description of authorized share capital to increase the maximum aggregate consideration for which the first preferred shares may be issued FOR If no instructions are given, any other proxyholder will have discretionary authority when exercising the voting rights attached to your common or first preferred shares concerning these matters. What happens if there is a change to the agenda of the meetings Your proxyholder has discretionary authority with respect to any amendments or changes proposed at the meetings to the topics set out in the notice of meeting and with respect to any other business that may properly come before the meetings. However, they may only submit a vote relating to the appointment of an independent auditor or the election of a director whose appointment or election is proposed in the form of proxy, the voting instructions form or the Circular. On the date of the Circular, we are not aware of any amendment or other matter that will be duly presented at the meetings.

NBC – Management Proxy Circular 1. Agendas and Voting Information 18 How to revoke a proxy If you change your mind, you may revoke your proxy or voting instructions as follows: REGISTERED HOLDER BENEFICIAL OWNER (non-registered) > By delivering a written notice to this effect, signed by you or by your duly authorized agent, to c/o: Senior Vice President – Legal Affairs and Corporate Secretary, the contact information for which is provided in Section 8 of the Circular, no later than the last business day preceding the date of the meetings or prior to any reconvening thereof in case of an adjournment; or > by voting again virtually on the day of the meetings or, if adjourned, any reconvening thereof; or > by completing, signing and returning to Computershare, in the manner set out on the form of proxy, a new form of proxy bearing a later date than the form already returned. > By following the procedure specified by your securities broker. How the Bank solicits proxies Proxies will be solicited by regular or electronic mail, by telephone or in person. Proxies will be solicited by employees, officers or directors of the Bank or by representatives of TMX Investor Solutions Inc. The Bank estimates that it will pay approximately $73,000 in fees to TMX Investor Solutions Inc. for such services. Certain beneficial owners may be contacted by TMX Investor Solutions Inc. and receive assistance to conveniently exercise their voting rights directly by telephone using the QuickVote™ service of Broadridge Investor Communications Corporation. How the Bank ensures voting confidentiality To protect the confidential nature of voting, the votes exercised by registered holders are received and compiled for the meetings by Computershare, the Bank’s registrar and transfer agent, while the votes cast by beneficial owners are compiled and submitted by intermediaries to Computershare. Computershare submits a copy of a form of proxy to the Bank only when a holder of common shares or preferred shares clearly wishes to express a personal opinion to management or when necessary to comply with legal requirements. Where to consult the voting results Following the meetings, the Bank will promptly issue a press release on the voting results. You will be able to see these results directly on nbc.ca/investors or sedarplus.ca.

NBC – Management Proxy Circular 19 2. Director Nominees Data points on Board composition P. 20 Director nominees at a glance P. 21 Skills of director nominees P. 22 Biographies of directors P. 24 Pierre Blouin P. 24 Pierre Boivin P. 25 Yvon Charest P. 26 Patricia Curadeau-Grou P. 27 Laurent Ferreira P. 28 Annick Guérard P. 29 Karen Kinsley P. 30 Lynn Loewen P. 31 Rebecca McKillican P. 32 Arielle Meloul-Wechsler P. 33 Robert Paré P. 34 Pierre Pomerleau P. 35 Macky Tall P. 36 Table of contents

NBC – Management Proxy Circular 2. Director Nominees 20 This section provides information about each of the nominees proposed for election to the position of director at the Bank. This information includes a summary of their professional experience, their competencies, the Board’s position on each nominee, the Board committees on which they are members, their attendance at meetings during the past fiscal year and the names of the public corporations on whose boards they currently serve or have served in the past five years. Data points on Board composition The data presented below represents the main characteristics of the Board’s composition if each nominee for directorship is elected by the shareholders at the meeting: Gender and diversity Age ■ Women (6) 46% ■ Men (7) 54% ■ Visible minority (1) 8% ■ 44 and – (1) 8% ■ 45-55 (3) 23% ■ 56-65 (3) 23% ■ 66 and + (6) 46% Number of years in a directorship Geographic representation ■ 0-5 (8) 62% ■ 6-10 (4) 31% ■ 11 and + (1) 8% ■ Quebec (10) 77% ■ Ontario (2) 15% ■ Florida (US) (1) 8% Language proficiency Average director tenure ■ French (12/13) 92% ■ English (13/13) 100% 4 years

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Director nominees at a glance

You are invited to elect the 13 directors who will make up the Board. For further information on the composition of the Board, refer to Section 5 of the Circular.

Director nominees	Age	Director since	Main occupation	Independent	Committee	Board and committee attendance in 2023	Other directorships in public corporations
Pierre Blouin	66	September 2016	Corporate director	✓	AC HRC TC (C)	100%	• Fortis Inc.
Pierre Boivin	70	April 2013	Vice Chairman and Special Advisor of Claridge Inc.	✓	HRC (C)	100%	• Metro Inc.
Yvon Charest	67	April 2020	Corporate director	✓	RMC CRCGC (C) HRC	100%	–
Patricia Curadeau-Grou	68	April 2019	Corporate director	✓	AC(1) RMC (C) CRCGC TC(2)	100%	–
Laurent Ferreira	53	February 2021	President and Chief Executive Officer of the Bank		–	100%	–
Annick Guérard	53	April 2023	President and Chief Executive Officer of Transat A.T. Inc.	✓	RMC	94%	• Transat A.T. Inc.
Karen Kinsley	67	December 2014	Corporate director	✓	AC(3) RMC CRCGC(4)	100%	• Choice Properties Real Estate Investment Trust • Saputo Inc.
Lynn Loewen	62	April 2022	Corporate director	✓	AC (C) TC	100%	• Emera Incorporated
Rebecca McKillican	44	October 2017	Corporate director	✓	HRC TC	100%	–
Arielle Meloul-Wechsler	56	New nominee	Executive Vice President, Chief Human Resources Officer and Public Affairs of Air Canada	✓	–	–	• Element Fleet Management Corp.
Robert Paré	69	April 2018	Chair of the Board	✓	CRCGC HRC(5) TC(5)	100%	• AtkinsRéalis (SNC-Lavalin Group Inc.)
Pierre Pomerleau	60	April 2023	Executive Chair of the Board of Directors of Pomerleau Inc.	✓	RMC	83%	• Richelieu Hardware Ltd.
Macky Tall	55	April 2021	Partner and Chair of the Infrastructure Group of The Carlyle Group Inc.	✓	RMC CRCGC(6)	100%	• WSP Global Inc.

(C) Chair of the committee
(1) Patricia Curadeau-Grou was appointed member of the Audit Committee on April 21, 2023.
(2) Patricia Curadeau-Grou ceased to be a member of the Technology Committee on April 21, 2023.
(3) Karen Kinsley ceased to be chair and a member of the Audit Committee on April 21, 2023.
(4) Karen Kinsley was appointed member of the Conduct Review and Corporate Governance Committee on April 21, 2023.
(5) Robert Paré ceased to be a member of the Human Resources Committee and Technology Committee on April 21, 2023.
(6) Macky Tall was appointed member of the Conduct Review and Corporate Governance Committee on April 21, 2023.

NBC – Management Proxy Circular 2. Director Nominees 22 Skills of director nominees The Board is composed of directors who possess extensive experience and complementary knowledge. Each year, nominees assess their knowledge and skills related to the Bank’s activities and the market in which it operates, in addition to their level of knowledge or experience on various topics relevant to their role as directors. Such knowledge, skills, expertise and experiences may have been acquired during their academic pathway, their career or through their involvement as a member of the board of directors of other corporations. The skills matrix grid presented on the following page indicates the range of competencies sought by the Bank and the Board for the nominees, and why they are relevant to the Board. Each nominee’s four main competencies are indicated in their respective profiles on the following pages. For more information on the sought-after skills and aptitudes for director nominees, refer to Section 5 of the Circular. In order to give due attention to ESG issues and clearly identify directors’ knowledge and experience in environmental, social and governance measures, we have opted for separate indication of the main ESG components in the skills matrix grid. All nominees are qualified in one of the major ESG components.

NBC – Management Proxy Circular
2. Director Nominees

23

Skills matrix grid

Skill	Pierre Blouin	Pierre Boivin	Yvon Charest	Patricia Curadeau-Grou	Laurent Ferreira	Annick Guérard	Karen Kinsley	Lynn Loewen	Rebecca McKillican	Arielle Meloul-Wechsler	Robert Paré	Pierre Pomerleau	Macky Tall
Strategic Leadership/Entrepreneurship This experience, acquired in particular as a senior executive of a major corporation, is required to be able to advise the leadership team on the Bank's strategic orientations and assess its performance.	◉	◉	◉	◉	◉	◉	◉	◉	◉	◉	●	◉	◉
Governance/Corporate Culture Knowledge of best governance practices as well as experience implementing a corporate culture based on integrity, transparency as well as corporate and social responsibility enable the Board to be effective in its role and promote our One Mission.	●	◉	◉	●	●	◉	◉	◉	●	◉	◉	●	●
Audit/Finance Understanding of accounting principles, experience in financial resources management, presentation of financial information and internal controls are required to ensure the Bank's financial soundness.	◉	●	◉	◉	●	●	◉	◉	●	●	●		◉
Employee Experience/Executive Compensation Knowledge of social measures and practices surrounding the management of human capital, such as compensation, employee benefits, recruitment and talent management, is crucial to fostering employee wellbeing, inclusion, diversity and retention.	●	◉	●	●	●	●	●	●	◉	◉	◉	◉	
Risk Oversight Knowledge of financial and non-financial risks as well as experience managing these risks through identification, measurement and control are crucial to understanding the challenges we are facing.	●	●	◉	◉	◉	●	●	●		●	●	◉	◉
Environmental Responsibility/Sustainable Development Understanding of sustainable development factors and environmental issues, including climate risk, is essential to achieving our environmental objectives.	●	●	●		●	●	●	●	●	●	●	◉	◉
Financial/Banking Services Understanding of the development and exploitation of financial and banking products and services is required to oversee and judiciously advise the Bank with its business strategy.	●		●	◉	◉	●	◉				●		●
Client Experience Experience with client relationships, such as developing and implementing strategies to improve Experience with client relationships, such as customer satisfaction, deploying digital solutions and creating marketing campaigns, helps guide the Bank in its efforts to retain and develop its client base.	◉	●	●	●	●	◉	●	●	◉	●		●	
Financial Markets Understanding markets, investment banking and financial services tailored for large companies, public agencies or institutional investors is useful to advise the leadership team on these important activities for the Bank.			●	●	◉			●		●	◉		●
Legal Affairs/Public Policy Experience in public policy or as a legal advisor for a large company or law firm helps guide us in the complex regulatory environment in which we operate.	●						●			◉	◉		
Information Technology Knowledge of information technology and emerging technologies, cybersecurity and data management is relevant to understand its management and risks, make investments and help integrate these technologies in our commercial activities.	◉	◉	●	●	●	◉		◉	◉	●			

◉ Main competencies

NBC – Management Proxy Circular 2. Director Nominees 24 Pierre Blouin Independent Age 66 Quebec, Canada • Director since September 2016 • Voting results in 2023: 99.71% FOR Main competencies: • Audit/Finance • Strategic Leadership/Entrepreneurship • Information Technology • Client Experience POSITION OF THE BOARD Roles on the Board Meetings attended (in the past fiscal year) The Board benefits from Pierre Blouin’s directorship given his extensive knowledge and experience in client experience and in information technology that he has acquired during his 20-plus-year career in telecommunications companies. His strong skillset is a major asset to the Board and to the committees on which he serves. Member of the Board 15/15 100% Member of the AC 6/6 100% Member of the HRC 7/7 100% Chair and member of the TC 5/5 100% Total 33/33 100% SUMMARY OF PROFESSIONAL EXPERIENCE Main occupation • Corporate director Professional experience • Chief Executive Officer of Manitoba Telecom Services Inc. from 2005 to 2014 • Group President, Consumer Markets of Bell Canada from 2003 to 2005, Chief Executive Officer of BCE Emergis Inc. from 2002 to 2003 and President and Chief Executive Officer of Bell Mobility Inc. from 2000 to 2002 Academic background and distinctions • Bachelor of Business Administration with a specialization in finance and marketing from HEC Montreal • Fellow Supply Chain Management Professional (FSCMP) Boards and committees of private corporations or public interest organizations • Member of the board of directors of Telecon Inc. and Chair of the Human Resources Committee from 2019 to 2024 • Member of the board of directors of the Montreal Heart Institute Foundation since 2015, Chair of the Information Technology Committee and member of its Executive Committee since June 2017, having served on the Audit Committee from June 2015 to June 2017 Public corporations Director (in the past five years) Roles on boards and committees (as at October 31, 2023) Fortis Inc. 2015 to date • Chair of the Governance and Sustainability Committee • Member of the Human Resources Committee The Board recommends that shareholders vote FOR the election of all nominees.

NBC – Management Proxy Circular 2. Director Nominees 25 Pierre Boivin Independent Age 70 Quebec, Canada • Director since April 2013 • Voting results in 2023: 98.20% FOR Main competencies: • Strategic Leadership/Entrepreneurship • Employee Experience/Executive Compensation • Governance/Corporate Culture • Information Technology POSITION OF THE BOARD Roles on the Board Meetings attended (in the past fiscal year) Pierre Boivin provides the Board with extensive experience as a director of public and private corporations, particularly in strategic planning, corporate governance and technology development. In addition, his solid knowledge of human resources principles and practices is a major asset to the Board and to the committee on which he serves. Member of the Board 15/15 100% Chair and member of the HRC 7/7 100% Total 22/22 100% SUMMARY OF PROFESSIONAL EXPERIENCE Main occupation • Vice Chairman and Special Advisor of Claridge Inc. since 2024 Professional experience • President and Chief Executive Officer of Claridge Inc. from 2011 to 2024 • President and Chief Executive Officer of the Club de hockey Canadien, Inc., the Bell Centre and evenko from 1999 to 2011 Academic background and distinctions • Studies in commerce at McGill University • Honorary Doctorate from Universite de Montreal in recognition of his contribution to the development of the sports industry and of his community engagement • Officer of the Order of Canada • Knight of the Ordre national du Quebec • Institute of Corporate Directors, ICD.D designation Boards and committees of private corporations or public interest organizations • Chair of the Board of MILA – Institut quebecois d'intelligence artificielle since 2018 and member of the board of directors since 2017 • Chair of the Board, member of the RH & Governance Committee and member of the Audit & Finances Committee of Groupe Solotech Inc. since 2017 • Member of the board of directors of CH Group Inc. since 2011 • Member of the board of directors of Claridge Inc. since 2011 • Founder and Chair of the Board of the Montreal Canadiens Children’s Foundation since 2000 Public corporations Director (in the past five years) Roles on boards and committees (as at October 31, 2023) Metro Inc. 2019 to date • Chair of the Board • Member of the Governance and Corporate Responsibility Committee Canadian Tire Corporation Limited 2013 to 2020 –

NBC – Management Proxy Circular 2. Director Nominees 26 Yvon Charest Independent Age 67 Quebec, Canada • Director since April 2020 • Voting results in 2023: 98.71% FOR Main competencies: • Audit/Finance • Risk Oversight • Governance/Corporate Culture • Strategic Leadership/Entrepreneurship POSITION OF THE BOARD Roles on the Board Meetings attended (in the past fiscal year) Yvon Charest provides the Board with extensive knowledge in the area of financial services. His experience in risk management and in implementing a culture of transparency in a large public corporation is a major asset to the Board and to the committees on which he serves. Member of the Board 15/15 100% Member of the RMC 14/14 100% Chair and member of the CRCGC 5/5 100% Member of the HRC 7/7 100% Total 41/41 100% SUMMARY OF PROFESSIONAL EXPERIENCE Main occupation • Corporate director Professional experience • President and Chief Executive Officer of Industrial Alliance, Insurance and Financial Services Inc. from 2000 to 2019 Academic background and distinctions • Bachelor of Actuarial Science from Universite Laval • Honorary Doctorate in Administrative Sciences from Universite Laval • Fellow and recipient of the President’s Award from the Canadian Institute of Actuaries (FCIA) • Fellow of the Society of Actuaries (FSA) • Officer of the Order of Canada • Officer of the Ordre national du Quebec Boards and committees of private corporations or public interest organizations • Member of the board of directors of iA American Life Insurance Company since 2019 • Chair of the Board of Propulsons Quebec vers la modernite (j’ai ma passe) since 2019 • Special Negotiator to Infrastructure Canada since 2019 Public corporations Director (in the past five years) Roles on boards and committees (as at October 31, 2023) Industrial Alliance Insurance and Financial Services Inc. 2000 to 2019 –

NBC – Management Proxy Circular
2. Director Nominees
27

Patricia Curadeau-Grou



Independent
Age 68
Quebec, Canada
- Director since April 2019
- Voting results in 2023: 99.25% FOR

Main competencies:
- Audit/Finance
- Risk Oversight
- Strategic Leadership/Entrepreneurship
- Financial/Banking Services

POSITION OF THE BOARD

Patricia Curadeau-Grou provides the Board with expertise in finance, risk oversight and strategic management. Her extensive senior management experience in the banking sector and as a corporate director are major assets to the Board and to the committees on which she serves.

Roles on the Board	Meetings attended (in the past fiscal year)	
Member of the Board	15/15	100%
Member of the AC[1]	4/4	100%
Chair and member of the RMC	14/14	100%
Member of the CRCGC	5/5	100%
Member of the TC[2]	2/2	100%
Total	**40/40**	**100%**

SUMMARY OF PROFESSIONAL EXPERIENCE

Main occupation

- Corporate director

Professional experience

- Chief Financial Officer and Executive Vice President – Finance, Risk and Treasury of the Bank, Executive Vice President – Risk Management and Advisor to the Bank's President and Chief Executive Officer from 1998 to 2015

Academic background and distinctions

- Bachelor of Commerce from McGill University (Finance and Marketing option)
- Institute of Corporate Directors, ICD.D designation
- Inducted into the Women's Executive Network Hall of Fame for Canada's most powerful women

Boards and committees of private corporations or public interest organizations

- Member of the board of directors and Vice President of Pointe-à-Callière, Montreal Museum of Archaeology and History and member of its Corporate Governance and Strategy Committee and of its Audit Committee since 2015, Chair of the Audit Committee since 2016 and member of its Development Committee since 2022
- Member of the board of directors of Pomerleau Inc. since 2017, Chair of the Audit and Risk Committee since 2023, Chair of the Human Resources Committee from 2020 to 2023, member of the Audit Committee from 2018 to 2019 and member of the Human Resources Committee from 2017 to 2018
- Member of the board of directors of Fairstone Financial Holdings Inc. from 2017 to 2021 and Chair of the Board from 2018 to 2021
- Member of the board of directors of Caisse de dépôt et placement du Québec and member of its Investment and Risk Management Committee from 2013 to 2019

Public corporations

Director (in the past five years)		Roles on boards and committees (as at October 31, 2023)
Cogeco Inc.	2020 to 2024	• Member of the Audit Committee • Member of the Strategic Opportunities Committee
Cogeco Communications Inc.	2012 to 2020	–

(1) Patricia Curadeau-Grou was appointed member of the Audit Committee on April 21, 2023.
(2) Patricia Curadeau-Grou ceased to be a member of the Technology Committee on April 21, 2023.

NBC – Management Proxy Circular 2. Director Nominees 28 Laurent Ferreira Non-Independent Age 53 Quebec, Canada • Director since February 2021 • Voting results in 2023: 99.74% FOR Main competencies: • Risk Oversight • Strategic Leadership/Entrepreneurship • Financial/Banking Services • Financial Markets POSITION OF THE BOARD Roles on the Board Meetings attended (in the past fiscal year) The Board benefits from Laurent Ferreira’s directorship given the expertise in operating and developing financial services that he acquired through his various roles within the Bank and its subsidiaries. In addition, his proficient knowledge of risk oversight, financial markets and the banking industry are major assets to the Board. Member of the Board 15/15 100% Total 15/15 100% SUMMARY OF PROFESSIONAL EXPERIENCE Main occupation • President and Chief Executive Officer of the Bank since 2021 Professional experience • Chief Operating Officer of the Bank from February 2021 to October 2021, Executive Vice President and Co-Head – Financial Markets of the Bank from 2018 to 2021 and Executive Vice President and Managing Director – Derivatives and Equities at National Bank Financial Inc. from 2015 to 2018 Academic background and distinctions • Bachelor’s degree in Economics from Universite du Quebec a Montreal • Master’s degree in Finance from HEC Montreal Boards and committees of private corporations or public interest organizations • Member of the Business Council of Canada since 2024 • Co-Chair of the 2023-2028 “Voir Grand” campaign of the CHU Sainte-Justine Foundation • Co-Chair of the Centraide of Greater Montreal 2022 campaign • Co-Chair of the fundraising campaign of the Women’s Y Foundation of Montreal from 2021 to 2022 • Co-Chair of the fundraising campaign of the Hopital Maisonneuve-Rosemont Foundation from 2018 to 2020 • Member of the board of directors of Hydro-Quebec from 2014 to 2019 Public corporations Director (in the past five years) Roles on boards and committees (as at October 31, 2023) – – –

NBC – Management Proxy Circular
2. Director Nominees
29

Annick Guérard



Independent
Age 53
Quebec, Canada
- Voting results in 2023: 99.42% FOR

Main competencies:
- Strategic Leadership/Entrepreneurship
- Client Experience
- Governance/Corporate Culture
- Information Technology

POSITION OF THE BOARD

Annick Guérard brings a wealth of experience to the Board acquired through her various leadership roles at a world-renowned airline and travel company. Her knowledge and experience in risk management, information technology and client experience are a major asset to the Board and the committee on which she serves.

Roles on the Board	Meetings attended *(in the past fiscal year)*	
Member of the Board	9/9	100%
Member of the RMC	8/9	89%
Total	**17/18**	**94%**

SUMMARY OF PROFESSIONAL EXPERIENCE

Main occupation

- President and Chief Executive Officer of Transat A.T. Inc. since 2021

Professional experience

- Chief Operating Officer of Transat A.T. Inc. from 2017 to 2021, President and Chief Executive Officer of Transat Tours Canada Inc. from 2012 to 2017

Academic background and distinctions

- Bachelor's degree in Civil Engineering from École Polytechnique de Montréal
- Master of Business Administration from HEC Montréal
- Winner of the Prix femmes d'affaires du Québec in 2015
- Institute of Corporate Directors, ICD.D designation

Boards and committees of private corporations or public interest organizations

- Member of the board of directors of Espace Go Inc. since 2019 and Chair of the Board since 2021
- Member of the board of directors of Pomerleau Inc. from 2019 to 2023

Public corporations

Director *(in the past five years)*		Roles on boards and committees *(as at October 31, 2023)*
Transat A.T. Inc.	2021 to date	–

NBC – Management Proxy Circular 2. Director Nominees 30 Karen Kinsley Independent Age 67 Ontario, Canada • Director since December 2014 • Voting results in 2023: 99.26% FOR Main competencies: • Audit/Finance • Governance/Corporate Culture • Strategic Leadership/Entrepreneurship • Financial/Banking Services POSITION OF THE BOARD Roles on the Board Meetings attended (in the past fiscal year) The Board benefits from Karen Kinsley’s directorship given the considerable experience in real estate and finance that she has acquired throughout her career at a Crown corporation and given her role as corporate director. In addition, her accounting expertise is a major asset to the Board and to the committees on which she serves. Member of the Board 15/15 100% Member of the AC(1) 2/2 100% Member of the RMC 14/14 100% Member of the CRCGC(2) 3/3 100% Total 34/34 100% SUMMARY OF PROFESSIONAL EXPERIENCE Main occupation • Corporate director Professional experience • President and Chief Executive Officer of Canada Mortgage and Housing Corporation (CMHC) from 2003 to 2013 Academic background and distinctions • Bachelor of Commerce from the University of Ottawa • Fellow of the Chartered Professional Accountants of Ontario • Institute of Corporate Directors, ICD.D designation Boards and committees of private corporations or public interest organizations • Member of the board of directors of the Canada Mortgage and Housing Corporation (CMHC) from 2003 to 2013 Public corporations Director (in the past five years) Roles on boards and committees (as at October 31, 2023) Choice Properties Real Estate Investment Trust(3) 2018 to date • Chair of the Audit Committee • Member of the Governance, Compensation and Nominating Committee Saputo Inc. 2015 to date • Member of the Audit Committee (1) Karen Kinsley ceased to be chair and a member of the Audit Committee on April 21, 2023. (2) Karen Kinsley was appointed member of the Conduct Review and Corporate Governance Committee on April 21, 2023. (3) On May 4, 2018, Canadian Real Estate Investment Trust and Choice Properties Real Estate Investment Trust entered into a business combination agreement. The combined entity operates under the corporate name Choice Properties Real Estate Investment Trust.

NBC – Management Proxy Circular 2. Director Nominees 31 Lynn Loewen Independent Age 62 Quebec, Canada • Director since April 2022 • Voting results in 2023: 99.71% FOR Main competencies: • Audit/Finance • Governance/Corporate Culture • Strategic Leadership/Entrepreneurship • Information Technology POSITION OF THE BOARD Roles on the Board Meetings attended (in the past fiscal year) Lynn Loewen benefits the Board with her extensive experience in the areas of audit, financial control and finance which she has gained from the various positions held during her career. Furthermore, the social responsibility, environmental and sustainable development skills she has acquired through her directorships at various corporations are an asset to the Board and the committees on which she serves. Member of the Board 15/15 100% Chair and member of the AC 6/6 100% Member of the TC 3/3 100% Total 24/24 100% SUMMARY OF PROFESSIONAL EXPERIENCE Main occupation • Corporate director Professional experience • President at Minogue Medical Inc. from December 2015 to 2019 and Chief Operating Officer from 2012 to November 2015 • President of Expertech Network Installation Inc. from 2008 to 2011 • Vice President of Financial Operations at BCE Inc. from 2005 to 2008 and Vice President of Financial Controls from 2003 to 2005 Academic background and distinctions • Bachelor of Commerce with a specialization in accounting from Mount Allison University • Fellow of the Chartered Professional Accountants of Nova Scotia • Institute of Corporate Directors, ICD.D designation Boards and committees of private corporations or public interest organizations • Member of the board of directors of Xplore Inc. and member of its Audit Committee from 2021 to 2023 • Chancellor of Mount Allison University, member of its Executive Committee and Chair of the Nominating and Governance Committee since 2018 • Member of the board of directors of Expertech Network Installation Inc. from 2006 to 2011 and Chair of the Board from 2008 to 2011 • Member of the board of directors of the Public Sector Pension Investment Board from 2001 to 2007, member of its Audit and Conflicts Committee from 2003 to 2007 and chaired this committee from 2006 to 2007 Public corporations Director (in the past five years) Roles on boards and committees (as at October 31, 2023) Emera Incorporated 2013 to date • Member of the Audit Committee • Member of the Health, Safety and Environment Committee • Member of the Risk and Sustainability Committee

NBC – Management Proxy Circular 2. Director Nominees 32 Rebecca McKillican Independent Age 44 Ontario, Canada • Director since October 2017 • Voting results in 2023: 99.70% FOR Main competencies: • Strategic Leadership/Entrepreneurship • Employee Experience/Executive Compensation • Information Technology • Client Experience POSITION OF THE BOARD Roles on the Board Meetings attended (in the past fiscal year) Rebecca McKillican provides the Board with solid experience in developing and implementing strategies designed to improve client satisfaction and experience, particularly through digital service offerings. In addition, her knowledge of corporate responsibility and sustainable development practices is a major asset to the Board and to the committees on which she serves. Member of the Board 15/15 100% Member of the HRC 7/7 100% Member of the TC 5/5 100% Total 27/27 100% SUMMARY OF PROFESSIONAL EXPERIENCE Main occupation • Corporate director Professional experience • Chief Executive Officer of McKesson Canada Corporation from 2020 to 2023 and President, Retail Solutions from 2019 to 2020 • President and Chief Executive Officer of Well.ca from 2013 to 2019 • Principal of the Operating Group within the Retail and Consumer Group of Kohlberg Kravis & Roberts & Co., L.P. from 2007 to 2012 Academic background and distinctions • Bachelor of Business Administration from the Ivey Business School of the University of Western Ontario • Bachelor’s degree in Software Engineering from the University of Western Ontario • Master of Business Administration from Harvard Business School • New CEO of the Year award granted by the Globe and Mail • Winner of the Top 25 Executives of Toronto for 2023 Boards and committees of private corporations or public interest organizations • Member of the board of directors of Well.ca from 2013 to 2019 Public corporations Director (in the past five years) Roles on boards and committees (as at October 31, 2023) – – –

NBC – Management Proxy Circular 2. Director Nominees 33 Arielle Meloul-Wechsler Independent Age 56 Quebec, Canada • New nominee Main competencies: • Governance/Corporate Culture • Employee Experience/Executive Compensation • Legal Affairs/Public Policy • Strategic Leadership/Entrepreneurship POSITION OF THE BOARD Roles on the Board Meetings attended (in the past fiscal year) Arielle Meloul-Wechsler will bring to the Board her legal expertise and knowledge of corporate governance acquired through her leadership roles in human resources and legal affairs that she held within one of Canada’s largest airlines. In addition, her knowledge of client satisfaction and employee experience will be a major asset to the Board. New nominee – – SUMMARY OF PROFESSIONAL EXPERIENCE Main occupation • Executive Vice President, Chief Human Resources Officer and Public Affairs of Air Canada since 2021 Professional experience • Executive Vice President, Chief Human Resources and Communications Officer of Air Canada from 2020 to 2021 • Senior Vice President, People, Culture and Communications of Air Canada from 2018 to 2020 • Vice President, Human Resources of Air Canada from 2017 to 2018 Academic background and distinctions • Bachelor of Science in Psychology from McGill University • Bachelor’s degree in Law from Universite de Montreal • Member of the Quebec Bar • Winner of the Northern Lights Aero Foundation’s 2022 Annual Elsie MacGill Business Award • Winner of the Top 100 Award by the Women Executive Network (WXN) in 2019 Boards and committees of private corporations or public interest organizations • Member of the board of directors of the Air Canada Foundation since 2018 • President of Global Airline HR Leaders’ Network of Airline People Directors’ Council (APDC) since 2017 • Chair of the Board of National Airlines Council of Canada since 2020 Public corporations Director (in the past five years) Roles on boards and committees (as at October 31, 2023) Element Fleet Management Corp. 2021 to date • Member of the Audit Committee • Member of the Compensation and Corporate Governance Committee

NBC – Management Proxy Circular
2. Director Nominees 34

Robert Paré



Independent
Age 69
Quebec, Canada

- Director since April 2018
- Voting results in 2023: 98.70% FOR

Main competencies:

- Legal Affairs/Public Policy
- Governance/Corporate Culture
- Financial Markets
- Employee Experience/Executive Compensation

POSITION OF THE BOARD

The Board benefits from Robert Paré's directorship given the knowledge he has acquired during a 40-plus-year career in business law, particularly in the areas of financial markets, mergers and acquisitions, and corporate governance. In addition, his experience as a director of public corporations is a major asset to the Board and to the committee on which he serves.

Roles on the Board	Meetings attended *(in the past fiscal year)*	
Chair and member of the Board	15/15	100%
Member of the CRCGC	5/5	100%
Member of the HRC[1]	3/3	100%
Member of the TC[1]	2/2	100%
Total	**25/25**	**100%**

SUMMARY OF PROFESSIONAL EXPERIENCE

Main occupation

- Chair of the Board of the Bank since 2023

Professional experience

- Strategic Advisor from 2018 to 2022 and Senior Partner from 1984 to 2018 to the law firm Fasken Martineau DuMoulin LLP

Academic background and distinctions

- Bachelor's degree in Law from Université Laval
- Member of the Quebec Bar

Boards and committees of private corporations or public interest organizations

- Member of the board of directors of Université de Montréal's Institute for Research in Immunology and Cancer since 2018
- Member of the board of directors and member of the Governance and Human Resources Committee of the Institute of Corporate Directors from 2018 to 2023 and chaired the Quebec Chapter from 2015 to 2017

Public corporations

Director *(in the past five years)*		Roles on boards and committees *(as at October 31, 2023)*
AtkinsRéalis (SNC-Lavalin Group Inc.)	2022 to date	• Member of the Governance, Ethics and Sustainability Committee • Member of the Safety, Project Oversight and Technology Committee
Quebecor Inc.	2014 to 2022	–
ADF Group Inc.	2009 to 2019	–

(1) Robert Paré ceased to be a member of the Human Resources Committee and Technology Committee on April 21, 2023.

NBC – Management Proxy Circular
2. Director Nominees
35

Pierre Pomerleau



Independent
Age 60
Quebec, Canada
- Voting results in 2023: 99.73% FOR

Main competencies:
- Strategic Leadership/Entrepreneurship
- Employee Experience/Executive Compensation
- Environmental Responsibility/Sustainable Development
- Risk Oversight

POSITION OF THE BOARD

Pierre Pomerleau brings to the Board the experience he has gained as President and Chief Executive Officer of a major construction company, particularly with respect to sustainable development principles, risk oversight and corporate governance. His proficient knowledge of client relations and employee experience are also major assets to the Board and to the committee on which he serves.

Roles on the Board	Meetings attended *(in the past fiscal year)*	
Member of the Board	9/9	100%
Member of the RMC	6/9	67%
Total	**15/18**	**83%**

SUMMARY OF PROFESSIONAL EXPERIENCE

Main occupation

- Executive Chair of the Board of Pomerleau Inc. since 2023

Professional experience

- President and Chief Executive Officer of Pomerleau Inc. from 1997 to 2023

Academic background and distinctions

- Bachelor's degree in Civil Engineering from École Polytechnique de Montréal
- Master of Business Administration from the Ivey School of Business of the University of Western Ontario
- Prix MBA Accomplissements from the Association des MBA du Québec
- Prix Mérite 2014 from the Association des diplômés de Polytechnique

Boards and committees of private corporations or public interest organizations

- Member of the board of directors of Borea Construction ULC and Chair of the Board since 2008, and President of Beaubois Group Inc. since 2014, being subsidiaries of Pomerleau Group Inc.
- Member of the board of directors of the CHU Sainte-Justine Foundation since 2022, Chair of the Board and of the Governance and Strategy Committee since 2023
- Co-Chair of the campaign Branchés sur leur avenir 2021-2025 of the Fondation La Clé
- Member of the major fundraising campaign firm of the Fondation Marie-Vincent since 2021
- Member of the Business Council of Canada since 2021
- Chair of the Board of the Chamber of Commerce of Metropolitan Montreal from 2016 to 2017

Public corporations

Director *(in the past five years)*		Roles on boards and committees *(as at October 31, 2023)*
Richelieu Hardware Ltd.	2016 to date	• Member of the Human Resources and Corporate Governance committee

NBC – Management Proxy Circular 2. Director Nominees 36 Macky Tall Independent Age 55 Florida, United States • Director since April 2021 • Voting results in 2023: 96.97% FOR Main competencies: • Audit/Finance • Risk Oversight • Environmental Responsibility/Sustainable Development • Strategic Leadership/Entrepreneurship POSITION OF THE BOARD Roles on the Board Meetings attended (in the past fiscal year) Macky Tall provides the Board with the extensive experience in finance, business and risk management that he has acquired through various roles in major investment corporations and government institutions. Throughout his career, he has developed an expertise in implementing environmental measures and sustainable development strategies, which are major assets to the Board and to the committee on which he serves. Member of the Board 15/15 100% Member of the RMC 14/14 100% Member of the CRCGC(1) 3/3 100% Total 32/32 100% SUMMARY OF PROFESSIONAL EXPERIENCE Main occupation • Partner and Chair of the Infrastructure Group since September 2021 and a member of the Leadership Committee of The Carlyle Group Inc. since December 2022 Professional experience • Co-Chair of the Infrastructure Group of The Carlyle Group Inc. from April to August 2021 • Chair of the Board of Ivanhoe Cambridge, Head of Real Assets and Private Equity from April 2020 to December 2020, Head of Liquid Markets from 2019 to 2020, Head of Liquid Markets from 2019 to 2020, Executive Vice President Infrastructures from 2016 to 2018 of the Caisse de depot et placement du Quebec and President and Chief Executive Officer of CDPQ Infra from 2015 to 2020 Academic background and distinctions • Bachelor of Business Administration (Finance) from HEC Montreal • Undergraduate diploma in Economics from Universite de Montreal • Master of Business Administration (Finance) from the University of Ottawa • Distinguished Alumnus from HEC Montreal • Honorary Doctorate from the University of Ottawa Boards and committees of private corporations or public interest organizations • Member of the Investments Committee of the United Nations Joint Staff Pension Fund since 2020 • Member of the board of directors of the Chamber of Commerce of Metropolitan Montreal from 2019 to 2022 • Member of the Infrastructure Advisory Council at Global Affairs Canada from 2014 to 2021 Public corporations Director (in the past five years) Roles on boards and committees (as at October 31, 2023) WSP Global Inc. 2023 to date – (1) Macky Tall was appointed member of the Conduct Review and Corporate Governance Committee on April 21, 2023.

NBC – Management Proxy Circular 37 3. Director Compensation Director compensation plan P. 38 Governance of director compensation P. 41 DSUs: Deferred share units. The unit value of a DSU is equal to that of a common share when credited to an account in the director’s name or when redeemed by the director. Table of contents Glossary

NBC – Management Proxy Circular 3. Director Compensation 38 We aim to offer compensation that reflects the complexity of our operations as well as the ever-growing responsibilities of directors. The Conduct Review and Corporate Governance Committee annually reviews the compensation plan which is structured to meet the following objectives: Recruit and retain experienced directors > Offer compensation that reflects the importance of the role of directors, their workload and the time they devote to their duties > Competitive compensation compared to the peer group of banks and financial institutions (our peer group is described in Section 6 of the Circular) Align the interests of directors with those of shareholders > Pay annual compensation entirely in the form of shares or DSUs until the director has satisfied the share ownership requirements > Share ownership requirements and restrictive measures to ensure the alignment of our directors’ interests with those of our shareholders DIRECTOR COMPENSATION PLAN No changes have been made to the director compensation plan for the fiscal year ending October 31, 2023. The Board, on the recommendation of the Conduct Review and Corporate Governance Committee, adopted changes to director compensation effective November 1, 2023. These changes are described hereafter. Compensation of directors As President and Chief Executive Officer, Laurent Ferreira is not an independent director and does not receive any compensation as a director of the Bank. The structure and terms of the overall compensation of the Chair of the Board are described further under “Compensation of the Chair of the Board”. Compensation structure We pay directors a fixed base compensation, which includes participation on a committee or subcommittee. They also receive additional compensation for their role as chair of a committee or as a member of more than one committee or subcommittee, as the case may be. Terms of the compensation Until October 31, 2023, directors were required to receive at least 50% of their base compensation in shares or DSUs. Additional compensation could be paid in cash, shares or DSUs, at the director’s option. Since November 1, 2023, directors must receive at least 70% of their base compensation in shares or DSUs and the remaining 30% can be paid in cash, shares or DSUs, at their option. However, directors may elect to receive the portions of their compensation payable in cash only when they have met the minimum share ownership requirements described hereafter. Vested DSUs may be redeemed only when the director leaves the role he or she holds within the Board. The DSUs must be redeemed in cash no later than the end of the calendar year following the year in which the director left his or her duties.

NBC – Management Proxy Circular 3. Director Compensation 39 The tables below summarize the total compensation offered to our directors, with the exception of the Chair of the Board, and the terms of payment: Base compensation Until October 31, 2023 Since November 1, 2023 Shares or DSUs ($) (mandatory) Cash ($) (optional) Total ($) Shares or DSUs ($) (mandatory) Cash ($) (optional) Total ($) Board member, including membership in one committee or subcommittee 77,500 77,500 155,000 126,000 54,000 180,000 Additional compensation Until October 31, 2023 Since November 1, 2023 Cash, shares or DSUs ($) (optional) Cash, shares or DSUs ($) (optional) Chair of a committee or subcommittee 35,000 (per committee) 20,000 (per committee) 40,000 (per committee) 20,000 (per subcommittee) Member of a committee or subcommittee (starting at the 2nd membership) 15,000 (per committee) 10,000 (per subcommittee) 15,000 (per committee) 10,000 (per subcommittee) Compensation of the Chair of the Board Compensation structure Until October 31, 2023, we paid the Chair of the Board a fixed base compensation as a director, which included his participation as a member of the Conduct Review and Corporate Governance Committee. He also received additional compensation as Chair of the Board. Since November 1, 2023, the Chair of the Board receives only a fixed base compensation for his role, including his participation as a member of the Conduct Review and Corporate Governance Committee. There were no changes to the amount of his total compensation following the changes to the directors’ compensation program. Terms of the compensation Until October 31, 2023, the Chair of the Board, was required to receive at least 25% of his total compensation in either shares or DSUs, at his option. Additional compensation could be paid in cash, shares or DSUs, at his option. Since November 1, 2023, the Chair of the Board must receive at least 70% of his total compensation in shares or DSUs and the remaining 30% can be paid in cash, shares or DSUs, at his option. However, the Chair of the Board may elect to receive the portion of his compensation payable in cash only when he has met the minimum share ownership requirements for his role. Vested DSUs may be redeemed only when he leaves his duties on the Board. The DSUs must be redeemed in cash no later than the end of the calendar year following the year in which he left his director duties.

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The table below summarizes the total compensation offered to the Chair of the Board, and the terms of payment:

Chair of the Board	Until October 31, 2023			Since November 1, 2023		
	Shares or DSUs ($) (mandatory)	Cash ($) (optional)	Total ($)	Shares or DSUs ($) (mandatory)	Cash ($) (optional)	Total ($)
Base compensation	77,500	77,500	**155,000**	266,000	114,000	**380,000**
Additional compensation	17,500	207,500	**225,000**	N/A	N/A	N/A
Total compensation	**95,000**	**285,000**	**380,000**	**266,000**	**114,000**	**380,000**

Total compensation paid to directors

The table below shows the total compensation paid or awarded to independent directors having served on the Board during the fiscal year ended October 31, 2023:

Total compensation					Breakdown of total compensation ($)	
Directors in office during the 2023 fiscal year	Base compensation ($)	Additional compensation for serving on a committee or subcommittee ($)	Additional compensation Chair of the Board or chair of a committee or subcommittee ($)	Total ($)	Shares/DSUs(1)	Cash
Maryse Bertrand(2)	155,000	22,921.35	–	177,921.35	177,921.35	–
Pierre Blouin	155,000	30,000	35,000	220,000	162,800	57,200
Pierre Boivin	155,000	–	35,000	190,000	190,000	–
Yvon Charest	155,000	30,000	35,000	220,000	220,000	–
Patricia Curadeau-Grou(3)	155,000	30,000	18,483.15	203,483.15	203,483.15	–
Jean Houde(4)	73,581.46	–	106,811.80	180,393.26	49,608.15	130,785.11
Annick Guérard(5)	81,853.93	–	–	81,853.93	81,853.93	–
Karen Kinsley(6)	155,000	15,000	16,615.17	186,615.17	77,500	109,115.17
Lynn Loewen(7)(8)	155,127.77	7,921.35	18,483.15	181,532.27	181,532.27	–
Rebecca McKillican	155,000	15,000	–	170,000	170,000	–
Robert Paré(9)(10)	155,000	14,249.81	118,820.23	288,070.04	288,070.04	–
Pierre Pomerleau(11)	81,853.93	–	–	81,853.93	81,853.93	–
Lino A. Saputo	155,000	–	–	155,000	155,000	–
Andrée Savoie(12)	73,581.46	7,120.79	–	80,702.25	43,911.52	36,790.73
Macky Tall(13)	155,000	7,921.35	–	162,921.35	162,921.35	–
Pierre Thabet(14)	73,581.46	7,120.79	16,615.17	97,317.42	97,317.42	–
Total	**–**	**–**	**–**	**2,677,664.12**	**2,343,773.11**	**333,891.01**

(1) The number of shares granted is determined by dividing the amount paid by the share price at the time of each quarterly grant, i.e., $100.41 on February 22, 2023; $102.17 on May 18, 2023; $101.68 on August 18, 2023; and $90.45 on November 20, 2023. The number of DSUs granted is determined by dividing the amount paid by the share price of the Bank at the time of each quarterly grant, i.e., $100.51 on February 15, 2023, $102.72 on May 15, 2023, $101.35 on August 15, 2023 and $90.67 on November 15, 2023.

(2) Maryse Bertrand was appointed a member of the Technology Committee on April 21, 2023. Her compensation has been prorated accordingly.

(3) Patricia Curadeau-Grou ceased to be a member of the Technology Committee and was appointed Chair of the Risk Management Committee and a member of the Audit Committee on April 21, 2023. Her compensation has been prorated accordingly.

NBC – Management Proxy Circular 3. Director Compensation 41 GOVERNANCE OF DIRECTOR COMPENSATION Share ownership requirements In order to align the interests of the directors with those of shareholders, the Bank’s independent directors must hold a determined minimum value in shares or DSUs. Directors have five years from the date they assume office to meet these requirements. Since November 1, 2023, the share ownership requirement threshold was increased from $620,000 for all independent Board members (eight times the portion of the base salary payable in shares or DSUs; $77,500) to $720,000 for directors and $1,520,000 for the Chair of the Board. Requirements Minimum required The total value of shares or DSUs held by a director is equal to or greater than four times the portion of the base salary payable to directors in the form of shares or DSUs (since November 1, 2023). 4 X $180,000 = $720,000 for directors 4 X $380,000 = $1,520,000 for the Chair of the Board Minimum share ownership requirement based on the closing price of the common shares of the Bank on the Toronto Stock Exchange on February 20, 2024. $720,000 / $104.48 = 6,891 common shares or DSUs for directors $1,520,000 / $104.48 = 14,548 common shares or DSUs for directors Once the requirement is met, directors may elect to receive a portion of their compensation in the form of cash, shares or DSUs. They must still receive a minimum of 70% of their base compensation in shares or DSUs, even if the share ownership requirements have been met. The Chair of the Board must receive at least 70% of his total compensation in shares or DSUs, even if he has met the share ownership requirements for his role. (4) Jean Houde ceased to be a Board member, Chair of the Board as well as a member of the Conduct Review and Corporate Governance Committee on April 21, 2023. His compensation has been prorated accordingly. (5) Annick Guerard was appointed a Board member and a member of the Risk Management Committee on April 21, 2023. Her compensation has been prorated accordingly. (6) Karen Kinsley ceased to be a member and Chair of the Audit Committee and was appointed a member of the Conduct Review and Corporate Governance Committee on April 21, 2023. Her compensation has been prorated accordingly. (7) Lynn Loewen was appointed Chair of the Audit Committee and a member of the Technology Committee on April 21, 2023. Her compensation has been prorated accordingly. (8) An amount of $127.77 was paid in DSUs to Lynn Loewen in fiscal 2023 to rectify a grant made in fiscal 2022. (9) Robert Pare ceased to be a member of the Risk Management Committee, the Human Resources Committee and the Technology Committee and was appointed Chair of the Board on April 21, 2023. Robert Pare continues to be a member of the Conduct Review and Corporate Governance Committee, but does not receive any additional compensation as this participation is included in his compensation as Chair of the Board. His compensation has been prorated accordingly. (10) An amount of $8.24 was paid in DSUs to Robert Pare in fiscal 2023 to rectify a grant made in fiscal 2022. (11) Pierre Pomerleau was appointed a member of the Board and a member of the Risk Management Committee on April 21, 2023. His compensation has been prorated accordingly. (12) Andree Savoie ceased to be a Board member and a member of the Audit Committee and of the Conduct Review and Corporate Governance Committee on April 21, 2023. Her compensation has been prorated accordingly. (13) Macky Tall was appointed a member of the Conduct Review and Corporate Governance Committee on April 21, 2023. His compensation has been prorated accordingly. (14) Pierre Thabet ceased to be a Board member, a member and Chair of the Risk Management Committee, and a member of the Audit Committee on April 21, 2023. His compensation has been prorated accordingly.

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The following table sets out, for each director nominee, their total shares and DSUs and the corresponding market value, as well as their achievement of the share ownership requirements. The following information presents the situation as of February 22, 2023, and February 20, 2024:

Shares and DSUs held	Total shares[1]	Total DSUs	Total shares and DSUs	Share value[2] ($)	Total market value of shares and DSUs ($)	Meets share ownership requirements for directors	
Pierre Blouin							
2024	0	18,145	18,145	104.48	1,895,790	263.3%	Yes
2023	0	15,759	15,759	99.02	1,560,456	251.7%	Yes
Pierre Boivin							
2024	19,912	26,377	46,289	104.48	4,836,275	671.7%	Yes
2023	19,108	23,372	42,480	99.02	4,206,370	678.5%	Yes
Yvon Charest							
2024	17,750	0	17,750	104.48	1,854,520	257.6%	Yes
2023	16,200	0	16,200	99.02	1,604,124	258.7%	Yes
Patricia Curadeau-Grou							
2024	21,514	10,780	32,294	104.48	3,374,077	468.6%	Yes
2023	21,514	8,187	29,701	99.02	2,940,993	474.4%	Yes
Laurent Ferreira[3]							
2024	111,383	0	111,383	104.48	11,637,296	N/A	N/A
2023	86,400	0	86,400	99.02	8,555,328	N/A	N/A
Annick Guérard[4]							
2024	0	1,302	1,302	104.48	136,033	18.9%	No
2023	0	0	0	99.02	0	0%	–
Karen Kinsley							
2024	9,078	15,402	24,480	104.48	2,557,670	355.2%	Yes
2023	9,078	13,904	22,982	99.02	2,275,678	367.1%	Yes
Lynn Loewen[5]							
2024	1,000	3,371	4,371	104.48	456,682	63.4%	No
2023	1,000	1,256	2,256	99.02	223,389	36.0%	No
Rebecca McKillican							
2024	0	14,077	14,077	104.48	1,470,765	204.3%	Yes
2023	0	11,778	11,778	99.02	1,166,258	188.1%	Yes
Arielle Meloul-Wechsler[6]							
2024	0	0	0	104.48	0	0%	–
Robert Paré							
2024	13,611	14,409	28,020	104.48	2,927,530	192.6%	Yes
2023	8,461	10,508	18,969	99.02	1,878,310	303.0%	Yes
Pierre Pomerleau[7]							
2024	5,150	1,302	6,452	104.48	674,105	93.6%	No
2023	0	0	0	99.02	0	0%	–
Macky Tall[8]							
2024	0	4,782	4,782	104.48	499,623	69.4%	No
2023	0	2,892	2,892	99.02	286,366	46.2%	No

(1) This number includes shares directly or indirectly beneficially owned or controlled, including shares held by a corporation controlled by a director, but excluding shares which are under a director's control for the benefit of a third party.

(2) These values represent the closing price of the Bank's shares on the Toronto Stock Exchange on February 20, 2024, and February 22, 2023.

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(3) Laurent Ferreira, as an executive director of the Bank, does not receive any compensation for participating in the activities of the Board and its committees and subcommittee, and he must meet the share ownership requirements specific to his position of President and Chief Executive Officer. For more information about these requirements and Laurent Ferreira's compensation, including the value of his PSUs, RSUs, and stock options, refer to Section 6 of the Circular.

(4) Annick Guérard has a five-year grace period since April 21, 2023, which is the date on which she was appointed as a Bank director, to meet the share ownership requirements for directors.

(5) Lynn Loewen has a five-year grace period since April 22, 2022, which is the date on which she was appointed as a Bank director, to meet the share ownership requirements for directors.

(6) If elected as director, Arielle Meloul-Wechsler will have a five-year grace period starting April 19, 2024, to meet share ownership requirements specific to the position of director.

(7) Pierre Pomerleau has a five-year grace period since April 21, 2023, which is the date on which he was appointed as a Bank director, to meet the share ownership requirements for directors.

(8) Macky Tall has a five-year grace period since April 23, 2021, which is the date on which he was appointed as a Bank director, to meet the share ownership requirements for directors.

The following table presents the total shares and DSUs held by directors having served on the Board during the fiscal year, but are not nominees for directorship, the corresponding market value, as well as their achievement of share ownership requirements:

Shares and DSUs held							
Date of departure of director	Total shares[1]	Total DSUs	Total shares and DSUs[2]	Share value[3] ($)	Total market value of shares and DSUs ($)	Met share ownership requirements for directors	
Maryse Bertrand[4]							
April 19, 2024	6,229	32,254	38,483	104.48	4,020,704	558.4%	Yes
Jean Houde[5]							
April 21, 2023	15,624	11,820	27,444	99.02	2,717,505	438.3%	Yes
Lino A. Saputo[4]							
April 19, 2024	73,577	28,545	102,122	104.48	10,669,707	1,482%	Yes
Andrée Savoie[5]							
April 21, 2023	3,455	17,724	21,179	99.02	2,097,145	338.3%	Yes
Pierre Thabet[5]							
April 21, 2023	387,086	28,749	415,835	99.02	41,175,982	6,641.3%	Yes

(1) This number includes shares directly or indirectly beneficially owned or controlled, including shares held by a corporation controlled by a director, but excluding shares which are under a director's control for the benefit of a third party.

(2) The information shows the holdings as at February 22, 2023, for Jean Houde, Andrée Savoie and Pierre Thabet and as at February 20, 2024, for Maryse Bertrand and Lino A. Saputo.

(3) These values represent the closing price of the Bank's shares on the Toronto Stock Exchange as at February 22, 2023, for Jean Houde, Andrée Savoie and Pierre Thabet and as at February 20, 2024, for Maryse Bertrand and Lino A. Saputo.

(4) The share ownership requirements applicable to Maryse Bertrand and Lino A. Saputo are those in effect since November 1, 2023.

(5) The share ownership requirements applicable to Jean Houde, Andrée Savoie, and Pierre Thabet were those in effect in fiscal 2023.

NBC – Management Proxy Circular 3. Director Compensation 44 Certain applicable rules to compensation We reimburse directors for out-of-pocket expenses for attending meetings or otherwise carrying out their duties as directors of the Bank. Independent directors do not participate in the Bank’s employee pension plans. They are not entitled to any product or service at preferred rates or reduced fees due solely based on their status of director. Independent directors do not receive stock options or participate in any other security-based compensation arrangements of the Bank. Restrictions on trading and hedging of Bank securities Although director compensation includes Bank securities, all directors must follow certain rules established by applicable legislation as well as our Standard with Respect to Prohibited Transactions. Directors are prohibited from: > willfully sell, directly or indirectly, any security not owned by the director or not fully paid for; > directly or indirectly, sell a call or put option on a security; and > purchase financial instruments that are designed to offset a decrease in market value of equity securities granted as compensation or held directly or indirectly, or to cancel such a decrease. This standard also applies to officers and employees of the Bank.

NBC – Management Proxy Circular 45 4. The Board and its Committees Board of directors P. 46 Committees of the Board P. 49 Audit Committee P. 50 Risk Management Committee P. 53 Conduct Review and Corporate Governance Committee P. 56 Human Resources Committee P. 59 Technology Committee P. 62 The mandates of the Board, committees and chairs are published on nbc.ca/governance in the sections dedicated to the Board and the committees. The Board’s mandate is also available on sedarplus.ca, and incorporated by reference in this Circular. Section 5 of this Circular provides additional information on the notions of independent director and conflicts of interest as well as on the Board and its committees, notably on their power to retain legal counsel or other independent consultants and on the performance assessment process. Additional information about the education and experience of the Audit Committee members can be found in the “Information on the Audit Committee” section of the 2023 Annual Information Form (incorporated by reference into the Circular). You can consult the 2023 Annual Report and the 2023 Annual Information Form on nbc.ca/investors. You can also consult the following documents and reports referred to in this section under “Codes and commitments” on nbc.ca/governance. The information contained in the various documents, policies or reports published by the Bank or available on the Bank’s website and referred to in this section is not and should not be considered to be incorporated by reference in the Circular, unless expressly stated otherwise. Table of contents References

NBC – Management Proxy Circular 4. The Board and its Committees 46 BOARD OF DIRECTORS Role and responsibilities The Board’s responsibilities are based on its duty to provide oversight and make decisions. Specifically, the Board is tasked with overseeing the management of the Bank’s commercial and internal affairs, and it establishes strategic directions in conjunction with management. In turn, management ensures the day-to-day management of activities through the President and Chief Executive Officer and the Senior Leadership Team. To this end, the Board is also responsible for advising and guiding senior management and challenging its decisions, strategies and policies. The Board’s main responsibilities Approve strategies, objectives and operating plans Promote appropriate behaviour and a business culture of integrity and ethical conduct Ensure compliance with legislation and regulations in addition to sound governance, including oversight and integration of ESG principles Ensure risks are managed effectively Oversee the management of commercial activities and internal affairs Plan and develop management succession Report and disclose financial information with transparency and diligence Develop a compensation and benefits approach that maximizes the Bank’s competitiveness and promotes the achievement of its objectives Ensure that officers and material risk-takers comply with ethical and share ownership requirements The Board develops and approves its own mandate and the mandate of its chair. It periodically reviews and evaluates them to ensure that they remain compliant with applicable legislation and best practices and that they adequately reflect the duties and responsibilities of the Board and its chair.

NBC – Management Proxy Circular 4. The Board and its Committees 47 The Board’s achievements The Board’s primary responsibility is to ensure the Bank’s sustainability and ability to create long-term value for all stakeholders. Here are the Board’s main achievements in fiscal 2023: BOARD OF DIRECTORS Meetings ✓ Fifteen (15) Main responsibilities Main achievements in fiscal 2023 Notably, we: Objectives and strategies ✓ Oversaw the progress of the 2022-2024 Strategic Plan ✓ Held regular discussions with the President and Chief Executive Officer, with the Other Executive Officers and with officers about strategic initiatives, including growth opportunities, client interest in new digital solutions, acquisition of new clients, data management, technological change, environmental and social priorities, corporate governance, culture, economic and political impacts, investor relations, and the review of the business environment ✓ Reviewed and approved the business plan, capital strategy, operating and funding budgets, and targets to be achieved ✓ Held regular discussions with members of the Senior Leadership Team about the business plans for their respective sectors as well as about their achievements and their objectives ✓ Participated in the Bank’s strategic planning days to discuss with the President and Chief Executive Officer, as well as with the Senior Leadership Team and officers about the current and future business plans, risks and challenges the Bank faces, short-, medium- and long-term objectives, organizational transformation and client acquisition strategies, including business opportunities and a review of the associated risks ✓ Reviewed the mission and initiatives of the Transformation Network, which is responsible for, among other things, supporting the achievement of our strategic priorities ✓ Reviewed the international investment portfolio and the International sector’s strategy ✓ Reviewed and discussed digital trends and solutions ✓ Reviewed the distribution strategy of the branch network and Client Experience Centre Risk management ✓ Reviewed and approved the funding plan ✓ Reviewed and approved the Bank’s 2023 risk appetite framework, in particular the risk appetite statements, measures and targets ✓ Received strategic plans for the various business sectors that outline the risks to which the Bank is exposed ✓ Reviewed and discussed economic and financial outlook with the Bank’s Chief Economist Financial reporting ✓ Reviewed and approved dividend declaration proposals and the proposed dividend increase ✓ Reviewed and approved the interim condensed consolidated financial statements, the audited annual consolidated financial statements, the 2022 Annual Report, the 2022 Annual Information Form, the press releases for dividend declarations and the supplementary financial information ✓ Approved the appointment and compensation of the independent auditor ✓ Approved the normal course issuer bid

NBC – Management Proxy Circular 4. The Board and its Committees 48 BOARD OF DIRECTORS (continued) Main responsibilities Main achievements in fiscal 2023 Notably, we: Management, performance and compensation ✓ Assessed the President and Chief Executive Officer’s performance by comparing financial results against annual objectives and key performance indicators and approved the objectives for the following year ✓ Received the President and Chief Executive Officer’s evaluation report on the performance of the Other Executive Officers and approved their compensation ✓ Received the reports from the RMC, AC and HRC on the performance of the Chief Compliance Officer and the Senior Vice President – Internal Audit and approved their compensation Succession planning ✓ Approved the nomination of Annick Guerard and Pierre Pomerleau as new director nominees for the meeting of holders of common shares of the Bank held on April 21, 2023 ✓ Approved the appointment of Robert Pare as Chair of the Board ✓ Approved the Board’s composition and the appointment of committee members and their chairs ✓ Approved the nomination of Arielle Meloul-Wechsler as a new director nominee for the meeting of holders of common shares of the Bank to be held on April 19, 2024 ✓ Approved an update to the succession and development plans of the Bank’s Executive Officers and officers ✓ Approved an update to the succession plan of the President and Chief Executive Officer in case of emergency ✓ Approved appointments to the Senior Leadership Team: – Michael Denham was appointed Executive Vice President – Commercial and Private Banking – Etienne Dubuc, Executive Vice President – Financial Markets – Nancy Paquet, Executive Vice President – Wealth Management and Co-President and Co-Chief Executive Officer, National Bank Financial (as at November 1, 2023) ESG ✓ Reviewed and approved the Management Proxy Circular and the proxy form for the annual meeting of holders of common shares of the Bank held on April 21, 2023 ✓ Reviewed and approved governance practices ✓ Approved the Corporate Social Responsibility Statement ✓ Acknowledged the Inclusion and Diversity Booklet ✓ Approved the revision of the mandates of the CRCGC, HRC, RMC and AC as well as the revision of the mandate of the Chair of the Board and the committee chairs ✓ Approved the revision to the Director Independence Policy ✓ Approved the revision of the Board’s Inclusion and Diversity Policy and its objectives and framework Other ✓ Approved the revision to the Bank’s director compensation plan ✓ Approved the increase in the amount that may be paid to directors under the Bank’s by-laws An assessment of the Board’s performance was undertaken for fiscal 2023 and the Board is confident that it has fulfilled its duties and responsibilities with regards to its mandate. Robert Paré Chair of the Board

NBC – Management Proxy Circular 4. The Board and its Committees 49 COMMITTEES OF THE BOARD In performing its duties, the Board is assisted by five standing committees: the Audit Committee, the Risk Management Committee, the Conduct Review and Corporate Governance Committee, the Human Resources Committee, and the Technology Committee. The Board may also create ad hoc committees to address specific needs whenever a situation so requires. The Board, in collaboration with the Conduct Review and Corporate Governance Committee, develops and approves the mandates that set out the roles and responsibilities of each committee. Characteristics of the committees Each Board committee: ✓ periodically reports to the Board on its activities; ✓ is composed exclusively of independent directors, as defined by the Canadian Securities Administrators; ✓ has implemented procedures to ensure its independence from the Bank’s management; ✓ has met in camera, without the Bank’s management being present, at each of its meetings; ✓ may inquire about any matter it deems relevant and, to that end, has full access to the Bank’s books, records, facilities, Executive Officers, officers and employees of the Bank ✓ may invite other individuals (who do not possess voting rights) to attend its meetings, either in full or in part; and ✓ periodically reviews and revises its own mandate and recommends its approval to the Board so that it properly reflects its operations, activities, responsibilities, and those of its chair. Experience and competencies of members Each member has the required experience, knowledge and skills to adequately fulfill their duties and effectively contribute to the mandate of the committee on which they serve or is able to acquire the necessary knowledge or expertise within a reasonable length of time following their appointment. The orientation and continuing education programs for directors described on pages 82 to 85 of the Circular can contribute to obtaining the required skills. The majority of directors serve on more than one committee, which fosters a better overall understanding of the committee mandates and of the challenges related to the Bank’s various business sectors.

NBC – Management Proxy Circular 4. The Board and its Committees 50 Lynn Loewen, Chair Maryse Bertrand Pierre Blouin Patricia Curadeau-Grou Members AUDIT COMMITTEE The Audit Committee obtains reports on the Bank’s management and financial position. Its role is, among other things, to review the main financial risks to which the Bank is exposed and the measures management puts in place to monitor and control them. It recommends to the Board that it appoint the independent auditor to be proposed to the shareholders. AUDIT COMMITTEE Meetings ✓ Five (5) and one (1) meeting held jointly with the Risk Management Committee ✓ The independent auditor attended each of the committee meetings Particular characteristics of members ✓ Are “financially literate” as required by Regulation 52–110 respecting Audit Committees ✓ May not serve on the audit committee of more than three public corporations, including that of the Bank In camera meetings ✓ Chief Financial Officer and Executive Vice President – Finance ✓ Senior Vice President – Internal Audit ✓ Independent auditor Other role ✓ Served as the Audit Committee for a subsidiary, namely, Natcan Trust Company

NBC – Management Proxy Circular 4. The Board and its Committees 51 AUDIT COMMITTEE (continued) Main responsibilities Main achievements in fiscal 2023 Notably, we: Review of financial statements and management reports and monitoring their integrity ✓ Reviewed and recommended that the Board approve the interim condensed consolidated financial statements, the audited annual consolidated financial statements, the 2022 Annual Report, the 2022 Annual Information Form, the press releases for dividend declarations and supplementary financial information ✓ Recommended to the Board the approval of the dividend declarations and the proposed dividend increase Overseeing the work of the independent auditor and assessing its performance ✓ Reviewed the independent auditor’s conclusions regarding the annual consolidated financial statements and discussed the annual and interim condensed consolidated financial statements ✓ Reviewed and approved the agreement covering external audit services ✓ Recommended to the Board the approval of the appointment and compensation of the independent auditor ✓ Reviewed and approved the independent audit plan for the fiscal year ending October 31, 2023 ✓ Carried out the annual assessment of the effectiveness and contribution of the independent auditor, including its competencies, resources and degree of autonomy, verified its independence and recommended to the Board that its services as independent auditor be proposed again for the fiscal year ending October 31, 2023 ✓ Oversaw the application of the guidelines concerning the management of services provided by the independent auditor and preapproved certain mandates ✓ Acknowledged the independent auditor’s annual report on transparency ✓ Acknowledged the Canadian Public Accountability Board inspection report Reviewed the effectiveness of the policies and internal control mechanisms ✓ Reviewed the report on internal controls over financial reporting ✓ Reviewed the reports on the Bank’s compliance with regulatory capital ratios ✓ Reviewed compliance reports related to the whistleblower policy ✓ Reviewed the access management process and associated risks ✓ Reviewed and updated audit-related policies, as appropriate Oversight functions ✓ Reviewed and approved the mandate, nature and scope of the Finance and Internal Audit oversight functions, as well as the annual audit plan ✓ Obtained assurance regarding the independence and effectiveness of the Finance and the Internal Audit oversight functions, ensured that they have sufficient resources to fulfill their mandates and responsibilities, and approved their budgets ✓ Reviewed the interim and annual reports of the Senior Vice President – Internal Audit and ensured that necessary follow-up measures had been taken in response to the main recommendations in these reports ✓ Acknowledged ad hoc mandates carried out by Internal Audit ✓ Acknowledged the interim and annual reports produced by the Chief Compliance Officer regarding the compliance status of the Bank and its subsidiaries, including compliance with the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (PCMLTFA) ✓ Assessed the performance of the Chief Financial Officer and Executive Vice President – Finance as well as that of the Senior Vice President – Internal Audit and made recommendations to the HRC and the Board regarding their compensation ✓ Reviewed the succession plan of the Chief Financial Officer and Executive Vice President – Finance as well as that of the Senior Vice President – Internal Audit and made recommendations to the HRC and the Board

NBC – Management Proxy Circular 4. The Board and its Committees 52 AUDIT COMMITTEE (continued) Main responsibilities Main achievements in fiscal 2023 Notably, we: Reviewing financial soundness ✓ Reviewed, with the RMC, the asset/liability management ✓ Reviewed and recommended to the Board the approval of the operating budget ✓ Reviewed the efficiency plan related to operating budget and cost management ✓ Recommended to the Board the approval of coupon payments for the Limited Recourse Capital Notes ✓ Reviewed the scope of application of the IFRS 17 standard on insurance contracts with respect to the financial reporting to be disclosed by the Bank ✓ Reviewed, with the RMC, the annual report on litigation against the Bank and its subsidiaries ✓ Recommended to the Board the approval of the normal course issuer bid ✓ Discussed credit rating agency and debt investor interest in the context of the U.S. banking situation ESG ✓ Acknowledged the TCFD Report ✓ Reviewed the Internal Audit function’s report, covering risks such as those associated with human capital, organizational culture, privacy and ESG ✓ Reviewed the Finance function’s annual report and the Bank’s operating budget on, among other things, ESG initiatives and priorities ✓ Reviewed, with the RMC, the scope of Guideline B-15 of the Office of the Superintendent of Financial Institutions and the IFRS S1 and S2 standards on climate risk management Other ✓ Recommended to the CRCGC and the Board to approve the revision to its mandate An assessment of the Audit Committee’s performance was undertaken for fiscal 2023 and the committee is confident that it has fulfilled its duties and responsibilities with regards to its mandate. Lynn Loewen Chair of the Audit Committee

NBC – Management Proxy Circular 4. The Board and its Committees 53 The Risk Management Committee oversees and approves the risk management framework, key risk management policies and risk tolerance limits. It proactively manages significant risks and ensures that management reports to the Board on the assessment process and control measures of such risks. It provides recommendations on risks arising from strategic decisions made by the Board and reviews certain strategic investments and initiatives that could have a significant impact on the Bank. Members RISK MANAGEMENT COMMITTEE Main responsibilities Main achievements in fiscal 2023 Notably, we: Overseeing the management of the main risks to which the Bank is exposed ✓ Discussed with the Financial Consumer Agency of Canada in the course of an annual meeting ✓ Reviewed integrated risk management reports that contain, among other things, a follow-up on risks related to sales practices, as well as geopolitical and environmental risks, including climate change and social risks ✓ Acknowledged information on key changes made to laws, regulations and other rules, particularly those involving privacy, as well as information on material regulatory non-compliance risks ✓ Reviewed the Bank’s risk posture for emerging risks ✓ Reviewed, with the AC, the asset/liability management ✓ Reviewed, with the AC, the annual litigation report for the Bank and its subsidiaries ✓ Reviewed the reports addressing the allowances for credit risk on impaired loans (IFRS 9) ✓ Approved the Canadian bankruptcy settlement plan ✓ Reviewed stress testing reports related to credit risk ✓ Reviewed and approved various credit files of the Bank’s clients in accordance with the credit approval policies ✓ Reviewed and approved changes to certain sector limits and the methodology used to establish such limits ✓ Reviewed certain risk management policies RISK MANAGEMENT COMMITTEE Meetings ✓ Thirteen (13) and one (1) meeting held jointly with the Audit Committee In camera meetings ✓ Executive Vice President – Risk Management ✓ Chief Compliance Officer Patricia Curadeau-Grou, Chair Yvon Charest Annick Guerard Karen Kinsley Pierre Pomerleau Lino A. Saputo Macky Tall

NBC – Management Proxy Circular 4. The Board and its Committees 54 RISK MANAGEMENT COMMITTEE (continued) Main responsibilities Main achievements in fiscal 2023 Notably, we: Overseeing the management of the main risks to which the Bank is exposed (continued) ✓ Reviewed quarterly reports on the oil and gas sector ✓ Reviewed, with the HRC, the work of the Compensation Risk Oversight Working Group ✓ Reviewed the international investment portfolio ✓ Reviewed the private equity portfolio ✓ Reviewed the commercial real estate loan portfolio ✓ Reviewed the results of a stress test for the Bank and its subsidiaries ✓ Reviewed subsidiary governance, including integrated subsidiary risk management Reviewing and approving the Bank’s risk appetite framework ✓ Recommended to the Board the approval of the Bank’s risk appetite framework and ensured that the Bank’s management was implementing appropriate processes to effectively manage risks Overseeing capital and liquidity and funding management ✓ Reviewed and recommended that the Board approve the capital plan ✓ Reviewed the performance of models and parameters used to manage credit risk and calculate regulatory capital ratios ✓ Reviewed the liquidity management reports ✓ Examined and approved the funding plan ✓ Reviewed the annual report of the independent auditor to the Bank’s management Oversight functions ✓ Reviewed and approved the mandate, nature and scope of work of the Risk Management and Compliance oversight functions ✓ Obtained assurance regarding the independence and effectiveness of the Risk Management and Compliance oversight functions, ensured that they have sufficient resources to fulfill their mandates and responsibilities and approved their budgets ✓ Reviewed the interim and annual reports produced by the Chief Compliance Officer regarding the compliance status of the Bank and its subsidiaries, including compliance with the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (PCMLTFA) ✓ Acknowledged the reports of the Senior Vice President – Internal Audit and obtained assurance that necessary follow-up measures had been taken in response to the main recommendations in these reports ✓ Acknowledged the annual audit plan ✓ Assessed the performance of the Executive Vice President – Risk Management and the Chief Compliance Officer and provided the HRC and the Board with recommendations regarding their compensation ✓ Reviewed the succession plan of the Executive Vice President – Risk Management and of the Chief Compliance Officer and made recommendations to the HRC and the Board

NBC – Management Proxy Circular 4. The Board and its Committees 55 RISK MANAGEMENT COMMITTEE (continued) Main responsibilities Main achievements in fiscal 2023 Notably, we: ESG ✓ Acknowledged the financed emissions targets ✓ Reviewed the integrated risk management reports, which include monitoring of environmental and climate risks, as well as social risks ✓ Reviewed updates on measures and disclosure of greenhouse gas emissions for the oil and gas portfolio and on decarbonization targets ✓ Monitored the progress of the construction of the new head office in accordance with LEED and WELL certification objectives ✓ Acknowledged the TCFD Report ✓ Reviewed, with the AC, the scope of Guideline B-15 of the Office of the Superintendent of Financial Institutions and the IFRS S1 and S2 standards on climate risk management Other ✓ Recommended to the CRCGC and the Board to approve the revision to its mandate ✓ Reviewed the budget and timeframe for the construction of the Bank’s new head office An assessment of the Risk Management Committee’s performance was undertaken for fiscal 2023 and the committee is confident that it has fulfilled its duties and responsibilities with regards to its mandate. Patricia Curadeau-Grou Chair of the Risk Management Committee

NBC – Management Proxy Circular 4. The Board and its Committees 56 Members CONDUCT REVIEW AND CORPORATE GOVERNANCE COMMITTEE Main responsibilities Main achievements in fiscal 2023 Notably, we: Composition and functioning of the Board and its committees ✓ Verified the independence, eligibility, availability and competencies of the Board members and director nominees ✓ Reviewed and recommended that the Board approve the revision to the Director Independence Policy ✓ Reviewed and recommended that the Board approve the Board’s Inclusion and Diversity Policy and the related objectives and framework ✓ Revised the director skills matrix ✓ Reviewed and recommended that the Board approve its own composition, the composition of its committees and the appointment of committee members and their chairs ✓ Obtained assurance that each director complies with the Code of Conduct and conflict of interest standards ✓ Reviewed and recommended the revision of the mandates of the HRC, the RMC, the AC, the Chair of the Board and the committee chairs ✓ Recommended that the Board approve the revision to its mandate Assessment of the Board, its committees and directors ✓ Reviewed the methodology for assessing the Board and its chair, the committees and the committee chairs, and the directors ✓ Reviewed the results and informed the Board of the assessment of the performance and effectiveness of the Board and its members, the Chair of the Board, the committees and their chairs ✓ Developed an annual action plan based on results and informed the Board ✓ Monitored periodically the implementation of the objectives and proposals set out in the 2022-2023 action plan The Conduct Review and Corporate Governance Committee keeps abreast of the latest governance trends and oversees the progress of the Bank’s environmental and social strategy to ensure that the Bank’s practices in this regard are sound and compliant with legislation. It ensures that the directors, officers and employees act in an ethical and responsible manner. In addition, it monitors the application of the consumer protection framework and related measures. It must also ensure the competence and integrity of the directors, plan their succession and share the roles and responsibilities between the Board and the committees. It oversees the assessment of the performance and effectiveness of the Board, its committees, committee chairs and directors. The committee ensures that mechanisms are put in place to prevent transactions between the Bank and related parties that are prohibited by legislation from being carried out. CONDUCT REVIEW AND CORPORATE GOVERNANCE COMMITTEE Meetings ✓ Five (5) Other role ✓ Served as the Conduct Review Committee for a subsidiary, namely, Natcan Trust Company Yvon Charest, Chair Patricia Curadeau-Grou Karen Kinsley Robert Pare Macky Tall

NBC – Management Proxy Circular 4. The Board and its Committees 57 CONDUCT REVIEW AND CORPORATE GOVERNANCE COMMITTEE (continued) Main responsibilities Main achievements in fiscal 2023 Notably, we: Orientation and education of directors ✓ Monitored periodically the integration and orientation of new directors ✓ Updated the Continuing Education Program for directors ✓ Identified training sessions for directors Succession planning for directors and Chair of the Board ✓ Reviewed the composition of the Board, the diversity, the tenure of each existing director, the complementarity of skills and experiences on the Board ✓ Evaluated potential candidates for the role of director ✓ Recommended to the Board that it approve the nomination of Annick Guerard and Pierre Pomerleau as new director nominees for the meeting of holders of common shares of the Bank held on April 21, 2023 ✓ Recommended to the Board that it approve the appointment of Robert Pare as Chair of the Board ✓ Recommended to the Board that it approve the nomination of Arielle Meloul-Wechsler as a new director nominee for the meeting of holders of common shares of the Bank to be held on April 19, 2024 Director compensation and insurances ✓ Reviewed and recommended that the Board approve a revision to the Bank’s director compensation plan ✓ Reviewed the annual renewal of the directors and officers’ liability insurance and of the crime insurance for financial institutions ✓ Reviewed and recommended that the Board approve the increase in the amount that may be paid to directors under the Bank’s by-laws Oversight of governance matters ✓ Reviewed updates relating to recent changes in regulations, guidelines and governance and recommended to the Board changes to the Bank’s governance practices ✓ Reviewed and recommended that the Board approve the Management Proxy Circular (including the shareholder proposals and responses thereto and the form of proxy) for the annual meeting of holders of common shares of the Bank held on April 21, 2023 ✓ Reviewed practices for holding shareholder meetings ✓ Reviewed the progress of the stakeholder engagement program ✓ Received the annual report on compliance with the Subsidiary Governance Framework

NBC – Management Proxy Circular 4. The Board and its Committees 58 CONDUCT REVIEW AND CORPORATE GOVERNANCE COMMITTEE (continued) Main responsibilities Main achievements in fiscal 2023 Notably, we: Oversight of environmental and social responsibility matters ✓ Periodically reviewed the environmental and social responsibility strategy of the business sectors ✓ Reviewed the evolution of the governance structure and of ESG priorities ✓ Reviewed progress on the Bank’s ESG priorities, including targets, commitments and rating agency results, on a semi-annual basis ✓ Reviewed measures and new targets related to financed emissions for the commercial real estate and energy production sectors ✓ Reviewed trends in environmental and social responsibility and related best governance practices ✓ Discussed the Bank’s membership to the Progressive Aboriginal Relations TM certification program of the Canadian Council for Aboriginal Business ✓ Examined trends related to biodiversity matters ✓ Examined and discussed shareholder proposals on environmental and social responsibility ✓ Received the ESG Report and the TCFD Report ✓ Received the Principles for Responsible Banking Report ✓ Reviewed, with the HRC, the Internal Audit report on the progress status of ESG priorities and the impact on the executive compensation envelope Oversight of matters related to review, ethics and consumer protection measures ✓ Received a follow-up on the implementation of new consumer protection and complaint processing measures ✓ Received internal policies related to the consumer protection framework ✓ Reviewed the Chief Compliance Officer’s semi-annual report on consumer protection and complaint processing ✓ Discussed semi-annually with the Compliance function and the Client Complaint Appeal Office the operationalization of consumer measures and their effectiveness ✓ Approved annual consumer protection reports for submission to the Commissioner of the Financial Consumer Agency of Canada ✓ Reviewed the annual report on ethics and reviewed the application of the Code of Conduct and its related policies and standards ✓ Received the annual report of the Employee Ombudsman’s Office ✓ Reviewed the reporting and implementation of mechanisms to enforce the related party legislation An assessment of the Conduct Review and Corporate Governance Committee’s performance was undertaken for fiscal 2023 and the committee is confident that it has fulfilled its duties and responsibilities with regards to its mandate. Yvon Charest Chair of the Conduct Review and Corporate Governance Committee

NBC – Management Proxy Circular 4. The Board and its Committees 59 Main responsibilities Main achievements in fiscal 2023 Notably, we: Monitoring of human resources policies, programs and practices including compensation and organizational culture ✓ Reviewed the total compensation strategy with the aim of ensuring and improving the total compensation, focusing both on direct compensation as on the health and well-being of employees, whether physical, mental or financial ✓ Recommended that the Board approve the targets and parameters of the annual Incentive Compensation Program (ICP), which applies to over 19,000 employees, and the parameters of the SYNERGY – Executives Compensation Program, which applies to Executive Officers and officers, for fiscal 2023 and fiscal 2024, including ESG priorities ✓ In collaboration with the CRCGC, reviewed the evolution of ESG priorities and its impact on the SYNERGY – Executives envelope, then approved the short-, mid- and long-term variable compensation envelopes for 2023 ✓ Approved the 2024 salary increase budget ✓ Reviewed, with the RMC, the work of the Compensation Risk Oversight Working Group ✓ Reviewed and approved proposed changes to certain compensation programs, including mid- and long-term deferred compensation programs and one of the short-term variable compensation programs ✓ Reviewed the report on culture, a distinctive element of the Bank’s employer brand, on access to key talent to grow, perform and evolve, and on team engagement support ✓ Discussed the evolution of our entrepreneurial culture as a differentiating strategy ✓ Reviewed the Pay Equity and Transparency Report ✓ Reviewed on a quarterly basis the Employee Experience sector scorecard presenting an overview of various dimensions, including culture, talent management, health, well-being, inclusion and diversity, as well as various employee initiatives Members HUMAN RESOURCES COMMITTEE The Human Resources Committee supervises and approves the management of compensation risks, the policies and main compensation programs, the main strategies and practices related to culture and talent management, the succession plans for officers, the pension plans, and communication with stakeholders. It ensures the existence of human resources management programs which allow it to attract and retain top talent and promote employee experience. The committee ensures that the Bank’s human resources management strategies and organizational culture are aligned with the Bank’s ESG practices and strategies. The committee also puts emphasis on the employee experience by ensuring that the health, safety and well-being, be it physical, mental and financial, are prioritized in its policies, programs and practices. The Compensation Risk Oversight Working Group works collaboratively with the committee. HUMAN RESOURCES COMMITTEE Meetings ✓ Seven (7) Pierre Boivin, Chair Maryse Bertrand Pierre Blouin Yvon Charest Rebecca McKillican

NBC – Management Proxy Circular 4. The Board and its Committees 60 HUMAN RESOURCES COMMITTEE (continued) Main responsibilities Main achievements in fiscal 2023 Notably, we: Performance and compensation management of the President and Chief Executive Officer ✓ Approved the objectives of the executives’ scorecard and performance targets of the SYNERGY – Executives Compensation Program applicable to the President and Chief Executive Officer, Other Executive Officers and all officers ✓ Reviewed the competitiveness of the President and Chief Executive Officer’s target total direct compensation ✓ Assessed the President and Chief Executive Officer’s performance based on his role and responsibilities, financial results, annual objectives derived from the mid-term business plan and key performance indicators, including ESG priorities, as well as the prudence with which he managed the Bank’s operations and the risks to which the Bank is exposed, and subsequently reported to the Board Performance and compensation management of the Other Executive Officers and heads of the oversight functions ✓ Received the President and Chief Executive Officer’s report on the performance assessment of the Other Executive Officers ✓ Reviewed the competitiveness of the target total direct compensation of Other Executive Officers ✓ Reviewed, with the AC and the RMC, the competitiveness of the target total direct compensation of the heads of the oversight functions and recommended that the Board approve their compensation for fiscal 2023 Review of the Executive Officers’ and officers’ succession and development plan ✓ Reviewed and recommended that the Board approve the updated succession and development plan of the Executive Officers, of the heads of the oversight functions and of the officers of the Bank, with consideration for our principles of inclusion and diversity ✓ Reviewed and recommended to the Board the approval of appointment, mandate and compensation of new members that joined the Senior Leadership Team in fiscal 2023 Oversight of pension plans and employee benefits ✓ Reviewed a report on the performance, risk-taking and governance of the mutual fund and on the application of the investment policy to the Bank’s pension plans ✓ Approved the revision of the Mutual Fund Policy for the Bank’s pension plans ✓ Received the annual report on governance and risk management of pension plans and the quarterly updates ✓ Received the administrator’s report on the Post-Retirement Allowance Program (PRAP) for officers ✓ Approved the appointment of the members of the Retirement Committee

NBC – Management Proxy Circular 4. The Board and its Committees 61 HUMAN RESOURCES COMMITTEE (continued) Main responsibilities Main achievements in fiscal 2023 Notably, we: Stakeholder engagement and compliance with governance standards ✓ Reviewed the report of the Bank’s Internal Audit function on total compensation policies, programs and practices ✓ Reviewed, with the CRCGC, the Internal Audit report on the progress status of ESG priorities ✓ Verified that each of the Executive Officers and the heads of the oversight functions comply with the Bank’s Code of Conduct and conflict of interest standards ✓ Reviewed the results of the self-assessment of the HRC members’ knowledge and expertise in risk management ✓ Reviewed the summary of the Internal Audit report on human risk governance ✓ Monitored exchanges with the Bank’s institutional shareholders and rating agencies Other ✓ Recommended to the CRCGC and the Board to approve the revision to its mandate An assessment of the Human Resources Committee’s performance was undertaken for fiscal 2023 and the committee is confident that it has fulfilled its duties and responsibilities with regards to its mandate. Pierre Boivin Chair of the Human Resources Committee

NBC – Management Proxy Circular 4. The Board and its Committees 62 Main responsibilities Main achievements in fiscal 2023 Notably, we: Technology strategy ✓ Reviewed the technology strategy, including investments and opportunities, as well as its alignment with the Bank’s business strategy ✓ Reviewed the progress made on strategy relating to the digitization of services, automation and digital offering ✓ Reviewed the Bank’s strategy regarding artificial intelligence and its use, including vision, mission, operational model, challenges, governance, ethics and risk management ✓ Reviewed on a quarterly basis the ESG risks and issues raised by the various sectors and ensured that the technology strategy is aligned to support the various business lines Transformation, investments and technological assets ✓ Reviewed the annual budget to support the technology strategy and the investments in and management of technological assets ✓ Reviewed the technology initiatives portfolios for each of the business sectors ✓ Reviewed the interim reports regarding the delivery of technology services, including project follow-ups and technology modernization ✓ Reviewed the methodology, risks and impacts of technological debt TECHNOLOGY COMMITTEE Meetings ✓ Five (5) Members TECHNOLOGY COMMITTEE The Technology Committee oversees the application of the technology strategy and ensures that it meets the needs of the Bank’s clients and employees as well as its business objectives, namely, in developing technological solutions and promoting best practices in relation to information technology. The committee ensures that it is informed of any situation that could jeopardize the Bank’s technological assets and the impact on clients. It also reviews major technology investments. In addition, it oversees technological risks, particularly with respect to cybercrime, personal information, obsolescence, and artificial intelligence. Pierre Blouin, Chair Maryse Bertrand Lynn Loewen Rebecca McKillican

NBC – Management Proxy Circular 4. The Board and its Committees 63 TECHNOLOGY COMMITTEE (continued) Main responsibilities Main achievements in fiscal 2023 Notably, we: Cybersecurity and technology monitoring ✓ Reviewed the effectiveness of the cybersecurity program and cyber resiliency practices, including cybersecurity risk posture ✓ Reviewed the interim reports on technology risks, including cyber risks and cybercrime ✓ Received information about the delivery of technology risk projects, including cybersecurity ✓ Reviewed real cases of cyber attacks, their impacts and the lessons learned ✓ Ensured compliance with legislative and regulatory requirements ✓ Acknowledged the Technology Risk and Cyber Risk Management Policy ✓ Acknowledged the Corporate Information Security Policy ✓ Reviewed the access management process ✓ Reviewed market trends and developments in information technology and financial technology projects, including open banking Privacy ✓ Reviewed the data strategy, data security, data use and data retention ✓ Reviewed the Bank’s privacy priorities and projects ✓ Received quarterly privacy status monitoring ✓ Acknowledged the Privacy Booklet An assessment of the Technology Committee’s performance was undertaken for fiscal 2023 and the committee is confident that it has fulfilled its duties and responsibilities with regards to its mandate. Pierre Blouin Chair of the Technology Committee

NBC – Management Proxy Circular 64 5. Governance Practices Governance structure and approach P. 65 Culture and integrity P. 69 Board composition P. 70 Diversity P. 74 Succession planning, assessment and training P. 79 Subsidiary governance P. 85 Environmental, social and governance (ESG) commitments P. 86 Stakeholder engagement P. 90 Code: Code of Conduct UN: United Nations Table of contents Glossary The ESG Report, the TCFD Report (Climate Report) and the Inclusion, Diversity and Equity Booklet are available under “Commitments and Impact” on nbc.ca/about-esg. You can consult the following documents under “Board of directors” on nbc.ca/governance: > Mandates of the Board, the committees, the Chair of the Board and the committee chairs > The Board’s Inclusion and Diversity Policy > Director Independence Policy > Majority Voting Policy (this policy is incorporated by reference into the Circular) > Proxy Access Policy You can consult the following documents under “Codes and commitments” on nbc.ca/governance: > Stakeholder Engagement Guidelines > Code of Conduct The information contained in the various documents, policies or reports published by the Bank or available on the Bank’s website and referred to in this document is not and should not be considered to be incorporated by reference in the Circular, unless expressly stated otherwise. References

NBC – Management Proxy Circular 5. Governance Practices 65 Our approach is based on the following principles: Rigour The directors exercise independent judgment in the performance of their duties to protect the interests of the Bank. They have the necessary skills to advise management on the Bank’s strategic orientation. Oversight The Board oversees the policies and the risk management framework to ensure that the Bank takes on risks in line with its risk appetite. Integrity The directors and officers embody the values of the Bank and guide its governance culture. Transparency The directors avoid conflicts of interest and ensure transparency in their interactions to maintain stakeholder confidence in the Bank. Independence The Board is independent of the Bank and of its management so that it can carry out its oversight duties adequately. We believe it is vital to adopt a governance culture that aims not only to have a positive impact in people’s lives, as stated in our One Mission, but also, to ensure our compliance with best practices and the applicable rules, so we can meet the expectations of the Canadian regulatory authorities and our stakeholders. This transparency and independence allow the Board to meet its good governance goals. These rigorous principles are based on exemplary ethical standards and are aligned with our strategy; they guide the Bank in its interactions with its stakeholders, as well as promote the proper operation of the Bank. GOVERNANCE STRUCTURE AND APPROACH

NBC – Management Proxy Circular 5. Governance Practices 66 Our governance structure Five committees support the Board in its mandate: Audit, Conduct Review and Corporate Governance, Risk Management, Human Resources and Technology. It also receives recommendations from the four oversight functions: Internal Audit, Risk Management, Compliance and Finance. The diagram below illustrates the interactions between the Board, the committees, the oversight functions and other bodies mentioned in this section: Senior Leadership Team President and Chief Executive Officer Audit Committee Risk Management Committee Human Resources Committee Conduct Review and Corporate Governance Committee Shareholders Board of directors Independent Auditor Compliance Risk Finance Management Internal Audit Technology Committee Client Complaint Appeal Office ESG Committee Compensation Risk Oversight Working Group Inclusion, Diversity and Equity Council

NBC – Management Proxy Circular 5. Governance Practices 67 Oversight functions Internal Audit Finance > The Internal Audit segment is the third line of defence in the risk management framework. > It is responsible for objectively providing the Bank’s Board and management with: – Independent assurance on the effectiveness of the main governance, risk management, and internal control processes and systems – Recommendations that promote the long-term strength of the Bank > The Finance segment is responsible for optimizing management of financial resources and ensuring sound governance of financial information. > It helps the business sectors and the support functions with their financial performance. > It ensures regulatory compliance. > It is responsible for the presentation of the Bank’s reporting to shareholders as well as the presentation of its external reporting outside of the various units, entities and subsidiaries of the Bank. > It is also responsible for capital management and actively participates in the activities of the Asset/Liability Management Committee. Risk Management Compliance > The Risk Management segment is responsible for: – Independent and integrated identification, assessment and monitoring of the various risks to which the Bank and its subsidiaries are exposed – Promoting a risk management culture within the Bank > The Risk Management team helps the Board and management understand and monitor the main risks. > This sector develops, maintains and communicates the risk appetite framework while ensuring the integrity and reliability of risk measures. > The Compliance segment is responsible for implementing a Bank-wide risk management framework for regulatory compliance. > It relies on an organizational structure that includes functional links to the main business sectors. > It also oversees and assesses independently the compliance of the Bank and its subsidiaries with the standards and policies relating to the management of risk of non-compliance with regulations.

NBC – Management Proxy Circular 5. Governance Practices 68 Chair of the Board The Chair takes on the leadership of the Board, directs its activities and presides over its meetings as well as the shareholder meetings. The Chair ensures that the Board performs its duties effectively and independently, in the interests of the Bank and taking into consideration the interests of its stakeholders. The Chair promotes the highest standards of integrity and ethical conduct among Board members, as well as rigorous governance standards. Moreover, the Chair encourages frank and constructive debate among the directors and fosters open dialogue between directors and management. The Chair also: > ensures that the Board’s committees fulfill the responsibilities assigned to them by the Board and that they report back to the Board on the results of their work; > ensures that the Board has the necessary resources and information to fulfill its mandate and responsibilities; > ensures that the independent directors meet at the end of each Board meeting, without members of the Bank’s management present, and presides these proceedings in camera; > participates as a non-voting guest at meetings of committees of which the Chair is not a member, but may, at the request of the committee chair, act as a member and cast a vote if the quorum could not otherwise be reached at a meeting; > assists the Conduct Review and Corporate Governance Committee in overseeing the process for evaluating the performance of the Board, committees and directors; and > participates in meetings with Bank stakeholders. The Chair of the Board is independent as defined by the Canadian Securities Administrators and does not have a casting vote in the event of a tie among Board member votes. Committees created by the Board The Board delegates some of its powers to its committees. It appoints committee members and chairs chosen among the directors, in accordance with the eligibility criteria established by the legislation in force. Following the recommendations of the Conduct Review and Corporate Governance Committee, the Board approves the mandates of its committees as well as those of the committee chairs. For further information on the composition, mandates and achievements of the committees, refer to Section 4.

NBC – Management Proxy Circular 5. Governance Practices 69 CULTURE AND INTEGRITY The Board, accompanied by management, sets an example and promotes an ethical and transparent business culture across the Bank, particularly with regard to the duties to act with honesty and integrity, to comply with the law, to treat clients with respect and civility, to protect their privacy and avoid conflicts of interest. Our Code of Conduct The Board upholds the rules of conduct and ethics, by way of the Conduct Review and Corporate Governance Committee, which adopts and regularly reviews the Bank’s Code. The Bank considers strict adherence to the Code essential to maintain the trust of our stakeholders. This applies to the directors, officers and all employees of the Bank. Our Code sets out six guiding principles aligned with our values that guide our actions. These principles guide the Board in fulfilling its mandate, including the important decisions it must make and the policies it adopts. It sets out standards for desired conduct and how our directors, officers and employees interact, with each other and with our stakeholders, including regulators, suppliers, the media, competitors and the public. Furthermore, the Board ensures that the Bank has a permanent, appropriate and effective process in place that ensures compliance with these rules, by having the directors, officers and employees sign an annual commitment to follow the Code. It also ensures, in line with the existing continuous disclosure obligations, the disclosure of any material breach of the rules of this Code by a director or an Executive Officer. Finally, the Board ensures that the Code is filed with the Canadian Securities Administrators and that it be made available on the Bank’s website. The Code is available on nbc.ca/governance. Independent complaint and report handling The Board and the Senior Leadership Team strive to foster an environment open to dialogue, where employees can express themselves and share their concerns. To ensure that our employees can raise concerns relating to accounting, internal accounting controls and auditing, and report wrongdoings without fear of reprisal, the Audit Committee and the Conduct Review and Corporate Governance Committee have adopted a whistleblower policy and oversee its application. This means we have an effective, accessible and confidential process in place to facilitate the handling of these complaints and irregularities, so as to foster a culture conductive to reporting for all of our employees and those of our subsidiaries. It is the Bank’s Ethics Ombudsman who receives, handles and archives these complaints, concerns and reports. Furthermore, the Bank has a Client Complaint Appeal Office and an Employee Ombudsman. The Client Complaint Appeal Office investigates, as a last resort, complaints from clients relating to products and services offered by the Bank. The Employee Ombudsman helps resolve disputes employees may have in the course of their duties and, where necessary, preserves employee anonymity when handling reports. In all these situations, the complaint handling process is impartial and independent, to ensure equitable treatment. For further information on the duties of the Client Complaint Appeal Office, the Ethics Ombudsman and the Employee Ombudsman, consult the “Complaint settlement” and “Report wrongdoing” pages on nbc.ca.

NBC – Management Proxy Circular 5. Governance Practices 70 BOARD COMPOSITION The Board, with the support of the Conduct Review and Corporate Governance Committee, regularly reviews its size and composition using a set of criteria and expectations for directors that it establishes and reviews on an ongoing basis, and which include: > Skills > Independence > Integrity > Availability > Diversity These expectations are described in further detail in the following pages. The Board believes that its composition is adequate to allow it to make informed decisions, staff its committees and plan its succession. Expectations for directors and desired skills To be able to fulfill its role, the Board is made up of directors with a wide range of knowledge and complementary skills. The Board believes that having directors with different backgrounds and from different industries is an asset , as they bring to the Board a different perspective useful when overseeing the Bank’s strategy. Every year, the Conduct Review and Corporate Governance Committee reviews the list of skills sought by the Bank so that it reflects our evolving needs and relevant best practices. You can consult these skills, as well as the reasons why they are useful to the Board in Section 2. The directors perform an annual self-assessment of their skills, and these are reflected in the skills matrix grid provided in Section 2 of the Circular. This grid is subsequently used in the succession planning process, when staffing committees, as well as to identify specific skills required by future candidates for a director position, as the Bank’s strategy evolves. We believe that the skills and expertise of our new candidate, Arielle Meloul-Wechsler will be assets for the Board and will complement those of our existing directors. Altogether, they will have the skills, knowledge and expertise to fulfill their responsibilities.

NBC – Management Proxy Circular 5. Governance Practices 71 In addition to the desired skills, the Conduct Review and Corporate Governance Committee also keeps a list of expectations for director contributions to the Board, in the form of desired aptitudes and behaviours. As such, the Board expects all directors and candidates to demonstrate the following skills and conduct: Dedication and integrity Commitment, rigour and participation Contribution to the Bank’s values and business acumen > Look after the interests of the Bank > Strive for continuous improvement > Act as ambassador of the Bank in their area and in the broader community > Understand their role and responsibilities as well as the associated expectations and obligations > Make full use of t their skills, experience and influence in a constructive manner > Perform their duties with integrity, honesty and candour > Adhere to the Bank’s Code > Ensure compliance with the eligibility criteria set out in the Bank Act (Canada), in any other legislation and within any internal rules > Avoid conflicts of interest > Ensure the confidentiality of all information to which they have access > Adhere to the standards of independence from the Bank’s management > Devote the time and energy needed to meet their obligations in full > Prepare adequately for meetings > Attend at least 75% of the meetings to which they are called > Keep financial skills up to date > Meet share ownership requirements and demonstrate transparency in transactions > Stay up to date on the Bank’s affairs and on any issues or trends that could affect its activities > Participate in the Continuing Education Program > Take responsibility for decisions made by the Board > Challenge the status quo, encourage change and seek solutions > Contribute to responsible risk management across the Bank > Demonstrate leadership, initiative, foresight and courage > Manage conflicts constructively and work collaboratively with other members > Have an entrepreneurial spirit and an interest in innovation > Understand the vision, strategic direction, objectives and risks associated with the Bank’s activities > Exercise clear and sound judgment to assess opportunities for the Bank > Exhibit sound business judgment > Think critically about the Bank’s growth strategies > Lead by example and contribute to the corporate culture > Be open to the views and concerns of the Bank’s stakeholders

NBC – Management Proxy Circular 5. Governance Practices 72 Director independence A director is independent if they do not have a direct or indirect material relationship with the Bank. A material relationship is one that the Board could reasonably expect it to interfere with a director’s independent judgment. The Board implements structures and procedures to ensure its independence from the Bank’s management. Thus, for instance, the Conduct Review and Corporate Governance Committee has drafted the Director Independence Policy, which sets out standards generally based on the criteria issued by the Canadian Securities Administrators and the Affiliated Persons (Banks) Regulations (Canada). The committee regularly assesses the independence of Board members, using among other things, information provided by the directors semi-annually, or information otherwise brought to its attention. The Board then reviews the independence assessment conducted by the Conduct Review and Corporate Governance Committee. > All members of the Board and director nominees are independent as defined by the Canadian Securities Administrators, with the exception of the President and Chief Executive Officer of the Bank, who in accordance with the Bank Act (Canada), is required to sit on the Board while serving in these roles. > The role of the Chair of the Board and the role of the President and Chief Executive Officer of the Bank are distinct. During fiscal 2023, the independent directors met in camera, without members of management being present at each Board meeting and committee meeting, as set out in the agenda. Moreover, the Board and its committees may hire legal counsel or other independent external consultants. They may define the mandates of these consultants and set their compensation, which is paid by the Bank. The Board or the relevant committee assesses the nature of the other mandates assigned by the Bank to these consultants, to ensure that these do not compromise their independence. When the Board or a committee retains the services of such consultants for an indefinite period, it must approve the list of mandates that the Bank plans to assign to the consultants annually so that these do not affect their independence. Director integrity The directors act with integrity and exercise independent judgment in fulfilling their roles and responsibilities. The Conduct Review and Corporate Governance Committee conducts a background and reference check on all director candidates before their election and at least once every five years thereafter. The directors submit an annual confirmation, in writing, that they do not have a criminal record. Also on an annual basis, the directors agree, in writing, to comply with the Bank’s conflict-of-interest standards. They must avoid all real, potential or apparent conflicts of interest with the Bank. Any director who is party to a contract with the Bank or has an interest in a material transaction with the Bank must disclose the nature and scope of this interest to the Chair of the Board or of the Conduct Review and Corporate Governance Committee as soon as possible, in accordance with applicable legislation. This director must leave the meeting during review of the contract or transaction and abstain from voting on the matter, barring exceptions set out in the applicable legislation. Moreover, the directors regularly confirm the absence of conflicts of interest to the Corporate Secretary, which ensures full disclosure.

NBC – Management Proxy Circular 5. Governance Practices 73 Director availability The Board and its committees met frequently in 2023: Board AC RMC CRCGC HRC TC Total 15 meetings 6 meetings 14 meetings 5 meetings 7 meetings 5 meetings 52 meetings The Board expects all directors to attend the meetings to which they are called and to remain present throughout. All directors must attend at least 75% of the meetings to which they are called unless the Conduct Review and Corporate Governance Committee excuses them due to factors beyond their control. In such cases, the Board may review the director’s ability to serve effectively as a Bank director. Information regarding the attendance of directors standing for election is set out in Section 2 of the Circular. During fiscal 2023, the average attendance rate of director nominees was 99% for Board and committee meetings. Attendance rates of directors who served on the Board during fiscal 2023, but are not director nominees: Director Date of departure they ceased or will cease to be a director Attendance at meetings to which the director was called during the fiscal year Jean Houde April 21, 2023 100% Andrée Savoie April 21, 2023 90% Pierre Thabet April 21, 2023 100% Maryse Bertrand April 19, 2024 100% Lino A. Saputo April 19, 2024 100% Outside directorships Directors must inform the Chair of the Conduct Review and Corporate Governance Committee or of the Board before accepting any invitation to serve on a board of directors other than that of the Bank. In such cases, the Chair of the Conduct Review and Corporate Governance Committee, along with the Chair of the Board, assesses whether the director would have a real, potential or apparent conflict of interest and would be able to continue fulfilling their duties as director of the Bank. Director nominees do not sit on more than two boards of directors of public corporations in addition to that of the Bank. The President and Chief Executive Officer does not serve on the board of directors of any other public corporation.

NBC – Management Proxy Circular 5. Governance Practices 74 The Board considers that the fact that a Bank director sits on the board of directors of another public corporation does not necessarily impair their ability to exercise independent judgment and act in the best interest of the Bank. We do not limit the number of boards on which directors may serve, but we regularly review this information to verify that each director can properly fulfill their role as a Bank director. Members of the Audit Committee are not permitted to serve on the audit committees of more than three public corporations, including that of the Bank, without prior approval of the Board. We maintain a list of all the directorships of our directors and director nominees. In Section 2 of the Circular, we disclose the names of the public corporations on whose boards the director nominees currently serve or have served in the past five years. Following the meeting, no director will sit simultaneously with another director of the Bank on the board of directors of another public company. Change of status Directors must notify the Chair of the Board or of the Conduct Review and Corporate Governance Committee as soon as possible in the event of any change in their professional or personal circumstances that may affect their role as a director, as well as any conflict of interest. The Chair of the Board or of the Conduct Review and Corporate Governance Committee then reports to the Board and makes the appropriate recommendations. DIVERSITY Diversity of the Board The Bank and the Board believe in the importance of having a board that is representative of the Bank’s clients, employees and the communities in which it operates. We believe that a balanced and diverse board has many benefits, such as complementary skills, the presence of different perspectives, and a good understanding of the needs and expectations of our stakeholders. In addition, a culture of inclusion promotes open and constructive debates within the Board, its committees and in discussions with management. In 2023, the Board revised the Inclusion and Diversity Policy to clarify its objective of increasing inclusion and diversity on the Board, by striving for parity and maintaining at least 40% women and 40% men among the independent directors. In assessing the composition of the Board, succession planning and the review of new candidates for the position of director, the Conduct Review and Corporate Governance Committee ensures compliance with applicable legislation and considers a variety of factors, including the current and future needs of the Board, our business reality and geographic location, in addition to our requirements in terms of independence, competence, availability, integrity and adherence to the Bank’s values. To achieve our goal of increasing Board inclusion and diversity, the committee also considers the following criteria: > gender identity and membership in the following under-represented groups: visible minorities, Indigenous peoples, persons with disabilities (visible and non-visible) and members of LGBTQ2+ communities > other diversity factors, such as age, belonging to an ethno-cultural group or place of residence > the presence of different profiles with a wide range of experience, career paths, knowledge and complementary skills.

NBC – Management Proxy Circular 5. Governance Practices 75 The Board relies on the tools put in place by its Conduct Review and Corporate Governance Committee: > a robust succession planning process > a director term limit > a pool of candidates consistent with our objective and the above criteria continuously updated > the possibility of using the services of external consultants to identify potential candidates. In addition, the Chair of the Board and committee chairs are responsible for promoting inclusion by fostering a climate of openness and respect where each member can fully play their role. The Conduct Review and Corporate Governance Committee regularly assesses the composition of the Board based on the following data: > the aggregated results from the voluntary self-identification questionnaire completed by the directors > the results of the annual assessment of directors on Board composition, diversity and spirit of inclusion. If the thirteen director nominees are elected at the meeting, the Board will consist of six women, representing 50% of the independent directors. As at February 20, 2024: > One person on the Board has identified as a visible minority > The proportion of women on the Board is 43% (46% of independent directors) > The Audit Committee and the Risk Management Committee are chaired by women > The representation of women on the Board and the committees is as follows: Board AC RMC CRCGC HRC TC 6/14 43% 3/4 75% 3/7 43% 2/5 40% 2/5 40% 3/4 75%

NBC – Management Proxy Circular 5. Governance Practices 76 Diversity in senior management and management(1) Providing an inclusive and diverse environment where each person can be themselves and develop with confidence, ensures the realization of their full potential. For this, the Bank continuously deploys a variety of initiatives to foster inclusion, equity and the development of its different groups of employees. The Bank considers the representation of women and diversity in its appointments to Executive Officer positions. The Bank has not set a specific target for these positions, as there are too few executive officers to set realistic targets. It does, however, monitor succession to ensure fair representation of women in this group. The Senior Leadership Team and the Human Resources Committee receive a quarterly status progress report on this representation, by way of the Employee Experience scorecards. Following the efforts made under the 2020-2023 three-year plan, the representation of women in officer(2) and Executive Officer positions as of December 31, 2023 was 36.2% on a target set at 36% for this period. The following table shows the representation of women in Executive Officer and officer positions at the Bank within Canada: Executive Officers Officers(2) Executive Officers and officers (combined) ■ Men ■ Women 44.4% 55.6% 65.0% 35.0% 63.6% 36.4% As part of the 2024-2026 three-year plan presented to the Human Resources Committee, the target for representation of women in officer(2) and Executive Officer positions was revised to 39% for 2026. The target for visible minority representation was also revised. This target was increased from 7% in 2023, to 12% in 2026, while currently, persons belonging to visible minority groups represent 9.3% in such positions. These targets were established following a rigorous review of our corporate commitments and support the Bank’s priorities in terms of culture and talent, namely to: > Create an open and inclusive environment where everyone feels recognized and reaches their full potential. > Build diverse teams that are representative of the society and communities in which the Bank does business and access top talent. > Strengthen our position as a people-centric employer of choice, recognized for our social commitment and sound governance. While the Bank does not favour imposing a minimum number of hires as part of its approach in the representation of minority groups, it ensures that its human resources practices always consider the diversity of the population and its employees. Global and senior management-level representation targets, for women and other minority groups, are set out in the Inclusion, Diversity and Equity Booklet. (1) Regular employees active in Canada as of December 31, 2023. (2) The term “officers” refers to vice-presidents and senior vice-presidents who are not Executive Officers.

NBC – Management Proxy Circular 5. Governance Practices 77 The composition of the Senior Leadership Team in a few comments Diversity and gender Language proficiency ■ Women (5) 55.6% ■ Men (4) 44.4% ■ French (9) 100% ■ English (9) 100% Inclusion, Diversity and Equity Council The Bank’s Inclusion, Diversity and Equity Council, chaired by a member of the Bank’s management team, is made up of officers and senior managers involved in all business sectors and employee segments, who work in close collaboration with our employee resource groups to promote inclusion, diversity and equity throughout the organization. The Inclusion, Diversity and Equity Council is also mandated to define the Bank’s Inclusion Diversity and Equity objectives and strategy, to implement the required guiding principles, policies and programs, to prioritize the actions to be taken in order to achieve the objectives, to ensure a consistent cross-sectional execution, and finally to measure, analyze and report progress quarterly to the management team and the Human Resources Committee. The past year has been marked by several achievements. These include the deployment of an inclusive, diverse and equitable learning path, including the development of cross-cultural posture for all officers, managers and employees, the delivery of our accessibility plan and the completion of our first year of the Progressive Aboriginal Relations certification program of the Canadian Council for Aboriginal Business. The Bank also partnered with the Business Development Bank of Canada to launch “FORTES”, an initiative to facilitate the advancement of women in science, technology, engineering and mathematics (STEM). Other bold initiatives have emerged, such as the “Welcome on Board” pilot project, pairing newcomers to Canada with an internal resource. Our commitment to making the Bank a more inclusive, diverse and equitable organization has been praised by external bodies. The Bank has received, for a fourth year in a row, Platinum-Level Parity Certification, the highest distinction awarded by the Women in Governance organization. National Bank also received the “Equity, Diversity and Inclusion” award at the HR Gala organized by the Order of Certified Human Resources Advisors for its inclusion and diversity program.

NBC – Management Proxy Circular 5. Governance Practices 78 2024-2026 Three-Year Plan The Bank’s new 2024-2026 three-year plan is based on a strategy and clear guidelines, established in collaboration with the Inclusion, Diversity and Equity Council. The strategy draws on the experience shared by employees and on industry best practices and uses dialogue and awareness to change mindsets and foster openness while strengthening manager commitment and accountability. In addition to focusing on dialogue, commitment and action on a daily basis to foster the inclusion and development of the various employee groups (women, visible minorities, persons with disabilities, Indigenous peoples and LGBTQ2+ communities), the Bank has three guiding principles for inclusion, diversity and equity to align our strategies and actions: > Be curious and value differences > Adapt how we do things so that every person has an equitable experience > Eliminate barriers and implement intentional measures This decision reaffirms our desire to ensure that our values are supported through our various practices, products and services. It is also a way to highlight the work already achieved and support tomorrow’s efforts to continue to evolve in an inclusive environment. The Bank is also continuing its activities and developing numerous initiatives to boost its impact and create an inclusive culture, with training programs and workshops open to all employees. The Bank’s initiatives and achievements can be found in the Inclusion, Diversity and Equity Booklet. Talent management and planning for officer succession The Bank’s leadership vision is constantly evolving, which makes it possible to respond to the challenges posed by globalization and the impact of various major events on the economy, or on environmental and social issues, including the evolution of employees’ job expectations and the ongoing talent race. This agility is essential in achieving our One Mission and our business strategies. The Bank’s succession planning analysis model allows it to refine its analysis of workforce risks and mitigate them. Based on the data collected during the year and drawing on the experience of the Bank’s leaders, we continuously adjust our approach to meet needs in a targeted and timely manner. In fact, cross-cultural and inclusive competency training was deployed this year for all officers. In addition, personalized coaching and/or mentoring helps develop inspiring, effective and committed management teams. The annual Executive Officer succession planning process is an important component of the Human Resources Committee’s mandate. Monitoring helps identify potential candidates, supports the development of management teams and ensures the management of workforce risks. During the year, the Human Resources Committee reviews the succession plans for the President and Chief Executive Officer, for all members of the Senior Leadership Team and for the heads of oversight functions. It actively participates in the review, analysis, discussion and reflection on executive succession and reviews the development plans for key talent. The objective is to ensure a holistic overview of high-potential successors and of those in critical positions; to get to know the candidates chosen for succession positions and to ensure that acquisition and development strategies support current and future needs in terms of skills and diversity. This year, the Human Resources Committee also reviewed the state of the pool of senior managers who constitute the successors of the officers of the Bank. Lastly, the Human Resources Committee also reviews a variety of Employee Experience strategies, including those relating to talent acquisition, inclusion and diversity, the promotion of women in managerial and executive positions as well as the health and well-being of Bank employees.

NBC – Management Proxy Circular 5. Governance Practices 79 SUCCESSION PLANNING, ASSESSMENT AND TRAINING Succession planning The Conduct Review and Corporate Governance Committee implements the director succession planning process. This committee is responsible for selecting candidates for director positions and for determining whether it is appropriate to re-elect each current director. For new candidates, the Conduct Review and Corporate Governance Committee: 1 Adoption of selection criteria > Defines the selection criteria so the candidates: – have the experience and competencies needed to meet the current and future needs of the Board – meet the expectations drafted by the Board for skills and conduct – are selected in accordance with the Board’s Inclusion and Diversity Policy 2 Revision of the list of candidates > Revises the permanent list of potential nominees > Invites suggestions from other directors, Executive Officers, officers and shareholders > Hire an external recruitment consultant if deemed necessary 3 Assessment > Evaluates candidate experience, aptitudes, knowledge and skills and whether these complement those of the other directors > Verifies the integrity and qualifications of each candidate by: – obtaining references – verifying the academic background – conducting a security screening – assessing any conflicts or issues with regards to independence 4 Meeting > Arranges meetings between the candidate and Board members, including chairs of committees and the Chair of the Board 5 Recommendation > Submits its recommendations to the Board, which examines the candidacy and approves the selection of any new candidate for director The committee conducts an annual assessment of the eligibility and availability of directors for re-election. It takes into account the annual performance assessments of the directors, their attendance at meetings of the Board and the committees they sit on and, their independence, skills and seniority. In addition, on an ongoing basis throughout the year, the Conduct Review and Corporate Governance Committee reviews the selection criteria, updates the candidate list and regularly examines potential nominees, even when the Board does not have an immediate vacancy.

NBC – Management Proxy Circular 5. Governance Practices 80 Director nomination by shareholders Proposal under the Bank Act (Canada) In accordance with the Bank Act (Canada), shareholders holding at least 5% of the Bank’s outstanding shares for the minimum period set out in the legislation may submit a formal proposal to nominate candidates for election as directors. Proposal pursuant to the Proxy Access Policy The Board has developed a Proxy Access Policy to promote the ability of shareholders to influence the nominations for election to the Board. This policy specifies how eligible shareholders (as defined in the policy) may nominate persons for election to the Board and have them included in the Bank’s Management Proxy Circular and form of proxy. Shareholders who wish to make nominations under the Proxy Access Policy are encouraged to read the full text of the policy, which is available under “Board of directors” on nbc.ca/governance. Other proposals Shareholders who do not meet the minimum criteria to make an official proposal, or who choose not to do so, may nevertheless recommend nominees for election to the Board at any time. They must submit the names of these nominees and the supporting information for the consideration of the Corporate Secretary of the Bank, at 600 De La Gauchetiere Street West, 4th floor, Montreal, Quebec, Canada H3B 4L2. Director tenure and Board vacancies Director terms are subject to the following conditions: > Term limit: A director may not seek re-election beyond the 12th annual meeting following their first election. However, upon recommendation of the Conduct Review and Corporate Governance Committee, the Board may decide that a director who has reached this limit may again seek re-election for an additional one-year term, up to a maximum of three additional terms. Such circumstance has never occurred since adoption of this guideline. > Age limit: None > President and Chief Executive Officer: In accordance with the Bank Act (Canada), the person serving as President and Chief Executive Officer must also sit on the Board for as long as they hold that position. The Board has adopted a guideline requiring a director to resign to the Chair of the Conduct Review and Corporate Governance Committee if the director: > has acted contrary to the policies of the Bank; > behaves or has behaved in a manner that could, directly or indirectly, have a material adverse effect on the interests, image or reputation of the Bank; and > has undergone a significant change in status that may affect their ability to contribute to the Board, including but not limited to no longer meeting the regulatory requirements to serve as a director. The Conduct Review and Corporate Governance Committee makes a recommendation to the Board on whether to accept a resignation. The director does not participate in any meetings until the Board has issued its decision on the resignation.

NBC – Management Proxy Circular 5. Governance Practices 81 Majority voting The Board has adopted a Majority Voting Policy governing the uncontested election of directors. Under this policy, a director nominee will be deemed not to have received the support of shareholders, even if elected, if the director does not receive a majority (50% plus one) of the votes cast on his or her election. A director elected under these circumstances must immediately submit their resignation to the Conduct Review and Corporate Governance Committee. The committee will make a recommendation to the Board, which must, within 90 days of the date of the election, accept the resignation, barring exceptional circumstances. The Bank will publish a press release announcing the resignation of such director or stating the reasons for not accepting their resignation. The Policy is available on on nbc.ca/governance under the “Board of directors” page and is incorporated by reference into the Circular. Board performance assessment In the interest of continuous improvement, the Board regularly assesses its own performance and effectiveness. The Conduct Review and Corporate Governance Committee is responsible for developing and overseeing the annual assessment process of the Board and its committees, in accordance with their respective mandates, as well as the management of their priorities, their effectiveness and communications with management and those responsible for oversight functions. Every year, the committee reviews this process and the contents of the questionnaire so that it meets the evolving needs of the Bank and the Board. The questionnaire has three sections: 1. A performance and effectiveness assessment of the Board, the committees and their chairs 2. A self-assessment 3. A peer input assessment The directors answer questions on different topics affecting the Board and the committees, including the fulfillment of their duties in accordance with their respective mandates, the management of their priorities, their effectiveness and communications with management and those responsible for oversight functions. In addition, directors assess the composition of the Board and the diversity of its members. They then assess their respective contribution as a member of the Board and of any committee(s), and their skills as well as those of their peers. They also indicate the areas in which they would like to receive training and, according to the priorities of the Board and the committees, identify topics of interest for the following year. The self-assessment results are useful for several purposes: > The development of an action plan aimed at improving the functioning of the Board > The performance assessment of directors as part of the annual re-election and nomination process > Succession planning, particularly with regard to diversity and the skills sought in future candidates > Identification of continuing education topics for directors The Bank’s Senior Leadership Team is also called upon to assess the performance of the Board through an annual questionnaire.

NBC – Management Proxy Circular 5. Governance Practices 82 The annual assessment process is as follows: 1 Questionnaire > The directors receive the assessment questionnaire > The Board performance assessment is submitted to the Senior Leadership Team 2 Meetings > The Chair of the Board receives the results, aside from their own, and submits them to the Chair of the Conduct Review and Corporate Governance Committee > The President and Chief Executive Officer meets with the Chair of the Board to share the comments from the Senior Leadership Team > The Chair of the Board meets with each director one-on-one to discuss their observations 3 Analysis > The Chair of the Board presents the results to the Conduct Review and Corporate Governance Committee > The committee discusses the assessment results 4 Action Plan and Report to the Board > The Conduct Review and Corporate Governance Committee develops an action plan > The Chair of the Board and the Chair of the Conduct Review and Corporate Governance Committee report the assessment results to the Board and present the action plan > The Conduct Review and Corporate Governance Committee monitors the execution of the action plan In 2022 and 2023, concrete improvements were realized thanks to the implementation of the action plan following the 2022 annual assessment process. For instance, the Board and some committees benefited from greater visibility on the ESG strategy and the governance of subsidiaries, by holding in-depth sessions on specific subsidiaries. In addition, directors received frequent updates on our new head office, on economic and geopolitical issues, on advances in technology and cybersecurity, as well as continued monitoring of the strategic plan. Based on the 2023 assessment, the members of the Conduct Review and Corporate Governance Committee concluded that the Board and its committees are operating effectively and that their members, the Chair of the Board and the committee chairs have the required knowledge and dedicate the required time to perform their duties. Based on the feedback received, the committee has identified a few opportunities for improvement, the execution of which it will oversee through the action plan presented to members. Orientation and continuing education for directors Directors must constantly expand their knowledge and their understanding of our activities and regulatory framework. To support them, we have developed an Orientation and Continuing Education Program, taking into consideration the expertise and different needs of the directors.

NBC – Management Proxy Circular 5. Governance Practices 83 An orientation program for new directors The Board created an orientation program for new directors based on recommendations from the Conduct Review and Corporate Governance Committee. The program provides new directors with an overview of the Bank to help them better understand its operations, activities and key challenges. The program is continuously reviewed to ensure that it is aligned with best market practices and that it is adapted to the needs of each new director. As such, a personalized training plan may be offered according to each director’s development path, including in anticipation of, or at the request of, his or her upcoming duties (for example, with a committee). New directors participate in training and mentorship sessions on their duties as Board and committee members and on the Board’s expectations of individual directors. In addition, new directors are invited to attend a meeting of every Board committee on which they do not sit. They also participate in individual information meetings with Executive Officers as well as with the Chief Compliance Officer and Chief Anti-Money Laundering Officer; the Chief Information Security Officer; the Senior Vice President – Internal Auditing; the Vice President and Head – Investor Relations; the Senior Vice President – Legal Affairs and Corporate Secretary; the Senior Vice President – Integrated Risk Management; and the Senior Vice President – Communications, Public Affairs and ESG in order to perfect their knowledge and understanding of the issues facing the Bank. Director handbook Directors always have access to a set of reference materials covering matters such as their duties and the scope of their responsibilities. A continuing education program for directors Directors regularly attend presentations and in-depth training sessions given by in-house experts or external consultants, to further enhance their knowledge in areas related to their duties. Directors are invited to share their training suggestions at any time and during the annual assessment process. These suggestions are then incorporated into the action plan overseen by the Conduct Review and Corporate Governance Committee. During the year, directors attend presentations by the heads of each business sector on their strategic issues and business plans. When possible, directors participate in branch, subsidiary, business centre and operations centre visits. This year, some directors traveled to Cambodia to tour the facilities of the Advanced Bank of Asia Limited (ABA Bank) and meet with local leaders. On the same occasion, they met with the management of ATA IT Ltd., our Thai subsidiary. The directors also visited the site of the Bank’s future head office. At least 10% of the time allocated annually to regular Board meetings is devoted to continuing education. In 2023, the Conduct Review and Corporate Governance Committee reviewed the continuing education program, in particular to facilitate access to training and relevant information outside Board meetings. The Bank encourages directors to participate in training programs offered by the Bank and by various external organizations and makes available to them a schedule of training sessions selected according to the current and future needs of the Board. The Chair of the Board or the Chair of the Conduct Review and Corporate Governance Committee may authorize the reimbursement of expenses incurred as part of such training. Directors also always have access to a list of relevant resources on topics of interest to the Board and its committees. In addition, from time to time, the Corporate Secretary provides them with various articles and publications relevant to their duties.

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84

To help directors stay current with developments in the areas of auditing, risk management, human resources, governance and technology, they have access at all times to the documentation submitted to the Board committee meetings on which they do not sit and may assist by giving notice to the chair of that committee. In addition, directors are invited to all training sessions offered in connection with meetings of the Board and its committees, even when they are held at meetings of committees of which they are not members.

The following table presents the training provided by the Bank during meetings of the Board or its committees throughout the fiscal year:

Quarter	Training provided by the Bank	Participants
Q1	Client Experience: Digital Trends	Board
	Investor Relations Priorities	Board
	ESG Strategy: Financial Markets – Sustainable Finance and Sustainable Bond Program	CRCGC
	Changes in Privacy at the Bank	TC
Q2	Transformation Network: Mission and Initiatives	Board
	Economic Update	Board
	Certification: Progressive Aboriginal Relations	CRCGC
	Biodiversity: A Conservation Issue	CRCGC
	Data Integrity and Confidentiality	TC
Q3	Investor and Rating Agency Interests – U.S. Regional Bank Situation	AC
	Evolution of Our Entrepreneurial Culture	HRC
	ESG Strategy: National Bank Investments Inc.	CRCGC
	Subsidiary Governance: National Bank Investments Inc.	RMC
	Trends and Portrait of Fintechs	TC
Q4	ESG Strategy: Commercial Banking and Private Banking	CRCGC
	ESG Strategy: Personal Banking	CRCGC
	New Artificial Intelligence Technologies	TC
	Client Profile and Data	TC
	Subsidiary Governance: Natbank, N.A.	RMC
	Subsidiary Governance: National Bank Financial Inc. (Financial Markets)	RMC
	Review of the Commercial Real Estate Loan Portfolio	RMC
	Implementation of IFRS 17	AC
	Pay Equity and Transparency – Overview	HRC
	2023-2026 Talent and Culture Outlook	HRC
	Distribution Strategy of the Personal Banking Sector: Branch Network and Client Experience Centre	Board
	Economic Update	Board
	Update on Guideline B-15: Climate Risk Management	RMC and AC
	Update on IFRS S1 and S2 Standards for Reporting on Climate and Sustainability Related Disclosures	RMC and AC
	Asset/Liability Management	RMC and AC

NBC – Management Proxy Circular 5. Governance Practices 85 To further enhance their knowledge, directors also attend conferences and training sessions offered by recognized organizations outside of Board and committee meetings. The following table provides an overview of the training topics attended by certain directors during the year: Training provided by recognized organizations > Environment and Climate Change > Innovation, Technology and Cybersecurity > Climate-Related Disclosures > Executive Compensation > Governance > Crisis Management and Role of the Board > Energy Transition > Shareholder Activism > Indigenous Realities and Cultural Skills > Business Ethics SUBSIDIARY GOVERNANCE Subsidiary governance is an essential component of the Bank’s risk management. The Board conducts its oversight with the help of its committees, in particular the Conduct Review and Corporate Governance Committee and the Risk Management Committee, which are responsible for overseeing the governance practices of the subsidiaries. The Board and its committees have specific tools that ensure a long-term governance strategy for all our subsidiaries. A framework for subsidiaries First, the Subsidiary Governance Framework ensures that our subsidiaries adopt best practices in governance, compliance and risk management; it enables them to report annually to the Conduct Review and Corporate Governance Committee. This framework thus helps the boards of directors of the subsidiaries ensure that the necessary controls are observed, while also considering the specific realities of the business, oversight by regulatory authorities and the risk appetite of the Bank. The framework is reviewed periodically to reflect changes in the subsidiaries’ best governance practices. Oversight by NBC Next, the Senior Vice President – Legal Affairs and Corporate Secretary of the Bank, jointly with the Compliance, Risk Management segments, manage subsidiary governance. These parties identify best practices and work in concert with the management of the subsidiaries to enable implementation of good governance practices within all our subsidiaries. Moreover, the subsidiaries present to the Risk Management Committee periodic overviews of their activities, the portrait of their operations, their business strategy, their governance, their risk management framework, including their risk appetite and regulatory environment. This centralized approach facilitates the mitigation of risks and allows us to respond to the changing needs of subsidiaries and the requirements and expectations of regulatory bodies. Our approach ensures the uniform deployment of a long-term governance strategy across all our subsidiaries, promoting best practices as well as a robust accountability framework.

NBC – Management Proxy Circular 5. Governance Practices 86 ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG) COMMITMENTS As a key player in the Canadian financial sector, the Bank is committed to understanding and continuously reducing the impact of its operations on the environment and contributing to the prosperity of the communities where it operates. Having a strong ethical culture, rigorous risk management and sound governance practices, which support, among other things, smooth energy transition and inclusion and diversity, enable the Bank to create value for all of its stakeholders. The Bank and its subsidiaries have upheld their commitments, namely through the following initiatives: > The Net-Zero Banking Alliance > Partnership for Carbon Accounting Financials > UN Principles for Responsible Banking > UN Environment Programme Finance Initiative > UN Principles for Responsible Investment > UN Women’s Empowerment Principles > UN Global Business Standards of Conduct for Tackling Discrimination Against Lesbian, Gay, Bi, Trans and lntersex People. The ESG strategy of the Bank is based on the nine ESG principles adopted by the Board in 2019. Our ESG principles ENVIRONMENT SOCIAL GOVERNANCE We’re working to develop a green economy We’re enriching communities We govern according to the highest standards 1. We consider the fight against climate change in our economic and community actions 2. We guide and advise our clients in their energy transition 3. We manage and reduce our environmental footprint across our business lines 4. We maximize the potential of individuals and the community 5. We promote inclusion and diversity 6. We foster entrepreneurship, financial literacy, philanthropy and support for health and education 7. We promote a strong ethics culture, sound governance practices and rigorous risk management 8. We manage according to responsible business practices 9. We ensure the long-term viability of the institution To learn more about the Bank’s progress on environmental, social and governance goals, refer to nbc.ca/about-esg.

NBC – Management Proxy Circular 5. Governance Practices 87 Our ESG achievements Supporting sustainable development is an intrinsic part of our One Mission. In recent years, we have achieved the following milestones: Here is a portrait of our key ESG achievements, targets and commitments. > Target to reduce commercial real estate portfolio intensity by 50% by 2030(1) > Target to reduce power generation portfolio intensity by 33% by 2030(1) > Publication of a materiality matrix on priority sustainable development issues > New ESG governance structure > Review of the Board’s Inclusion and Diversity Policy > Target to reduce Canadian oil and gas producers subsector portfolio intensity by 31% by 2030(1) > Executive compensation linked to the achievement of ESG priorities and applied through the SYNERGY – Executives Compensation Program > Committed member of the Progressive Aboriginal Relations certification program > Creation of the Technology Committee (formerly the Technology Subcommittee formed in 2020) > Publication of the Policy on the Prevention of Workplace Discrimination > Publication of the Stakeholder Engagement Guidelines > Joined the Partnership for Carbon Accounting Financials > Joined the Net-Zero Banking Alliance > Net-zero emissions target for our own operating and financing activities by 2050(1) > Commitment as a signatory member of the Canadian Council for Aboriginal Business > NBI becomes a founding participant in the Climate Engagement Canada Initiative > Publication of the Policy on the Prevention of Workplace Harassment and Violence > ESG and climate risk management training programs > Publication of the first Report on the Principles for Responsible Banking > Publication of the first Inclusion and Diversity Booklet and Privacy Booklet > Publication of the first Report on the Protection of Seniors > Publication of the first ESG Report and TCFD Report > Publication of the Human Rights Statement > Signature of the UN Women’s Empowerment Principles > Joined the BlackNorth Initiative > Target to reduce greenhouse gas emissions from our own operations by 25% by 2025(1) > Adoption of the ESG framework and principles of the Bank > Incorporation of ESG responsibilities into the mandates of the Board and its committees > Creation of the ESG Working Group > Signature of the UN Principles for Responsible Banking > First issue of sustainable bonds 2023 2022 2021 2020 2019 (1) For complete details on targets and climate commitments, including their scope, see our TCFD Report (Climate Report) at nbc.ca/about-esg.

NBC – Management Proxy Circular 5. Governance Practices 88 Our ESG governance approach We have made concerted efforts in recent years to develop an effective strategy and identify priorities and activities that further the ESG mission of the Bank, with significant contributions from the Board. In addition to fulfilling its strategic oversight role, it ensures that ESG governance practices are ethical, transparent and supported by sound mechanisms, including stakeholder engagement. Oversight by the Board and committees Our ESG governance structure relies on the fact that all levels of the organization participate in the achievement of our objectives and commitments, including directors, who exercise their oversight role over ESG factors. Along with management, the Board, through its committees, oversees the execution of the Bank’s ESG strategy, which is structured around the nine ESG principles referred to on page 86. In addition, the Board ensures inclusion of the ESG criteria in the Bank’s long-term strategic objectives. We consider ESG oversight to be a shared responsibility between the Board and its committees. Thus, in their mandates, the Board and its committees all have ESG responsibilities integrated, based on their respective roles and the expertise of their members. Senior Leadership Team Audit Committee Oversight: ESG control measures and integration in financial disclosures Risk Management Committee Oversight: Financial and extra-financial risk management in relation to the transition to a low-carbon economy Human Resources Committee Oversight: ESG practices and strategies in organizational culture, employee well-being and inclusion and diversity Conduct Review and Corporate Governance Committee Oversight: The Bank’s ESG strategies, practices and disclosure Board of directors Technology Committee Oversight: Cybersecurity and privacy Appoints and mandates ESG Committee Strategy and Opportunities Working Group Data Optimization and Process Working Group Risk and Disclosure Working Group

NBC – Management Proxy Circular 5. Governance Practices 89 Each quarter, presentations, accountability reporting and follow-ups are scheduled on the agendas of the various meetings. In 2023, all business segments operating in Canada presented their strategy, commitments and initiatives, including ESG, to the Conduct Review and Corporate Governance Committee. The expertise of our members in matters of social measures, in governance and corporate culture and in sustainable development strategy and environmental responsibility enables the Board to fulfill its mandate adequately. This set of skills can be consulted in the skills matrix grid in Section 2 and is considered in the composition of the committees and the succession planning process. In the annual self-assessment questionnaire, all of our directors report having skills in environmental, social or governance matters. The Board and committees are supported by management in their oversight of ESG matters, including by the ESG Committee. This committee is composed of officers representing all sectors of the organization. It is responsible, in particular, for developing and supporting the Bank’s ESG strategy while ensuring compliance with the commitments adopted and achievement of the targets set. The ESG Committee acts as an ambassador and promotes a culture that supports the Bank’s ESG ambitions. By maintaining a proactive dialogue with the Senior Leadership Team and the Board, the committee is able to support them in integrating ESG into business strategies and priorities and in overseeing ESG risks and opportunities. It reports to the various Board committees, including twice a year to the Conduct Review and Corporate Governance Committee, to present status on the advancement of priorities and the achievement of targets, and on an ad hoc basis to the Audit and Risk Management committees on topics of particular interest, such as the TCFD Report (Climate Report) and the standards on management and disclosure of climate risks. The Bank has implemented other governance structures to properly address specific ESG matters, such as diversy, equity, inclusion and privacy. Portrait of the main ESG responsibilities of the Board and the committeess Board > Ensure inclusion of the ESG criteria in the Bank’s long-term strategic objectives > Monitor initiatives and integration of ESG principles across the Bank > Approve governance practices and policies Conduct Review and Corporate Governance Committee > Oversee the ESG strategy of the Bank > Stay up to date on best ESG practices > Ensure that the Bank carries out its activities in accordance with these practices and its One Mission > Ensure that the Bank’s ESG practices are sound and comply with the legislation > Review certain of the Bank’s ESG-related statements, including the ESG Report, TCFD Report (Climate Report), and the Human Rights Statement > Ensure that directors, officers and employees act ethically and responsibly > Oversee the implementation of the Bank’s consumer protection framework > Plan the succession of the directors, of the chairs of committees and of the Board Risk Management Committee > Ensure that the risk management framework takes into account ESG risks, including climate risk > Monitor key risks, including ESG risks, which involve climate risk > Ensure that ESG risks are properly identified, monitored and integrated into the risk management process in place > Review climate-related reports, including the TCFD Report (Climate Report) Audit Committee > Monitor trends associated with control measures and the integration of ESG criteria into financial reporting Technology Committee > Ensure that practices to identify, assess, prevent and respond to cyberattacks and privacy breaches are rigorous

NBC – Management Proxy Circular 5. Governance Practices 90 Human Resources Committee > Ensure that there are programs at the Bank that allow it to attract and retain the best talent and promote the employee experience > Ensure that the organiza- tional culture and human resources management strategies are aligned with the Bank’s ESG practices and strategies, including aspects relating to the health and well-being of employees > Ensure the implementation of inclusion, equity and diversity strategies > Communicate with Bank stakeholders and ensure compliance with governance standards with respect to compensation and other governance-related matters For more information on the main ESG achievements of the Board and its committees, see Section 4 of the Circular. STAKEHOLDER ENGAGEMENT Good governance is the fruit of the joint efforts of the Board, the Bank and its stakeholders. The Bank’s growth has long been rooted in dialogue with stakeholders and the importance of these relationships lies at the heart of our One Mission. Engagement: a lever that creates opportunities As set out in our Stakeholder Engagement Guidelines, we are committed to engaging in open, transparent and constructive discussions with our clients, employees, shareholders, regulatory bodies and investors as well as with the broader community and to conferring with them on a variety of topics throughout the year. This dialogue is essential for the Bank. It gives us a better understanding of the views and concerns of our stakeholders, who in turn receive the information they need regarding our strategy, objectives and achievements. These discussions may explore any subject of interest to our stakeholders, such as financial performance, our governance approach, or even our diversity, equity and inclusion strategy. We strive to be a key partner in the important issues that affect our clients, which is why we maintain a dialogue on both our day-to-day activities, as well as on our ESG activities, such as the fight against climate change. It is through concerted actions with our various stakeholders that we will be able to make a lasting contribution to our society. Our principles of engagement, which govern the consideration of our stakeholders in our strategic decisions, notably ESG decisions, are an integral part of our governance practices because we also rely on this mechanism to update these practices. The rapid evolution of their expectations offers ample opportunities to engage and to better understand their priorities and concerns. We view dialogue as an effective process for bringing about positive change within our organization and the communities in which we do business.

NBC – Management Proxy Circular 5. Governance Practices 91 The Bank considers a variety of criteria in identifying the stakeholders that will be approached as part of the annual ongoing dialogue process. Some examples here would be: > The presence and involvement of the stakeholder in the community we serve > The relative importance of the ESG matters with which the stakeholder is confronted or interested > The continuity of a pre-existing dialogue > The fact that a stakeholder is involved in or directly affected by the development of our business or ESG strategies or by our results > Shareholder positions. The Bank’s annual meeting is also an opportunity for the Board and management to discuss with shareholders. It is the time and place for them to have frank discussions on topics of interest to them and on their proposals. We review each of these and prepare recommendations based on our governance practices, the discussions we have had with the shareholder and the resulting conclusions. An efficient approach Eager to demonstrate its commitment to an effective stakeholder engagement process, the Board has adopted guidelines describing the various channels in place that enable the Bank to initiate a conversation with its stakeholders and which also allow stakeholders to share their comments and questions. The Conduct Review and Corporate Governance Committee monitors the Bank’s dialogue mechanism, including its responses to shareholder proposals. The Board and management are supported in this process by internal teams, namely the Corporate Secretary and the Corporate Governance, ESG and Investor Relations segments. These teams contribute to maintaining open, transparent and constructive dialogue. The Board regularly receives reports and presentations on topics of interest to each of the main stakeholders and exchanges with management on these items. What we have accomplished Over the past year, at the request of our stakeholders, we have organized and participated in meetings on a variety of topics to discuss our ESG progress. This includes meeting with parties such as shareholders, shareholder rights education groups, regulatory bodies, rating agencies and consulting firms, including Institutional Shareholder Services (ISS) and Glass Lewis, to discuss our practices and their recommendations and positions. The Board also participates in some of these meetings, particularly with regulators. Some meetings were recurring, while others were held on an ad hoc basis, based on the needs of our stakeholders. In addition, the Conduct Review and Corporate Governance Committee periodically receives a report outlining various discussion activities on environmental, social and governance issues. Moreover, directors participate in a variety of events and engagement with stakeholders, allowing them to fully understand the expectations and challenges they face and which can then be considered in Board decisions. In 2023, our discussion activities focused primarily on: initiatives and progress towards meeting our climate targets, monitoring environmental and social risks, macro-economic outlooks, the economic situation and impact of slowing growth in Canada, and the impact of inflation on our clients’ financial health. The success of our engagement with our stakeholders rests on our collective efforts. For further information on the main ESG topics discussed, consult the “Governance” section of the ESG Report.

NBC – Management Proxy Circular 5. Governance Practices 92 Publications In addition to these interactions, we inform and communicate with our stakeholders through documents that we publish on our website. These documents provide information on many topics of interest, including: > Our financial position (nbc.ca/investors): Annual Report, Annual Information Form, Management Reports and Quarterly Financial Statements > Our governance (nbc.ca/governance): Management Proxy Circular, Privacy Booklet > Our extra-financial performance (nbc.ca/about-esg): ESG Report, TCFD Report (Climate Report), Corporate Social Responsibility Statement, Inclusion, Diversity and Equity Booklet and the UN Principles for Responsible Banking Report Contact the Board and the management Please do not hesitate to share your questions and comments with us: Who do you want to communicate with? Who to contact How Board Corporate Secretary > boardofdirectors@nbc.ca Arrange a meeting with a member of the Board Corporate Secretary > Indicate whether you are a shareholder or a shareholder representative and the number and type of shares held > Identify any other person(s) who would like to attend the meeting > Outline the topic(s) to be discussed Management of the Bank Investor Relations or Public Affairs > investorrelations@nbc.ca > pa@nbc.ca (public affairs) Complete contact details are available in Section 8 at the end of the Circular.

NBC – Management Proxy Circular 93 6. Executive Officer Compensation Table of contents Message to shareholders P. 96 Guiding principles for compensation P. 100 Compensation governance P. 103 Compensation decision-making P. 108 Compensation of Named Executive Officers P. 116 Additional information on material risk-takers P. 144

NBC – Management Proxy Circular 6. Executive Officer Compensation 94 (1) Refer to the “Financial Reporting Method” section on pages 14 to 19 of the 2023 Annual Report for details of non-GAAP financial measures. You can consult the 2023 Annual Report and the 2023 Annual Information Form on nbc.ca/investors. The ESG Report, TCFD Report (Climate Report), Inclusion, Diversity and Equity Booklet and UN Principles for Responsible Banking Report are available on nbc.ca/about-esg. You can consult the Stakeholder Engagement Guidelines under “Codes and commitments” on nbc.ca/governance. The information contained in the various documents, policies or reports published by the Bank or available on the Bank’s website and referred to in this document is not and should not be considered to be incorporated by reference in the Circular, unless expressly stated otherwise. ANI: Available net income, i.e., net income attributable to shareholders Adjusted ANI(1): Adjusted available net income, i.e., adjusted net income attributable to shareholders CET1: Capital measure representing Common Equity Tier 1 capital ratio Closing Price: Means the price of the Bank’s common shares on the Toronto Stock Exchange at the closing of the market DSUs: Deferred share units ICP: Corporate Annual Incentive Compensation Program applicable to employees in corporate sectors and sales forces with cross-sector roles Named Executive Officers: Means the President and Chief Executive Officer, the Chief Financial Officer and the three most highly compensated Executive Officers of the Bank, as defined in Regulation 51-102 respecting Continuous Disclosure Obligations Option(s): Option(s) to purchase common shares of the Bank Pension plan: Means the Pension Plan for designated employees of National Bank of Canada (registered plan). The Pension plan has two components, being the defined benefit component and defined contribution component. PRAP: Means the National Bank of Canada Post-Retirement Allowance Program (non-registered plan) which covers Executive Officers who have participation in the defined benefit component of the Pension plan PSUs: Performance share units RSUs: Restricted share units SARs: Stock appreciation rights Share Price: Means the price of the Bank’s common shares on the Toronto Stock Exchange Stock Option Plan: Stock option plan of the Bank Supplemental Plan: Supplemental defined contribution pension plan of the National Bank of Canada (non-registered plan) which covers Executive Officers who participate in the defined contribution component of the Pension plan SYNERGY: Incentive compensation program for our employees serving clients SYNERGY – Executives: Unique total direct compensation program for our officers TSR: Total shareholder return represents the average total return on an investment in the Bank’s common shares. The return includes changes in share price and assumes that the dividends received were reinvested in additional common shares of the Bank. Glossary References

NBC – Management Proxy Circular 6. Executive Officer Compensation 95 Étienne Dubuc Executive Vice President – Financial Markets Denis Girouard Executive Vice President – Wealth Management and Co-President and Co-Chief Executive Officer, National Bank Financial (until October 31, 2023) Lucie Blanchet Executive Vice President – Personal Banking and Client Experience Marie Chantal Gingras Chief Financial Officer and Executive Vice President – Finance Laurent Ferreira President and Chief Executive Office (1) Refer to the “Financial Reporting Method” section on pages 14 to 19 of the 2023 Annual Report for details on capital management measures. (2) Refer to the “Financial Reporting Method” section on pages 14 to 19 of the 2023 Annual Report for details of non-GAAP financial measures. (3) Refer to the “Financial Reporting Method” section on pages 14 to 19 of the 2023 Annual Report for details on non-GAAP ratios. NAMED EXECUTIVE OFFICERS OVERVIEW SYNERGY – Executives Compensation Program Common Equity Tier 1 capital ratio threshold CET1(1) > 13.5% ✓ Adjusted ANI(2) threshold ✓ Evaluation of ESG priorities progress 100.0% Adjusted ANI(2) 2023 Adjusted net income attributable to shareholders(2) (decrease versus fiscal 2022) $3,270M (0.2%) 2023 Multiplier Indicator Result vs. target Net Client Growth 105.4% Net Promoter Score 104.3% Adjusted Operating Leverage(3) 93.3%

NBC – Management Proxy Circular 6. Executive Officer Compensation 96 (1) Refer to the “Financial Reporting Method” section on pages 14 to 19 of the 2023 Annual Report for details on non-GAAP financial measures. MESSAGE TO SHAREHOLDERS This section presents our compensation approach, the components that determine the total compensation package applicable to Executive Officers, key information from the past fiscal year, as well as the compensation granted to the Named Executive Officers. The Bank has a strong track record of creating sustainable value for our stakeholders. Despite an increasingly complex economic environment, we delivered organic growth across all our business segments and a strong return on equity for fiscal 2023, while prudently managing our expenses. Our ability to generate solid returns over the long term is a result of our diversified business model and defensive positioning, as well as our team’s flexibility and focus on strategic priorities. By supporting our communities and helping our clients achieve their financial goals, we play a crucial role in the economy. This responsibility is reflected by our One Mission to have a positive impact in people's lives by building long-term relationships. As a bank founded by entrepreneurs, we are passionate about helping Canadian entrepreneurs and businesses invest in innovation and grow their businesses. Fostering entrepreneurship and facilitating the creation of businesses are cornerstones of a healthy and resilient economy. A sustainable economy also means supporting our clients in the pursuit of energy transition opportunities. Being among North America’s leading financial institutions in renewable energy financing, we believe in a balanced approach and have an established energy and natural resources franchise. As part of our commitment to enriching our communities, we support a broad range of initiatives to empower our stakeholders. Fiscal 2023 › In 2023, the Bank once again delivered good results due to a solid performance by all sectors, which were able to be agile, and implemented strategies to perform in a complex economic context and simplify our operations to achieve efficiencies while improving the client experience. › The thresholds of the SYNERGY – Executives Program were reached, allowing the creation of an envelope. Adjusted ANI(1) is 0.2% lower than the one from the previous fiscal year. At the end of fiscal 2023, two of the three objectives of the key multiplier indicators were exceeded (combined result of 101.0%) and we consider that we have achieved the level of progress in our ESG priorities corresponding to the objectives we have set ourselves (i.e., 100%). › Our performance was also reflected in the ICP payouts to eligible employees (nearly 11,000 employees) as well as in the payouts of the SYNERGY variable compensation programs which include a component of the ICP (nearly 8,000 employees). › The total direct compensation paid under the SYNERGY – Executives Program is consistent with the compensation paid by our other compensation programs. › The total direct compensation paid for the President and Chief Executive Officer as well as to all the Named Executive Officers reflects the solid performance of the fiscal year.

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- In 2022, the Human Resources Committee reviewed the competitiveness of the target total direct compensation and recommended that the Board approve adjustments to the total direct compensation of some of the Named Executive Officers. The changes made to their compensation are explained in the "Compensation of Named Executive Officers" section starting on page 125 of the Circular.
- The Board is satisfied that the Bank's compensation approach is conducive to long-term value creation for shareholders. The average actual value of every $100 granted annually to the President and Chief Executive Officer, in the form of direct compensation over the past five years was $134 on December 31, 2023. By comparison, from a shareholder's viewpoint, the average value of a $100 annual investment in shares over the same period was $158. For more information, refer to page 126 of the Circular.

High TSR
We stood out with our TSR for the three, five and 10-year periods.

Compound annual growth rate for the periods ended October 31, 2023.
Source: Nasdaq IR Insight via Factset.

	Rank(1)	National Bank	Canadian banks	TSX
3 years	#1	15%	10%	10%
5 years	#1	12%	4%	8%
10 years	#1	11%	7%	7%

Evolution of practices and programs

Over the last few years, our compensation and benefits programs have constantly evolved. They generate a good level of profitability, efficiency, client satisfaction and employee engagement. These are aligned around our One Mission and our common scorecard that combine the common objectives applicable to all officers, including the Executive Officers. The SYNERGY – Executives Compensation Program is described in detail on pages 108 to 115 of the Circular.

In order to bring our One Mission to life, and to encourage sound behaviour and choices, many initiatives have been put forward.

- We are focused on prevention and foresight, particularly in mental health. As such, we continue to implement tools to promote our employees' understanding of the overall compensation package and our benefits.
- The deployment of the new innovative offer in terms of employee benefits continues to ensure that we remain an employer of choice in a highly competitive job market. Various additions and improvements have been made to the offer, including the addition of the vacation purchase program, the revision of our vacation plan for certain employee groups, the enhancement of supplementary parental benefits and the implementation of a defined contribution plan for Executive Officers and officers.
- We strengthened the alignment of compensation, performance, shared responsibilities and desired behaviours by creating the SYNERGY compensation program for employees serving clients. This change has allowed us to harmonize the compensation components for all employees, taking into account their type of role, and above all to focus on achieving common key indicators. This is an important lever that enables the Bank to realize its ambition of having all the business sectors working fully in synergy.

(1) Among Canadian banks: i.e., Bank of Montreal, Canadian Imperial Bank of Commerce, Royal Bank of Canada, The Bank of Nova Scotia, and The Toronto-Dominion Bank.

NBC – Management Proxy Circular 6. Executive Officer Compensation 98 The main goal of these initiatives is to accelerate our organizational transformation, increase our client focus by leveraging variable compensation to promote collaboration and to reward the achievement of our business priorities, including our ESG priorities and enhance the employee experience with a distinctive offer. These initiatives are being undertaken while remaining aligned with best compensation governance principles. Compensation of the President and Chief Executive Officer Laurent Ferreira delivered good results due to a solid performance from all business sectors, which proved to be agile by implementing strategies to perform in a complex economic context and by simplifying our activities in order to achieve efficiency gains, while improving the client experience and maintaining a high level of engagement from our employees. As a result, the Board and the Human Resources Committee set his total direct compensation at $8,490,036 for fiscal 2023. Changes to Executive Officers We made some changes to the Senior Leadership Team in 2023 and in 2024. These changes are in line with our succession planning process. Management of Wealth Management was provided on an interim basis by Denis Girouard following the retirement of Martin Gagnon on April 1, 2023, and then Nancy Paquet assumed the position of Executive Vice President – Wealth Management and Co-Chair of the Board, Co-President and Co-Chief Executive Officer, National Bank Financial on November 1, 2023. Nancy Paquet has been with the Bank since 2007 and has held various leadership roles. At the time of her appointment, she was responsible for the entire Personal Banking distribution network, the Exclusive Remote Advisory Service, Natbank, N.A., a U.S. subsidiary of the Bank, as well as the Canadian consumer financing network. Her extensive experience in the financial services industry has helped move the Bank's investment strategy forward by making advisory services fundamental to our positioning. On November 1, 2023, Denis Girouard retained responsibility for the Transformation Network while assuming the role of Executive Strategic Advisor. Etienne Dubuc became the sole holder of the position of Executive Vice President – Financial Markets on April 1, 2023. Etienne Dubuc has been with the Bank and Financial Markets for 25 years where he has held increasingly senior roles and spearheaded the establishment of several business segments, notably, the option and exchange-traded funds market-making segment, as well as the structured products, issuance and trading segment. During his tenure, his team’s deep and unique expertise have secured National Bank’s leadership position in these segments in Canada. Michael Denham was appointed Executive Vice President – Commercial Banking and Private Banking on June 1, 2023. He has more than 30 years of experience in large international organizations. His extensive experience, leadership skills and knowledge of the corporate landscape are huge assets for the Bank in his new role. A constant commitment to good governance The Board is committed to adopt the best governance practices with respect to compensation and human resources. It champions a strong risk management culture, strengthened through active compliance, controls, and audits across all of our business lines. It is in the context of our risk management framework, which takes into account both financial and non-financial risks, that the Board assesses the relevance of various business opportunities.

NBC – Management Proxy Circular 6. Executive Officer Compensation 99 Conclusion We continually seek input from our stakeholders, including our shareholders, investors, shareholder representative groups and the various regulatory bodies, regarding our approach, strategy and governance regarding the compensation of Executive Officers. We believe that our compensation approach, on which you are invited to vote, and our compensationrelated decisions adhere to our guiding principles on compensation and, as such, achieve the right balance between earning the loyalty of talented and qualified officers, tying compensation closely to performance, promoting sound risk-taking, and aligning the interests of Executive Officers with those of shareholders. We invite you to read the following pages of the Circular, where you will find more information on Executive Officer compensation. Robert Paré Pierre Boivin Chair of the Board Chair of the Human Resources Committee

NBC – Management Proxy Circular 6. Executive Officer Compensation 100 GUIDING PRINCIPLES FOR COMPENSATION To create value for shareholders, our Executive Officers and officers must make decisions that help us reach our financial and stock performance objectives over the short-, mid- and long-term periods as well as our non-financial objectives such as client satisfaction and inclusion and diversity. They must also make decisions that are in the interests of the Bank. Our compensation policy developed in conjunction with our Human Resources Committee is based on the guiding principles described hereafter. Summary of our key compensation policies and practices Our goal is to be a leader in our governance practices and compensation strategies. The four principles below allow us to maintain an appropriate and coherent balance between expected performance, prudent risk management and compensation awarded, as well as our compensation practices. › Incentivize sustained performance › Tie to financial/stock performance › Provide recognition for different performance periods › We grant Executive Officers a target total direct compensation with a low fixed compensation component (fixed compensation represents less than 20% of total direct compensation) › We assess Executive Officer performance in two areas: – We consider financial results, the demonstration of prudent risk management, net client growth and their satisfaction, the headway on ESG priorities, the level of employee engagement, and the inclusive culture of their segment. – We also assess their leadership posture and how the Bank’s values are embodied in their achievements. › We ensure a significant portion of compensation is conditional and performance-based and maximizes the organizational transformation and the achievement of our ESG priorities › We compensate Executives Officers and officers according to short-, mid- and long-term variable compensation programs based on complementary financial and non-financial measures, which are established according to our financial and stock performance › We cap the allocation of the SYNERGY – Executives envelope to 150% of the individual target total direct compensation of the Executive Officers and officers › The creation of the ICP offered to the vast majority of employees is limited to 200% of the target › We adopt performance measures that are consistent with the strategic plan approved by the Board › We implement our compensation programs only when simulations that consider different scenarios of our performance have been conducted in advance 1. Pay for performance

NBC – Management Proxy Circular 6. Executive Officer Compensation 101 › Promote compliance with our risk tolerance guidelines › Ensure a balance between risk and performance › Meet regulatory and normative requirements › We make sure to maintain an appropriate and coherent balance between expected performance, prudent risk management, and the compensation awarded › We implement compensation policies and practices aligned with the Principles for Sound Compensation Practices and their Implementation Standards published by the Financial Stability Board › We make sure that a significant portion of Executive Officer variable compensation is deferred, making them accountable for decisions that may entail greater long-term risk › We have implemented a policy that confers the right to cancel and claw back variable compensation previously awarded to officers and material risk-takers if they fail to meet our risk tolerance limits, whether or not there has been a restatement of the financial statement › Before being implemented, compensation programs applicable to material risk-takers are examined and approved by the Compensation Risk Oversight Working Group, which is supervised by both the HRC and RMC › We maintain a capital management policy whereby annual bonus envelopes can be reduced, even cancelled, if our minimum regulatory capital level required by the regulatory authorities is not achieved › We make sure that the compensation paid to the heads of oversight functions is structured in such a way as to ensure their independence in the exercise of their duties and that it does not depend on the performance of the business lines they oversee 2. Promote sound risk-taking › Ensure the competitiveness relative to that offered by organizations that make up our peer group › Recognize the level of responsibility, expertise, competence and experience › We use a peer group consisting of Canadian banks and other financial institutions whose target profile converges with ours to establish the value of the total direct compensation of Executive Officers › We determine the value of the target total direct compensation by adjusting the peer group median downward to reflect, among other things, our relative size › We make sure that the HRC can use independent external consultants to obtain necessary information about trends and best practices on compensation policies and programs › Our benchmarking approach reflects the best compensation practices › Comparison ratios of the compensation of the President and Chief Executive Officer and that of the employees are submitted to the HRC annually (CEO-to-Employee Pay Ratio) › We implement practices that ensure equitable compensation for all employees by ensuring compliance with applicable regulations and standards, including pay equity › We reward Executive Officers and officers for their contributions to the success of the Bank and the achievement of our One Mission objectives, which include ESG priorities 3. Reward contribution

NBC – Management Proxy Circular 6. Executive Officer Compensation 102 › Ensure that a significant portion of the compensation is share-based › Compensate according to TSR relative to that of other banks › Ensure compliance with minimum shareholding requirements › Be responsive to shareholders and best governance bodies with respect to recommended practices › We have implemented share ownership guidelines to align the interests of Executive Officers, officers and material risk-takers with our long-term performance › Executive Officers and officers may receive the gains resulting from the exercise of Options, without retaining shares equivalent to the gain, only when applicable share ownership requirements are met › We offer Executive Officers and officers the possibility of receiving up to 30% of their long-term variable compensation in the form of DSUs, redeemable only upon retirement or termination of employment, thus strengthening the alignment between their individual interests and those of the shareholders › We have implemented several measures that ensure sound management of the Stock Option Plan › Options are granted at Share Price › Any downward adjustment of the exercise price of existing Options is prohibited › Hedging transactions of equity-based compensation are prohibited › We invite you to participate in an advisory vote on the Board’s approach to Executive Officer compensation › We have established Stakeholder Engagement Guidelines on dialogue so that shareholders, associations representing them, and other stakeholders of the Bank can provide us with their questions, comments and suggestions › We communicate regularly with institutional investors, proxy advisory firms and organizations specialized in corporate governance on issues raised by them 4. Align vision with that of shareholders

NBC – Management Proxy Circular 6. Executive Officer Compensation 103 COMPENSATION GOVERNANCE We view risk governance as an integral part of our success and operational diversification. As such, we favour a risk management approach consistent with our business expansion strategy. The purpose of the risk appetite framework is to provide reasonable assurance that incurred risks do not exceed acceptable thresholds and that such risks contribute to the creation of value for our shareholders. This means striking a just balance between risk and return. In the normal course of business, we are primarily exposed to credit risk, market risk, liquidity and funding risk, operational risk, regulatory non-compliance risk, reputational risk, strategic risk, and environmental and social risk. These main risks, as well as others such as emerging risks or risks that are considered important, may result in losses that could adversely affect expected earnings. As part of its compensation risk oversight role, the Human Resources Committee must ensure that compensation policies and programs do not induce Executive Officers, officers, material risk-takers, and employees in general to take risks that exceed our risk tolerance limits or risks that could damage our reputation. The Human Resources Committee fulfills this significant role with the support of various stakeholders, including the Compensation Risk Oversight Working Group. It also ensures that we comply with the principles of the Financial Stability Board. The following diagram shows the interactions between the Compensation Risk Oversight Working Group and two of the committees created by the Board to which certain powers have been delegated, including oversight of compensation risks. For more information about the interactions among the committees, the oversight functions and the Board, refer to the diagram on page 66 of the Circular. The Compensation Risk Oversight Working Group created by the HRC has three members: the Executive Vice President – Risk Management; the Chief Financial Officer and Executive Vice President – Finance; and the Executive Vice President – Employee Experience. As part of its mandate, this working group: › reviews our main variable compensation policies and programs at the design, review, and implementation stages to ensure that they are consistent with our risk management framework, taking into account a defined approval framework; › ensures that our compensation policies, programs, and practices are conducive to our business objectives without compromising our viability, solvency, or reputation; › ensures that our compensation programs and policies support our corporate values and standards of ethical conduct and are applied so as to provide an appropriate framework for sales practices; › verifies that our compensation policies, programs, and practices comply with applicable standards and regulations; › reviews the annual objectives and performance targets of the main variable compensation programs, including ESG priorities, to ensure they are consistent with our risk management framework; › assesses the levels of the various risks incurred during the year by our material risk-takers and, if deemed necessary, recommends the HRC to adjust the annual bonus envelopes downward; › assesses the levels of the various risks incurred during deferred variable compensation vesting periods and if deemed necessary, recommends that the HRC adjust payments downward; › assesses whether circumstances warrant a clawing back of variable compensation explained on page 106 of the Circular; › annually reviews the criteria used to define material risk-takers; and › reviews Internal Audit's annual report to identify any significant variances between our compensation policies, programs and practices and the regulations and standards in effect; and › ensures its activities are carried out in accordance with our ESG practices and strategies and ensures policies and programs are also aligned. Risk Management Committee Human Resources Committee Compensation Risk Oversight Working Group

NBC – Management Proxy Circular 6. Executive Officer Compensation 104 Human Resources Committee With respect to compensation governance, the role of the Human Resources Committee is to: › review the various components of total compensation, either when policies and programs are being developed or when they are being applied, while ensuring compliance with compensation governance principles; › recommend that the Board approve new compensation programs or material changes to existing programs; › ensure that our compensation policies and programs comply with applicable regulations and standards, without compromising our viability, solvency and reputation; › ensure that we comply with the Corporate Governance Guideline issued by the Office of the Superintendent of Financial Institutions and with the Principles for Sound Compensation Practices and their Implementation Standards issued by the Financial Stability Board; › review the Senior Vice President – Internal Audit’s annual report on the assessment of any major variance between compensation paid and the compensation payable under our total compensation policies and programs and in accordance with Financial Stability Board principles; › consider the expectations of organizations specialized in corporate governance; › ensure that our compensation policies and programs promote sound risk management and closely tie compensation paid, our strategy and our financial performance and TSR; and › exercise its discretion, as it deems necessary, to adjust the annual variable compensation envelopes. Competencies of committee members In accordance with best governance practices, the Human Resources Committee is made up entirely of independent directors. All committee members have the competencies required to make decisions on our compensation policies and practices. These competencies were gained from the experience they acquired in current or former leadership positions, particularly in their capacities as chief executive officers or executive officers at other major corporations or as members of boards of directors or through their educational background. For more information about the experience of each Human Resources Committee member as well as their role and education, refer to the individual biographies provided in Section 2 of this Circular. For more information about the ongoing training of our directors, refer to pages 82 to 85 of the Circular. The majority of the committee members serve on other Board committees, which helps the Human Resources Committee make more informed decisions on the alignment of our compensation policies and practices as well as its alignment with sound risk management principles and practices. In addition, the majority of the Human Resources Committee members have served as members or chairs of human resources committees in other businesses and institutions.

NBC – Management Proxy Circular 6. Executive Officer Compensation 105 Training and self-assessment › Members of the Human Resources Committee participate in the Orientation and Continuing Education Program for directors. As soon as they arrive at the Bank and as long as they remain directors, members regularly attend training sessions at committee meetings, as well as at meetings of the Board and of other committees of which they are members. For example, the Human Resources Committee members attended presentations on pay equity and transparency, the evolution of our entrepreneurial culture, talent and culture perspectives, and risk management. They then apply the knowledge acquired in their assessment of compensation. › As part of the orientation program for directors, all new directors meet with several of our officers. During these meetings, they learn about the organizational structure, compensation and employee experience practices. › The Board has a process for self-assessment of the level of expertise and experience of its members, including those of the Human Resources Committee. Please refer to Section 5 of the Circular for more information on the Orientation and Continuing Education Program and the annual assessment process. Collaboration with other segments of the Bank › At its discretion, the Human Resources Committee may also call on the expertise of our various segments, such as Total Compensation, Employee Relations, Finance, Internal Audit, and Risk Management. These segments work together, in particular to design and review compensation programs. › The Human Resources Committee relies on the governance in place, including the assurance obtained from officers tasked with overseeing the application of variable compensation programs to confirm that the data used to establish the SYNERGY – Executives envelope and the annual bonus envelopes are consistent with the results for the purposes of these programs, and that the envelopes are calculated in accordance with the programs applicable to Executive Officers, officers, Financial Markets specialists and all other employees. To know more about the Human Resources Committee and its achievements in the past year, refer to Section 4 of the Circular.

NBC – Management Proxy Circular 6. Executive Officer Compensation 106 Monitoring implementation of compensation policies and programs In exercising its duties, our Employee Experience sector oversees the implementation of policies and of all of our variable compensation programs and those of our subsidiaries. Additional measures are taken to balance risks and return, to adequately satisfy regulatory and prescriptive requirements, and to ensure our sustainability. More specifically, the various programs for Executive Officers, officers, and material risk-takers include the following measures: Variable compensation deferment A portion of the variable compensation of Executive Officers, officers, and Financial Markets specialists who may have a considerable impact on our risk profile is deferred over three years or more. Restrictions on trading and hedging of Bank securities Our Standard with Respect to Prohibited Transactions prohibits directors, officers and employees to: › willfully sell, directly or indirectly, any security not owned by the director or not fully paid for; › directly or indirectly, sell a call or put option on a security; and › purchase financial instruments that are designed to offset a decrease in market value of equity securities granted as compensation or held directly or indirectly, or to cancel such a decrease. Variable compensation clawback policy Policy allowing us to cancel and claw back not only the deferred portion but also all of the variable compensation awarded to Executive Officers, officers, and Financial Markets specialists in specific circumstances, i.e., when any of the following scenarios arise: › an employee has engaged in dishonest actions or unethical behaviour in the course of employment; › an employee has failed to comply with policies, rules, or procedures during the current fiscal year or retroactively up to three previous fiscal years; or › a business segment’s financial results must be materially restated and reissued for the current fiscal year or retroactively up to three preceding fiscal years, and employee compensation is based on those results. Independent analysis of Internal Audit Each year, Internal Audit submits to the Compensation Risk Oversight Working Group and the Human Resources Committee the results of its independent analysis designed to detect any material differences between our compensation policies, programs, and practices and the principles and standards issued by the Financial Stability Board. Furthermore, the Internal Audit oversight function’s analysis aims to detect any material differences between compensation paid and compensation payable under our total compensation policies and programs.

NBC – Management Proxy Circular 6. Executive Officer Compensation 107 Share ownership requirements Requirements designed to tie the long-term interests of Executive Officers, officers and certain Financial Markets specialists with the interests of shareholders and to discourage them from taking undue and excessive risks. › The incumbents in the covered positions must maintain minimum holdings of shares, including non-vested RSUs, non-vested PSUs, vested and non-vested DSUs, and the increase in value of vested (but unexercised) in-the-money Options and SARs, it being understood that this minimum holding must be proportional to the compensation received and given that it is based on the position held. › The Human Resources Committee regularly monitors compliance with the minimum share ownership requirement. Officers’ minimum ownership requirements › The minimum holding amount represents a multiple of the previous three years’ average base salary in which the employee is in the role subject to the policy. If the employee has held the role subject to the policy for less than three years, the average annual base salary earned for the period to which they are subject to the policy is used. Position Multiple of previous three years’ average base salary President and Chief Executive Officer (1) 8 times Other Executive Officers(2) 5 times Members of the Financial Markets Management Committee 3 times Senior Vice Presidents (or equivalent) 2 times Vice Presidents (or equivalent) 1 time Period for meeting the requirements › Everyone has five years from the date of hire, appointment or promotion, if not already subject to the requirements, to meet these requirements. In case of promotion and if already subject to the requirements, the period is three years. › All individuals must comply with the share ownership requirements at all times. If, for any reason, there is a gap, the individuals must refrain from selling their shares and from exercising their vested Options (unless the shares are kept) until such time as the minimum requirements are once again met. Valuation method › The minimum number of shares that must be held is calculated by dividing the minimum holding amount by the Share Price. (1) The President and Chief Executive Officer shall maintain the required shareholding multiple for at least two years after retirement. (2) Other Executive Officers must maintain the required shareholding multiple for at least one year after retirement.

NBC – Management Proxy Circular 6. Executive Officer Compensation 108 COMPENSATION DECISION-MAKING A rigorous process is followed to establish the compensation of the President and Chief Executive Officer, Executive Officers and officers. This annual cycle includes the major steps described hereafter. 1. Establishing a competitive total compensation package Determining the components of the compensation package Our compensation package is made up of direct compensation components such as base salary and variable compensation programs as well as indirect compensation components such as employee benefits that promote the well-being of all employees and their families. Components Why do we offer this component and method of payment? Time horizon of variable compensation 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 Direct compensation Base salary (ongoing) – Rewards level of responsibility, expertise, competence and experience – Paid in cash Short-term variable compensation (1 year) – Rewards achievement of key annual financial and non-financial objectives – Paid in cash Mid-term variable compensation (3 years) – Rewards the creation of sustainable value for shareholders – Awarded in the form of PSUs or RSUs Long-term variable compensation (10 years or until termination/retirement) – Rewards sustained long-term growth in Share Price – Awarded in the form of Options, SARs when applicable, and DSUs Indirect compensation Employee benefits and perquisites (ongoing) – Provides employees and their families with assistance and security – Completes the total compensation packaged offered to Executive Officers and officers – Encourages long-term retention of employees by rewarding their continued service and contributing to their retirement income Pension plan (long-term) 1. Establishing a competitive total compensation package 2. Setting scorecard objectives and ESG priorities 4. Granting total direct 3. Assessing performance compensation

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When programs are developed, the Compensation Risk Oversight Working Group and the Human Resources Committee ensure that they comply with the Financial Stability Board Principles for Sound Compensation and their Implementation Standards. They review the results of stress tests on various program application scenarios and consider the impact of these scenarios on our performance over different periods.

Establishing the compensation policy

The compensation policy for Executive Officers generally aims to position their target total compensation at the peer group median (the 50th percentile) when results meet expectations and to ensure competitive compensation aligned with the market while considering the experience of the incumbents in the position. Moreover, the target total compensation of the peer group is adjusted downward to reflect our specific characteristics, notably our relative size. The peer group used to establish the compensation value varies according to our business lines. For Executive Officers, the peer group for fiscal 2023 is identical to the one used in fiscal 2022 and consists of banks and financial institutions with head offices in Canada, which target a comparable clientele, attract a similar employee profile, and have a large number of shareholders.

The Bank's ranking relative to Canadian banks and other financial institutions in the peer group is illustrated below. Our comparison is based on public sources of information on revenues(1), market capitalization, and the number of employees.


Revenues(1)(2)
(in $B)
RBC $52.9
TD $47.2
Scotia $32.4
BMO $31.8
Manulife $26.4
CIBC $23.6
Power Corp. $19.0
Sun Life $16.7
Great-West $15.0
NBC $10.5
iA $5.6
Market capitalization(2)
(in $B)
RBC $155.1
TD $138.7
BMO $75.5
Scotia $68.2
CIBC $45.5
Manulife $45.0
Sun Life $36.9
Great-West $29.2
NBC $29.2
Power Corp. $19.5
iA $8.3
Number of employees(2)
(in thousands)
TD 103.8
RBC 91.4
Scotia 89.5
BMO 55.8
Sun Life 52.5
CIBC 48.1
Manulife 40.0
Power Corp. 37.0
Great-West 31.0
NBC 28.9
iA 8.6

Each year, the Human Resources Committee reviews the competitiveness of the target total direct compensation of Executive Officers. It examines the results of compensation studies prepared by an independent external consultant mandated for that purpose. It receives the recommendations of the President and Chief Executive Officer, the Audit Committee and the Risk Management Committee for the compensation of Other Executive Officers and the heads of the oversight functions, and then conducts its own review in order to make its recommendations to the Board.

(1) Revenues exclude non-recurring items, as well as benefits and claims related to insurance contracts presented by the respective financial institutions. In addition, there are distinctions in revenue recognition between banks and insurance companies. Refer to the "Financial Reporting Method" section on pages 14 to 19 of the 2023 Annual Report for details on non-GAAP financial measures.

(2) Information on Canadian banks, i.e., Canadian Imperial Bank of Commerce, Bank of Montreal, Royal Bank of Canada, The Bank of Nova Scotia, and The Toronto-Dominion Bank are as at October 31, 2023. The information of the financial institutions, i.e., Sun Life Financial Inc., iA Financial Corporation Inc., Great-West Lifeco Inc., Power Corporation of Canada, and Manulife Financial Corporation is as at December 31, 2022.

NBC – Management Proxy Circular 6. Executive Officer Compensation 110 Our compensation policy, which covers most other functions, also aims at positioning the target total direct compensation of officers and employees at the peer group median (the 50th percentile) when results meet expectations. To do so, market studies produced by external consultants are used, in particular to establish our salary scales, which ensure a competitive salary according to the region in which the employee works. Our compensation policy also applies to our subsidiaries in Canada and abroad. However, it is aligned with market practices by offering compensation that may vary from one business line to another and accounts for significant pay disparities that may exist among the large regions or countries where we provide our services. Independent external consultants The Human Resources Committee has the power to retain, when it deems appropriate, the services of independent external consultants to assist in performing its duties and provide it with necessary information on trends and best practices in its peer group regarding compensation policies and programs as well as on the competitiveness of Executive Officer compensation. In keeping with sound governance practices, the Human Resources Committee sets guidelines for awarding mandates to external consultants. These guidelines notably require external consultants to be independent from Executive Officers. They also enable the Human Resources Committee to select those it considers the most qualified to carry out the mandates. All contracts awarded for work related to Executive Officer compensation are approved by the Chair of the Human Resources Committee. At the start of the fiscal year, the Human Resources Committee members also review the performance and independence of the external consultants and approve the planned mandates to be awarded by us during the fiscal year. When their services are retained, external consultants are informed of these guidelines and must follow them. Korn Ferry has acted for several years as advisor to the Human Resources Committee on executive compensation matters. It is the external consultant whose services have been retained for fiscal 2022 and 2023. It has: › adjusted the peer group data downward to reflect our relative size and differences in the level of responsibility associated with our positions compared to peer group positions; › submitted to the Human Resources Committee the market positioning of Executive Officer compensation as well as market trends and developments in officer compensation, organizational structure, governance and regulation; › confirmed, this past fiscal year, that the target total direct compensation (base salary and variable compensation) of the positions held by Executive Officers and by the heads of the oversight functions is competitive with the compensation paid by corporations in our peer group; and › conducted compensation surveys, in which we participate each year, on market practices and compensation levels for all positions. Hexarem was retained for the 2023 fiscal year for work related to the Circular, governance and the SYNERGY – Executives Program.

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The following table presents the fees paid to Korn Ferry and Hexarem in the past two fiscal years:

	Fiscal 2022			Fiscal 2023		
Independent external consultants	**Executive Officers' compensation – Related fees**	**Other fees(1)**	**Total**	**Executive Officers' compensation – Related fees**	**Other fees(2)**	**Total**
Korn Ferry	$64,800	$427,994	$492,794	$76,784	$113,526	$190,310
Hexarem	$0	$0	$0	$35,392	$68,412	$103,804
Total	**$64,800**	**$427,994**	**$492,794**	**$112,176**	**$181,938**	**$294,114**

2. Setting scorecard objectives and ESG priorities

To ensure the best possible client and employee experience, we are constantly refining our performance management approach in order to further strengthen synergy across business units, improve team performance, and facilitate learning and skills development. The annual objectives of the President and Chief Executive Officer are examined by the Human Resources Committee and approved by the Board at the beginning of each year, aligning with our Board-approved business plan. The objectives approved for the President and Chief Executive Officer apply to all Executive Officers as well as to officers. They share a single scorecard with common objectives and ESG priorities (refer to the "Officer Scorecard" section starting on page 122 of the Circular). These objectives are passed down to employees. Supporting sustainable development is an intrinsic part of our One Mission. We incorporate ESG matters into our business and operating decisions. These objectives support the financial and non-financial indicators used to balance the interests of the various stakeholders: shareholders, employees, clients and the communities we serve.

The SYNERGY – Executives Compensation Program aims to promote alignment and collaboration in achieving our One Mission, including support for sustainable development, to optimize the compensation offering with market practices and talent profiles, to recognize excellence by managing the performance and the contribution, and to intensify the rigour in cost management.

3. Assessing performance

All employees, including officers, are subject to an assessment whereby our preferred behaviours and annual objectives each represent 50% of the evaluation of annual performance. When assessing the performance of the President and Chief Executive Officer and Other Executive Officers, the Board makes sure to consider all the fundamental pillars on which our social strategy is built.

We are committed to having a positive impact in people's lives. Our priorities, which are approved by the Board, demonstrate the importance we place on sustainable development and on maintaining the best balance of stakeholder interests in society.

Executive Officers are expected to be continually engaged in discussions with the Board, to keep it informed on the changes and the performance of their sectors as well as the strategic initiatives they oversee.

(1) Total costs related to our participation in compensation surveys for employees who are not Executive Officers and for recruiting services.

(2) Total costs related to our participation in compensation surveys for employees who are not Executive Officers, analyses and communications with respect to our total compensation package.

NBC – Management Proxy Circular 6. Executive Officer Compensation 112 (1) In 2022, we introduced ESG priorities into the SYNERGY – Executives envelope and are focusing on a phased implementation of the measure to refine it over time. (2) The scale is not disclosed as it is deemed to be sensitive information. 4. Granting total direct compensation Formula for creating the SYNERGY – Executives envelope The creation of the SYNERGY – Executives envelope, i.e., the total direct compensation envelope that includes base salary as well as short-, mid- and long-term variable compensation for Executive Officers and officers, is subject to a discretionary review by the Board and is calculated based on the following parameters: Envelope for = × × Creation rate × ANI The final result of the ANI is multiplied by the creation rate. The creation rate follows a scale(2). The applicable creation rate decreases as the ANI increases. A performance multiplier that increases or decreases the envelope based on the achievement of the following key indicators: • Net Client Growth • Net Promoter Score • Adjusted Operating Leverage Multiplier The assessment of the ESG priorities progress is taken into account in the creation of the SYNERGY – Executives envelope. ESG priorities(1) Individual awards are capped at 150% of the target total direct compensation established for each participant. The initial SYNERGY – Executives envelope for 2023 At the beginning of fiscal 2023, the Board approved a new SYNERGY – Executives envelope creation scale. The targets for each of the key multiplier indicators, the ANI growth projections, the ESG priorities as well as officers participating in the program have also been approved by the Human Resources Committee for fiscal 2023. The creation rate decreases as the ANI increases to drive efficiency and ensure a fair sharing ratio between shareholders and officers. The SYNERGY – Executives envelope is reviewed annually by the Board considering, among other factors: › ANI projections › The Bank’s relative performance › The competitiveness of the compensation market › Special events or transactions The SYNERGY – Executives program may not pay variable cash compensation in the event that the CET1 capital ratio threshold is not met.

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113

Available Net Income 2023

For fiscal 2023, the Bank generated an ANI of $3,196M. For the purposes of the SYNERGY – Executives Compensation Program, the Board approved the Human Resources Committee's recommendation to exclude, as in the past, all specific items of net income, which had the effect of adjusting net income upward by $74M. These specific items that are beyond the control of employees are detailed on page 18 of the 2023 Annual Report. Adjusted ANI(1) used for compensation purposes is $3,270M (a slight decrease of 0.2% from the previous year). This adjusted ANI(1), along with other indicators, reflects our solid performance for fiscal 2023.

- Despite an increasingly complex environment, we delivered organic growth across our operating segments.
- Our CET1(2) ratio at 13.5%, return on shareholders' equity(3) at 16.8% and adjusted dividend payout ratio(3) at 41.1% are all aligned with our mid-term objectives.

No other adjustments deriving from the use of their discretionary authority were made for Executive Officers by the Board.

The 2023 multiplier

The multiplier is composed of a set of three key performance indicators aligned with our Officer Scorecard and is consistent with the key compensation metrics used in all of our variable compensation programs. The multiplier can influence the amount of the SYNERGY – Executives envelope by a result that can vary between 90% and 110%. The following table shows the indicators as well as the weighted result for fiscal 2023. Therefore, the envelope created has been increased by a factor of 101.0%.

2023 Multiplier						
Indicator	**Threshold**	**Target**	**Maximum**	**Result**	**Weighting**	**Weighted result**
Net Client Growth(4) Measure that seeks to recognize both the acquisition of new clients and the retention and engagement of existing clients	90.0%	100.0%	110.0%	105.4%	33⅓%	35.1%
Net Promoter Score(4) Measure of client loyalty	90.0%	100.0%	110.0%	104.3%	33⅓%	34.8%
Adjusted Operating Leverage(3) Measure of operational efficiency	90.0% (1.5%)	100.0% 1.5%	110.0% 4.5%	93.3% (0.5%)	33⅓%	31.1%
2023 Multiplier						**101.0%**

The overachievement of client experience metrics was driven by the quality advice and solutions provided and the improvements to our digital platform for the Personal Banking and Commercial Banking segment, which met its objectives for client acquisition and increased engagement.

(1) Refer to the "Financial Reporting Method" section on pages 14 to 19 of the 2023 Annual Report for details on non-GAAP financial measures.

(2) Refer to the "Financial Reporting Method" section on pages 14 to 19 of the 2023 Annual Report for details on capital management measures.

(3) Refer to the "Financial Reporting Method" section on pages 14 to 19 of the 2023 Annual Report for details on non-GAAP ratios.

(4) Not reported as we consider this information to be commercially sensitive.

NBC – Management Proxy Circular 6. Executive Officer Compensation 114 ESG priorities for 2023 Among the priorities that we have set for ourselves in the mid-term, which will allow us to make ESG a lever for growth and an impact multiplier, the ones that were selected for the creation of the SYNERGY – Executives envelope in 2023 are presented in the table below. ESG priorities can influence the amount of the SYNERGY – Executives envelope by a result that can vary between 95% and 105%. At the end of fiscal 2023, we believe that we have achieved the level of progress in our ESG priorities corresponding to the objectives we have set ourselves. As such, the envelope created remained unchanged, given the 100% assessment of the advancement of ESG priorities. The table below lists the ESG priorities integrated into the creation of the SYNERGY – Executives envelope in 2023, as well as a summary of the main achievements. ESG priorities 2023 achievements Deliver on our commitments ✓ Disclosed two new interim targets for financed emissions as prescribed by the Net-Zero Banking Alliance for the commercial real estate and energy production sectors. ✓ Disclosed the carbon footprint measurement for financed emissions from oil and gas producers. ✓ Reduced greenhouse gas emissions from our own operations compared to 2019(1). ✓ Grew the renewable energy portfolio at a faster rate than the non-renewable one(1). ✓ Made progress in achieving the objectives of the three-year inclusion, diversity and equity plan. Several internal initiatives were rolled out, including the public disclosure of employment equity information and the talent acquisition strategy(2). Support our clients in their efforts for a just transition ✓ Deployed new sustainable products and services as well as grow both financing and investment volumes. ✓ Integration of ESG across all business segments. ✓ Several sustainable development loans granted to businesses. ✓ Created and reorganized certain activities and team mandates in order to better seize opportunities and support clients in the transition. Be transparent ✓ Disclosed our achievements in the ESG Report. ✓ Disclosed our climate strategy in the TCFD Report (Climate Report). ✓ Publication of our Inclusion, Diversity and Equity Booklet. ✓ Publication of our UN Principles for Responsible Banking Report. Final SYNERGY – Executives envelope for 2023 Given the performance reached in 2023, the Board approved the 2023 multiplier of 101.0%, and the result of the assessment of the progress of ESG priorities at 100.0%. The envelope created in 2023 serves to recognize all officers in a manner consistent with most of our compensation programs. (1) Refer to the TCFD Report (Climate Report) for further information. (2) Refer to the Inclusion, Diversity and Equity Booklet for further information.

NBC – Management Proxy Circular 6. Executive Officer Compensation 115 Adjusting annual variable compensation envelopes, including the SYNERGY – Executives, as necessary We are always striving to more closely align the potential impact of all types of risks with the compensation of Executive Officers, officers and material risk-takers from all our sectors, as required by the Financial Stability Board and Office of the Superintendent of Financial Institutions. We provide the Human Resources Committee and the Board with discretionary power to adjust, downward or upward, as it deems necessary, annual variable compensation envelopes including the SYNERGY – Executives envelope. To avoid decisions based essentially on judgment, the Compensation Risk Oversight Working Group uses a scoring grid, jointly developed by the Internal Audit, Risk Management and Compliance segments, that flags the main potential sources of significant risk, both internal (related to decisionmaking) and external (related to business conditions). The assessment therefore considers credit risk, market risk, liquidity and funding risk, operational risk, regulatory non-compliance risk, reputational risk, strategic risk, and environmental and social risk. In addition, a mechanism provides for referring to the Basel III Accord guidelines to reduce the size of annual bonus envelopes if we do not meet the minimum regulatory capital required by regulatory authorities. These guidelines dictate the elements to be reduced (share buyback, dividends, and annual bonuses) and the weighting of such reductions. The mechanism applies to all short-term variable compensation programs and to the programs offered to Executive Officers, officers and all our other employees. The Compensation Risk Oversight Working Group may recommend to the Human Resources Committee and then to the Board, if necessary, to adjust the SYNERGY – Executives envelope downward. The Human Resources Committee and the Board considered additional factors to determine if a discretionary adjustment to the calculated SYNERGY – Executives envelope should be recommended for Board approval: › Outcome of the annual risk review, in collaboration with the Risk Management Committee › Financial and non-financial absolute and relative performance › Compliance with the CET1 capital ratio and ANI thresholds › Officer scorecard results, including employee engagement and assessment of the progress of our ESG priorities › Analysis, feedback and recommended adjustments from Executive Officers › Any unforeseen events during the fiscal year No other adjustments, other than the one presented in the “Available Net Income 2023” section (on page 113 of the Circular), deriving from the use of their discretionary authority were made in fiscal 2023 for Executive Officers or officers by the Human Resource Committee or the Board. Assessing performance and approving awards Following the creation of the SYNERGY – Executive envelope, the final step in the award process consists of an individual and business line performance evaluation against the scorecard set out at the beginning of the fiscal year for Executive Officers and officers. After considering the recommendations made by the Human Resources Committee and the President and Chief Executive Officer for the Other Named Executive Officers, the Board confirms the short-, mid-, and long-term variable compensation awards. The fiscal 2023 awards and total direct compensation approved for each Named Executive Officer are presented on pages 125 to 130 of the Circular.

NBC – Management Proxy Circular 6. Executive Officer Compensation 116 COMPENSATION OF NAMED EXECUTIVE OFFICERS This section presents information on the total direct compensation awarded to Named Executive Officers for the fiscal year ended October 31, 2023. Components of total direct compensation Although they are funded from the SYNERGY – Executives envelope, base salaries of officers are not at risk. The remainder of the envelope depends on our performance, is at risk and is allocated in the form of short-, mid- and long-term variable compensation based on our guidelines. Mid-term variable compensation is granted in the form of PSUs or RSUs, and long-term variable compensation is granted in the form of Options or DSUs. Succession planning considerations, competitive pressures and internal equity can influence total direct compensation. The 2023 composition of the target total compensation and of the variable compensation that is pre-determined according to the level of position held are presented below. President and Chief Executive Officer 11% 89% 25% 75% 67% in PSUs 33% in Options(1) Other Named Executive Officers 8% to 19% 81% to 92% 40% 60% 67% in PSUs 33% in Options(1) When the deferred compensation exceeds $1.5M, the excess amount is granted in the form of RSUs. Compensation TARGET TOTAL DIRECT Compensation FIXED (base salary) Compensation VARIABLE Compensation CASH (annual bonus) Compensation DEFERRED PSUs and/or RSUs Options and/or DSUs Our allocation guidelines ensure that: › Variable compensation is fully at risk and fluctuates based on the creation of the SYNERGY – Executives envelope. › At least 60% of variable compensation is deferred over a three-year period for PSUs and RSUs, up to 10 years for Options, and up to retirement or termination of employment for DSUs. › PSUs remain the main driver for the target deferred compensation of Named Executive Officers. › In 2023, 89% of Laurent Ferreira’s target total direct compensation was at risk, and a minimum of 81% for the other Named Executive Officers was at risk. Individual awards are capped at 150% of target total direct compensation. (1) Executive Officers and officers may elect to receive up to 30% of their long-term compensation in the form of DSUs.

NBC – Management Proxy Circular 6. Executive Officer Compensation 117 Total direct compensation Under the SYNERGY – Executives Compensation Program, total direct compensation is discretionary. In accordance with our compensation policies, the purpose of total direct compensation is to recognize annual financial performance, client satisfaction and the progress of our ESG priorities. It considers the prudence demonstrated in risk management as well as the achievement of the Officer Scorecard objectives which include employee engagement and ESG objectives. SYNERGY – Executives aims to continue to increase complicity between teams, support concerted decisionmaking, optimize the use of all compensation components, recognize excellence, and increase the rigour in cost management. Fixed compensation – base salary In accordance with the objectives of the compensation policy, the purpose of base salary is to reward the contribution. It allows to ensure that our compensation is competitive relative to that offered by our peer group. It also recognizes the level of responsibility, expertise, competence and experience. Variable compensation Variable compensation is total direct compensation minus base salary. Variable compensation consists of two parts: › Variable compensation paid in cash based on the SYNERGY – Executives envelope. › Discretionary deferred compensation as a retention incentive granted in the form of PSUs, RSUs, Options, and DSUs. Clawback of variable compensation In accordance with the variable compensation clawback policy, payments made to employees subject to the policy may be clawed back in certain circumstances. Variable cash compensation Objectives For Executive Officers and officers, variable cash compensation (i.e., annual bonus) is designed to: › Strengthen the value of cooperation among all business units; › Encourage officers to: – generate sustained and growing net income, year after year – accelerate the organizational transformation – improve client satisfaction – meet the Officer Scorecard objectives, which include employee engagement and ESG objectives; and › Share part of our success with Executive Officers and officers and identify, as well as recognize those whose performance exceeds expectations.

NBC – Management Proxy Circular 6. Executive Officer Compensation 118 Grant Variable cash compensation awards are subject to the attainment of a CET1 ratio threshold. Given that the threshold was exceeded in fiscal 2023, the Board approved the allocation of the short-term variable compensation under the SYNERGY – Executives envelope and based on our established guidelines. Deferred variable compensation The purpose of deferred variable compensation is to align the vision and expectations of Executive Officers and officers with those of shareholders over mid- and long-term horizons. The award of deferred variable compensation is influenced by our performance and by the expected contribution of Executive Officers and officers to our future success. Mid-term deferred variable compensation Mid-term deferred variable compensation is granted in the form of PSUs and RSUs, if applicable, i.e., when the deferred variable compensation of the Other Executive Officers exceeds $1.5M. It aims to align the vision and expectations of Executive Officers and officers with those of shareholders over a three-year horizon. PSUs RSUs Objectives The program is designed to tie a portion of the value of the compensation to the future value of the shares and to the relative performance versus our peers. The program is designed to tie a portion of the value of the compensation of eligible officers to the future value of the shares. Grant The value granted to each Executive Officer is based on the composition of predetermined compensation package. Ultimately, the HRC also has discretionary power over the value of annual awards. The number of PSUs granted is based on the average Closing Price over the 10 days preceding the sixth business day in December, as published by the Toronto Stock Exchange. Additional PSUs are credited to the participant’s account, in an amount proportional to the dividends paid on the shares, during the period between award and payment. For the Other Executive Officers when deferred compensation is above $1.5M, the excess is granted in the form of RSUs. Ultimately, the HRC also has discretionary power over the value of annual awards. The number of RSUs granted is based on the average Closing Price over the 10 days preceding the sixth business day in December, as published by the Toronto Stock Exchange. Additional RSUs are credited to the participant’s account, in an amount proportional to the dividends paid on shares, during the period between award and payment.

NBC – Management Proxy Circular 6. Executive Officer Compensation 119 PSUs RSUs Vesting, performance indicator and payment The PSUs vest after three years. Upon vesting, the cash payment is equal to the number of vested PSUs , multiplied by the average Closing Price for the 10 days preceding the sixth business day in December, and then adjusted upward or downward depending on relative TSR. Growth rate of our TSR over three years ÷ Adjusted TSR of the S&P/TSX Banks Sub-Index(1) over three years The adjustment to the payable value, based on the relative TSR, is established in a linear manner within the following limits: Relative TSR result Adjustment range of payable value ≥ 1.25 125% = 1.00 100% ≤ 0.75 75% The Board has the discretionary power to adjust the cash value downwards to as low as $0, if it considers that a significant event has occurred during the performance period has had an impact on our financial performance or that of our peers. There are two possible types of vesting for RSUs: full vesting after three years and vesting in equal portions spread over three years. At vesting, the cash payment is equal to the number of vested RSUs, multiplied by the average Closing Price for the 10 days preceding the sixth business day of December. Payment of PSUs granted in 2020 For the PSUs granted in 2020 to Executive Officers that vested in 2023, the relative TSR was 16.8% higher than that of the banks included in the peer group, i.e., the banks included in the S&P/TSX Banks Sub-Index(1). Consequently, a payment with a performance factor of 116.8% was awarded to participants, as shown in the table below: Relative TSR result Adjustment of payable value 1.168 116.8% For information on the treatment of PSUs and RSUs according to reason for the departure, refer to the table entitled “Conditions applicable in the event of the termination of employment” on page 142 of the Circular. (1) The sub-index is adjusted to exclude Genworth MI Canada, Home Capital Group and the Bank, and therefore includes: Royal Bank of Canada, The Toronto-Dominion Bank, The Bank of Nova Scotia, Canadian Imperial Bank of Commerce, Bank of Montreal, Canadian Western Bank, and Laurentian Bank of Canada.

NBC – Management Proxy Circular 6. Executive Officer Compensation 120 Long-term deferred variable compensation The purpose of long-term deferred variable compensation is to align the vision and expectations of Executive Officers and officers with those of shareholders, i.e., over a 10-year horizon for Options, and up to retirement or termination of employment for DSUs. Executive Officers and officers may elect to receive up to 30% of their long-term compensation in the form of DSUs. Options DSUs Objectives The program is designed to retain eligible Executive Officers and officers and to encourage them to contribute to our success and to work towards growing the value of the investment of shareholders. Each Option confers the right to purchase one share at a price equal to the Closing Price on the day preceding the grant. The exercise price of Options already granted cannot be lowered, despite changes in the Share Price, so that Executive Officers and officers can only benefit from the Options granted to them to the extent that the Share Price increases steadily over the long term. The program is designed to tie a portion of the value of certain officers’ compensation to the future value of our shares. Grant The number of Options granted is based on: the dollar value of the grant ÷ the value determined using the Black-Scholes Model The exercise price of each Option granted is equal to the Closing price of the shares on the open trading day preceding the date the Options are granted. Since the Stock Option Plan was adopted, we have made only one grant of Options per fiscal year, on a specific date (in December), regardless of any hire or appointment of Executive Officers and officers during the fiscal year. This annual grant date has never been amended retroactively. Each year, when granting Options, the HRC takes into account the number and term of the Options previously granted. The number of DSUs granted is based on: the dollar value of the grant ÷ the Closing Price, the day before the grant Additional DSUs are credited to the account of the participant, in an amount proportional to the dividends paid on the shares, during the period between award and payment.

NBC – Management Proxy Circular 6. Executive Officer Compensation 121 Options DSUs Vesting, performance indicator and payment Options vest over a four-year period at a rate of 25% per year. No Options may be exercised in the first year after the grant date. Vested Options may be exercised: › only during quarterly transaction periods, as established by Legal Affairs, following the release of the financial statements › only by a participant or their estate (Options may not be sold to a third party, but ownership may be transferred to a beneficiary or to a legal representative in the event of the participant’s death) › in whole or in part, before the expiration date set by the HRC at the time the Options are granted. However, where the expiration date falls during the blackout period or within 10 business days thereafter, the expiration date is extended for the number of business days equal to 10 business days less the number of business days elapsed between the end of the blackout period and the expiration date. Each Executive Officer and officer must keep at all times after the exercise of Options, shares with a value equal to the gain resulting from the exercise of vested Options, until the share ownership requirements applicable to that individual have been met. The payment of an Option is based on the difference between its exercise price and the Share Price at the time of exercise. DSUs vest over a four-year period at a rate of 25% per year. DSUs may be redeemed only upon the termination of employment or retirement of the Executive Officer or officer. A participant may redeem vested DSUs by filing redemption notices during a fixed period after the termination of employment. The cash payment is equal to the number of vested DSUs multiplied by the Closing Price on the business day preceding receipt of the redemption notice. For information on the treatment of Options and DSUs according to reason for the departure, please refer to the table entitled “Conditions applicable in the event of the termination of employment” on page 142 of the Circular.

NBC – Management Proxy Circular 6. Executive Officer Compensation 122 Officer Scorecard The Human Resources Committee evaluated the performance of Laurent Ferreira and the Named Executive Officers by taking into account the results obtained with respect to the objectives of the scorecard applicable to all Executive Officers and officers. We present below the main results considered in the Officer Scorecard. Shareholders Despite an increasingly complex economic environment, the Bank delivered organic growth across all of its business segments and a solid return on shareholders’ equity for fiscal 2023, while rigorously managing its expenses. In addition, our dividend has a 10-year compound annual growth rate of 8.9%, while our 10-year average adjusted dividend payout ratio(1) is 42%, placing it within our mid-term target distribution target range of 40% to 50% of net income. Three, five and 10-year TSR have been among the best in the industry, demonstrating our ability to generate consistent returns over time. Growth in adjusted diluted earnings per share(2) (0.1%) Growth in adjusted Pre-Tax Pre-Provision earnings(2) 6.7% Adjusted return on equity for holders of common shares(1) 16.8% Adjusted operating leverage(1)(3) (0.5%) Clients In 2023, our Personal Banking and Commercial Banking sector, which has a very strong presence in Quebec and a growing presence in the rest of the country, again achieved its client acquisition and increased engagement objectives. This was achieved through quality advice and solutions, as well as digital platform enhancements, both of which remain priorities going forward in 2024. As a leading full-service brokerage and private wealth services firm in Canada, our Wealth Management sector delivered superior performance in 2023 amid market volatility. We strengthened our position as Canada’s leading provider of solutions to independent advisors. Our client-centric strategy and open architecture approach continue to move forward as we pursue our growth in targeted businesses across the country. Our Financial Markets sector delivered another strong year with its unique and diversified business model, healthy risk profile and client focus. These results were reflected in record growth in our corporate and investment banking businesses, as well as strong performance in structured products and securities financing, two sectors where we have established ourselves as a leader. (1) Refer to the “Financial Reporting Method” section on pages 14 to 19 of the 2023 Annual Report for details on non-GAAP ratios. (2) Refer to the “Financial Reporting Method” section on pages 14 to 19 of the 2023 Annual Report for details on non-GAAP financial measures. (3) The adjusted operating leverage is the difference between the growth rate of adjusted total revenues and the growth rate of adjusted non-interest expenses.

NBC – Management Proxy Circular 6. Executive Officer Compensation 123 Our U.S. Specialty Finance business, Credigy, generated solid growth in 2023, reflecting its ability to execute in any macroeconomic environment. In Cambodia, ABA Bank continued to consolidate its position as the leading bank of choice for individuals and SMEs, focusing on day-to-day banking services and secured loans. The measure that seeks to recognize both the acquisition of new clients and the retention and engagement of existing clients, net client growth, exceeded our objectives in 2023. In addition, the result of the net recommendation rate, a measure of client loyalty used in the SYNERGY – Executives multiplier, exceeded our target as presented in the 2023 multiplier table on page 113 of the Circular. Employees As we balance investing in growth with disciplined expense management, we believe it is extremely important to continue investing in our employees. As leaders, our primary responsibility is to ensure that we have the right team in the right place and at the right time to provide our clients with the advice and solutions they need when they need them. In 2023, we began the gradual move of our teams to National Bank Place, offering many facilities and services to our employees. The new recruitment platform to improve the manager and candidate experience has been deployed and processes have been streamlined and automated. In addition, the internal and external career sites were redesigned, and the candidate referral program was optimized. Our employer brand campaigns on various platforms and targeted promotional activities to attract talent enhanced this deployment. We established a new program to welcome our colleagues newly arrived in Canada, and expanded the accessibility of our program that allows working temporarily outside the country or province of residence. We achieved the first level of the Progressive Aboriginal Relations certification program. Open dialogue with our employees is continuously maintained through internal surveys regarding different facets of their experience, including, among others, issues related to inclusion and diversity, well-being and engagement. Engagement remained high in 2023 (i.e., 98% of the target). The relationship of trust with the manager, flexibility and well-being are crucial to maintain a positive work experience for our employees.

NBC – Management Proxy Circular 6. Executive Officer Compensation 124 Operational quality With digital innovation and automation critical to improving client and employee experience, as well as operational efficiency, we continue to build on and invest in our advances in these areas. We have simplified the client journey for newcomers already in Canada. We reinvested in client advice and the resources associated with streamlining the network. Adding automated digital functionality to our platforms promotes client autonomy in purchasing National Bank Investment funds. We continued to manage the risk associated with cyberattacks by implementing a new prevention and detection tool and by enhancing our awareness program. We have introduced a new index to simplify our entire ecosystem from a client’s perspective. ESG We play a key role in supporting a just energy transition that addresses financial and social imperatives and dependencies in this regard in the Canadian economy. Our environmental strategy is based on two core principles: managing the impact of our operations on climate change and creating opportunities for our clients to contribute to a sustainable economy with us. This includes implementing our plan to achieve net-zero greenhouse gas emissions for our operations and financing by 2050 and strengthening our support to clients during the transition. As we continue to grow our renewable energy loan portfolio faster than the non-renewable energy loan portfolio, decarbonization criteria and data related to our high-emission limits are now integrated into our loan and underwriting practices. We are also deploying capital to seize business opportunities in the renewable energy sector and to expand our tailored offering of sustainable products and services across all of our business units. More broadly, we remain committed to our mission of putting “People first” to create a positive impact for the employees, clients and communities we are privileged to serve, while maintaining the highest standards in our own governance. The Bank continues to be, by choice, a generalist donor. As a result, we are pursuing a philanthropic strategy that aims at a broad distribution of donations in the community. In 2023, close to $15M was allocated to support hundreds of organizations across the country. For more information on ESG priorities and achievements, please refer to the ESG Report. For more information on our ESG governance practices, consult the “Governance” section of the ESG Report and pages 88 to 90 of the Circular.

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125

Laurent Ferreira
President and Chief Executive Officer



Education
Master's degree in Finance from HEC Montréal

Years of service with the Bank
25 years

KEY RESPONSIBILITIES AND 2023 HIGHLIGHTS

Laurent Ferreira has been Chief Executive Officer since November 1, 2021. At the time of his appointment, he had been holding the position of Chief Operating Officer since February 1, 2021. Laurent Ferreira and Denis Girouard had jointly held the positions of Executive Vice Presidents and Co-Heads – Financial Markets from November 1, 2018, to January 31, 2021. Laurent Ferreira reports to the Board on the strategies, orientations, performance, and development of the Bank and its subsidiaries.

The Officer Scorecard illustrates all of Laurent Ferreira's achievements for fiscal 2023.

Socially engaged, Laurent Ferreira is dedicated to many causes. He recently co-chaired the Centraide of Greater Montreal campaign, the Bal des lumières, La Soirée des grands philanthropes of Portage, in addition to having acted as Co-Chair of the most recent "Re-Building" campaign of Women's Y Foundation Montreal. He was also the Honorary President of the 85th edition of the St. Mary's Ball, and Co-Chair of the "Grow Beyond" campaign of CHU Sainte-Justine Foundation.

HUMAN RESOURCES COMMITTEE DECISIONS REGARDING TOTAL DIRECT COMPENSATION

The Human Resources Committee and the Board, following a performance evaluation and the positioning of Laurent Ferreira's compensation in relation to the market, determined in October 2022 that his target total direct compensation would be $8,750,000 and his annual base salary would be $1,000,000 for fiscal 2023.

Given the solid performance of the Bank and the individual performance of Laurent Ferreira (refer to the "Officer Scorecard" section starting on page 122), his total direct compensation was set at $8,490,036 for fiscal 2023, in accordance with the recommendation made by the Human Resources Committee and the approval of the Board. Please refer to the table below for the breakdown of his total direct compensation by compensation components.

Compensation TOTAL DIRECT	Compensation FIXED (base salary)	Compensation VARIABLE	Compensation CASH (annual bonus)	Compensation DEFERRED	PSUs	RSUs	Options
2023	**12%**	**88%**	**25%**	**75%**			
$8,490,036	**$992,667**	**$7,497,369**	**$1,874,334**	**$5,623,035**	**$3,767,409**	**$0**	**$1,855,626**
2022							
$8,698,413	$947,409	$7,751,004	$1,937,748	$5,813,256	$3,894,872	$0	$1,918,384

SHARE OWNERSHIP REQUIREMENTS

As of October 31, 2023, Laurent Ferreira was compliant with his share ownership requirements of eight times the average base salary of the last three years. It should be noted that only base salaries for the years in which Laurent Ferreira is in the role of President and Chief Executive Officer are considered. Since he has held the role for less than three years, the average annual base salary for the period to which he is subject to the policy (i.e., two years) is used.

He will have to maintain the required multiple of shareholding for a period of at least two years after retirement. The following table sets forth his holdings as of October 31, 2023, based on the Closing Price, i.e., $86.22:

Base salary considered for the reporting period	Directly held shares	**Multiple of base salary in directly held shares**	Non-vested PSUs	Appreciation in value of vested Options	Non-vested RSUs	Vested and non-vested DSUs	Total value of shareholding	**Multiple of the base salary of the total shareholding**
$975,010	$7,449,408	**7.6 times**	$6,273,521	$6,173,383	$4,531,617	$0	$24,427,929	**25.1 times**

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Link between performance and compensation for the President and Chief Executive Officer

A significant portion of the President and Chief Executive Officer's direct compensation is conditional on our financial and Share Price performance. The average actual value of every $100 granted annually to our President and Chief Executive Officer, in the form of direct compensation over the past five years was $134 on December 31, 2023. By comparison, from a shareholder's viewpoint, the average value of every $100 invested on the first day of each fiscal year in our shares over the same period was $158. The Board is therefore satisfied with our compensation approach which is conducive to long-term value creation for shareholders.

The chart below shows the historical link between the direct compensation granted to the President and Chief Executive Officer since 2019 and our TSR. These values are defined as:

- Total direct compensation **awarded**: corresponds to the salary and annual bonus paid as well as the value of the RSUs, PSUs and Options awarded for each fiscal year.
- Total direct compensation **received**: equals the sum of the salary and annual bonus paid, the value of the RSUs and PSUs vested and paid, and the Options vested and exercised each fiscal year.
- Total direct **realizable** compensation: is equal to the value at risk of non-vested PSUs and in-the-money and unexercised Options for each year. The value of the PSUs is established by multiplying the number of PSUs by the Closing price on December 31, 2023, i.e., $101.00, while the value of the Options is established by the difference between the Closing price on December 31, 2023, i.e., $101.00, and the exercise price of the Options.
- **Actual** total direct compensation: is the sum of the total direct compensation realized and the realizable compensation as at December 31, 2023.
- Value of $100 paid as actual total direct compensation to the President and Chief Executive Officer: value of actual total direct compensation divided by total direct compensation **awarded**.

Laurent Ferreira succeeded Louis Vachon as President and Chief Executive Officer on November 1, 2021. For each fiscal year, we indicate the total direct compensation values according to the previous concepts for Louis Vachon between 2019 and 2021 and the total direct compensation values for Laurent Ferreira since 2022.

These compensation values are compared to the value of a $100 investment in our shares made on the first day of the fiscal year.

	A	B	C	D = B+C	D/A	
Year	Value of total direct compensation **awarded** ($M)	Value of total direct compensation **received** ($M)	Value of total direct **realizable** compensation ($M)	Value of **actual** total direct compensation ($M)	Value of $100	
					President and Chief Executive Officer	Shareholders
2019	$7.6	$9.0	$6.1	$15.1	$197	$210
2020	$7.4	$7.9	$6.6	$14.5	$195	$176
2021	$9.7	$3.3	$5.6	$8.9	$92	$179
2022	$8.7	$2.9	$5.2	$8.1	$93	$108
2023	$8.5	$2.9	$5.0	$7.9	$93	$115
Average 2019-2023					**$134**	**$158**

■ Realized compensation ■ Realizable compensation (at risk) ■ Value of a $100 investment in our shares

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127

Marie Chantal Gingras
Chief Financial Officer and Executive Vice President – Finance



Education
Bachelor's degree in Business Administration from HEC Montréal

Chartered Financial Analyst®

Years of service with the Bank
25 years

KEY RESPONSIBILITIES AND 2023 HIGHLIGHTS

Marie Chantal Gingras joined the Executive Officers on April 1, 2022, as Chief Financial Officer and Executive Vice President – Finance. She is responsible for all activities related to accounting, finance and corporate treasury, strategic planning, mergers and acquisitions, real estate strategy, tax, investor relations and she is responsible for ESG and sourcing under matrix management. In her previous role as Senior Vice President – Financial Accounting, Marie Chantal Gingras oversaw all of our financial accounting activities and those of our subsidiaries.

In addition to her professional activities, Marie Chantal Gingras is Vice-Chair of the Board of the Montreal Institute of Internal Auditors. She is dedicated to the organization Regroupement Partage for the advancement and development of sustainable solutions in food security. Marie Chantal Gingras is the Bank's ambassador for the Rallye Ste-Justine event.

Our disciplined approach to credit, capital and cost enables us to invest in organic growth and return capital to shareholders through sustainable dividend increases, all the while providing flexibility in times of uncertainty. Our diversified business mix and defensive positioning offer resilience and strong returns. Against a backdrop of complex economic uncertainty, we have adopted a defensive stance in credit with prudent reserve levels.

HUMAN RESOURCES COMMITTEE DECISIONS REGARDING TOTAL DIRECT COMPENSATION

Marie Chantal Gingras's target total direct compensation as Chief Financial Officer and Executive Vice President – Finance, was established at the time of her appointment following a benchmark of comparable positions within our peer group, adjusted downward to account for our unique characteristics, notably our size. Her total direct compensation and salary remained unchanged for fiscal 2023. The composition of her compensation is determined according to the SYNERGY – Executives Program.

In light of the individual performance of Marie Chantal Gingras in her role as Chief Financial Officer and Executive Vice President – Finance, in addition to the solid performance of the Bank (refer to the "Officer Scorecard" section starting on page 122), her total direct compensation was established at $2,200,024, as recommended by the Human Resources Committee and approved by the Board.

Compensation TOTAL DIRECT	Compensation FIXED (base salary)	Compensation VARIABLE	Compensation CASH (annual bonus)	Compensation DEFERRED	PSUs	RSUs	Options
2023	19%	81%	40%	60%			
$2,200,024	$410,469	$1,789,555	$715,812	$1,073,743	$719,391	$0	$354,352
2022							
$2,418,002	$342,010	$2,075,992	$830,392	$1,245,600	$834,545	$0	$411,055

SHARE OWNERSHIP REQUIREMENTS

As of October 31, 2023, Marie Chantal Gingras was compliant with the share ownership requirements of five times the previous three years' average base salary. It should be noted that only base salaries for the years in which Marie Chantal Gingras is in the role of Chief Financial Officer and Executive Vice President – Finance are considered. Since she has held the role for less than three years, the average annual base salary for the period to which she is subject to the policy (i.e., two years) is used.

She will have to maintain the required multiple of shareholding for a period of at least one year after retirement. The following table sets forth her holdings as at October 31, 2023, based on the Closing Price, i.e., $86.22:

Base salary considered for the reporting period	Directly held shares	**Multiple of base salary in directly held shares**	Non-vested PSUs	Appreciation in value of vested Options	Non-vested RSUs	Vested and non-vested DSUs	Total value of shareholding	**Multiple of the base salary of the total shareholding**
$410,019	$179,433	**0.4 times**	$1,030,187	$2,736,700	$39,988	$0	$3,986,308	**9.7 times**

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Lucie Blanchet

Executive Vice President – Personal Banking and Client Experience



Education
Bachelor's degree in Business Administration from Université du Québec à Montréal

Chartered Professional Accountant (CPA)

Years of service with the Bank
21 years

KEY RESPONSIBILITIES AND 2023 HIGHLIGHTS

As Executive Vice President – Personal Banking and Client Experience, Lucie Blanchet is responsible for all personal banking activities. In this capacity, her responsibilities extend from managing the financial planner network, branches and the Client Experience Centre, product and pricing management, as well as distribution strategies. She is also responsible for several interdisciplinary business units at the Bank, including client experience, digital strategy and data.

In addition to her activities at the Bank, Lucie Blanchet devotes herself to her passion for youth-related causes and sits on a few related boards of directors. In February 2024, she ended her two-year mandate as Chair of the Canadian Bankers Association's board of directors.

In 2023, our Personal Banking and Commercial Banking sector, which has a very strong presence in Quebec and a growing presence in the rest of the country, again achieved its client acquisition and accrued engagement objectives. This was achieved thanks to the quality advice and solutions offered, as well as improvements to the digital platform, both of which remain priorities going forward in 2024.

HUMAN RESOURCES COMMITTEE DECISIONS REGARDING TOTAL DIRECT COMPENSATION

Lucie Blanchet's total direct compensation and base salary were adjusted in 2023 to better position herself with the market. The composition of her compensation remained unchanged for fiscal year 2023.

The achievement of the objectives set and the individual performance of Lucie Blanchet justify the fact that her total direct compensation was set at $3,400,020 (refer to the "Officer Scorecard" starting on page 122, as recommended by the Human Resources Committee and approved by the Board.

Compensation TOTAL DIRECT	Compensation FIXED (base salary)	Compensation VARIABLE	Compensation CASH (annual bonus)	Compensation DEFERRED	PSUs	RSUs	Options	DSUs[1]
2023	16%	84%	40%	60%				
$3,400,020	**$546,388**	**$2,853,632**	**$1,141,445**	**$1,712,187**	**$1,005,000**	**$212,167**	**$495,020**	**$0**
2022								
$3,388,593	$523,575	$2,865,018	$1,145,995	$1,719,023	$1,005,000	$218,992	$371,281	$123,750

SHARE OWNERSHIP REQUIREMENTS

As of October 31, 2023, Lucie Blanchet was compliant with her share ownership requirements of five times the average base salary of the last three years. She will have to maintain the required multiple of shareholding for a period of at least one year after retirement. The following table sets forth her holdings as at such date based on the Closing Price, i.e., $86.22:

Base salary considered for the reporting period	Directly held shares	**Multiple of base salary in directly held shares**	Non-vested PSUs	Appreciation in value of vested Options	Non-vested RSUs	Vested and non-vested DSUs	Total value of shareholding	**Multiple of the base salary of the total shareholding**
$491,675	$185,175	**0.4 times**	$2,989,552	$4,616,213	$577,736	$377,847	$8,746,523	**17.8 times**

(1) In 2022, Lucie Blanchet elected to receive 25% of her long-term compensation in the form of DSUs.

NBC – Management Proxy Circular 6. Executive Officer Compensation 129 Education Master’s degree in Finance from HEC Montréal Years of service with the Bank 25 years KEY RESPONSIBILITIES AND 2023 HIGHLIGHTS Etienne Dubuc became the sole holder of the position of Executive Vice President – Financial Markets on April 1, 2023. In this role, he is responsible for wholesale banking services and treasury, including investment banking, corporate banking, equities, fixed income and derivatives. He is also responsible for the U.S. Specialty Finance Business. From November 1, 2022, to March 31, 2023, Etienne Dubuc and Denis Girouard jointly held the position of Executive Vice Presidents and Co-Heads – Financial Markets. Alongside his professional activities, Etienne Dubuc has been a member of the board of directors of the CHU Sainte-Justine Foundation since 2020. Our Financial Markets segment delivered another strong year with its unique and diversified business model, healthy risk profile and client focus. These results were reflected in the record growth generated by our corporate and investment banking businesses, as well as the strong performance of structured products and securities financing, two sectors where we have established ourselves as a leader. Our Capital Markets teams have demonstrated their ability to deliver consistent results across market cycles. Our U.S. Specialty Finance business, Credigy, generated solid growth in 2023, reflecting its ability to execute in any macroeconomic environment. HUMAN RESOURCES COMMITTEE DECISIONS REGARDING TOTAL DIRECT COMPENSATION As part of Etienne Dubuc’s appointment as Senior Executive Vice President – Financial Markets, his target total direct compensation and base salary were established following a matching of comparable positions within our peer group, adjusted downward to take into account our specific characteristics, including our size. The composition of his compensation is determined according to the SYNERGY – Executives Program. His total direct compensation and salary remained unchanged for fiscal 2023. Etienne Dubuc’s total direct compensation was set at $7,000,020 for fiscal 2023. It takes into account the relative performance of his sector and his individual performance (refer to the “Officer Scorecard” starting on page 122), as recommended by the Human Resources Committee and approved by the Board. Compensation TOTAL DIRECT Compensation FIXED (base salary) Compensation VARIABLE Compensation CASH (annual bonus) Compensation DEFERRED 2023 7% 93% 40% 60% PSUs RSUs Options $7,000,020 $500,554 $6,499,466 $2,599,779 $3,899,687 $1,005,000 $2,399, 667 $495,020 SHARE OWNERSHIP REQUIREMENTS As of October 31, 2023, Etienne Dubuc was compliant with his share ownership requirements of five times the previous three years’ average base salary. It should be noted that only base salaries for the years in which Etienne Dubuc is in the role of Executive-Vice President – Financial Markets are considered. Since he has held the role for less than three years, the average annual base salary for the period to which he is subject to the policy (i.e., one year) is used. He will have to maintain the required multiple of shareholding for a period of at least one year after retirement. The following table sets forth his holdings as at such date based on the Closing Price, i.e., $86.22: Base salary considered for the reporting period Directly held shares Multiple of base salary in directly held shares Non-vested PSUs Appreciation in value of vested Options Non-vested RSUs Vested and non-vested DSUs Total value of shareholding Multiple of the base salary of the total shareholding $500,004 $0 0 times $323,469 $400,646 $7,850,887 $0 $8,575,002 17.1 times Étienne Dubuc Executive Vice President – Financial Markets

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130

Denis Girouard

Executive Vice President – Wealth Management and Co-President and Co-Chief Executive Officer, National Bank Financial



Education
Master's degree in Finance from HEC Montréal

Chartered Financial Analyst®

Years of service with the Bank
33 years

KEY RESPONSIBILITIES AND 2023 HIGHLIGHTS

From April 1, 2023, to October 31, 2023, Denis Girouard was Executive Vice President – Wealth Management and Co-President and Co-Chief Executive Officer, National Bank Financial. As such, he was responsible for all wealth management-related activities at the Bank, including full-service securities brokerage, services for high-net-worth individuals, trust services, third-party clearing services, investment product design and distribution as well as self-directed brokerage solutions. Nancy Paquet succeeded him as of November 1, 2023.

From November 1, 2022, to March 31, 2022, Denis Girouard and Étienne Dubuc jointly held the position of Executive Vice Presidents and Co-Heads – Financial Markets. In this role, Denis Girouard was responsible for wholesale banking services and treasury, including investment banking, corporate banking, equities, fixed income and derivatives. He is also responsible for our transformation network. Prior to that, as of February 1, 2021, Denis Girouard held the position of Executive Vice President – Financial Markets, a position he held jointly with Laurent Ferreira from November 1, 2018, until January 31, 2021.

Denis Girouard is currently a director of Flinks.

As a leading full-service brokerage and private wealth services firm in Canada, our Wealth Management sector delivered superior performance in 2023 amid market volatility. We strengthened our position as Canada's leading provider of solutions to independent advisors. Our client-centric strategy and open architecture approach continue to advance as we pursue our growth in targeted businesses across the country.

HUMAN RESOURCES COMMITTEE DECISIONS REGARDING TOTAL DIRECT COMPENSATION

Denis Girouard's total direct compensation, base salary and compensation mix remained unchanged for fiscal 2023.

To reflect Denis Girouard's contribution to the Bank's success (refer to the "Officer Scorecard" starting on page 122), while taking our results into account, his total direct compensation has been set at $6,175,020, as recommended by the Human Resources Committee and approved by the Board.

Compensation TOTAL DIRECT	Compensation FIXED (base salary)	Compensation VARIABLE	Compensation CASH (annual bonus)	Compensation DEFERRED	PSUs	RSUs	Options
2023	8%	92%	40%	60%			
$ 6,175,020	$500,554	$5,674,466	$2,269,779	$3,404,687	$1,005,000	$1,904,667	$495,020
2022							
$7,423,655	$498,636	$6,925,019	$2,769,999	$4,155,020	$1,005,000	$2,654,997	$495,023

SHARE OWNERSHIP REQUIREMENTS

As of October 31, 2023, Denis Girouard was compliant with his share ownership requirements of five times the average base salary of the last three years. He will have to maintain the required multiple of shareholding for a period of at least one year after retirement. The following table sets forth his holdings as at such date based on the Closing Price, i.e., $86.22.

Base salary considered for the reporting period	Directly held shares	**Multiple of base salary in directly held shares**	Non-vested PSUs	Appreciation in value of vested Options	Non-vested RSUs	Vested and non-vested DSUs	Total value of shareholding	**Multiple of the base salary of the total shareholding**
$483,338	$2,586,600	**5.4 times**	$3,158,349	$7,662,786	$5,057 372	$0	$18,465,107	**38.2 times**

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Summary of compensation of Named Executive Officers

The following table has been prepared in accordance with Canadian securities legislation. It shows the total compensation we awarded to each Named Executive Officer for the last three fiscal years.

The total direct compensation paid for all Named Executive Officers reflects a good fiscal year characterized by meeting the ANI threshold and by surpassing two of the key indicators of the multiplier of the SYNERGY – Executive envelope.

					Non-equity incentive plan compensation				
Name and principal position	Year	Salary ($)	Share-based awards ($)(1)(2)(3)	Option-based awards ($)(1)(4)(5)	Annual incentive plans ($)(6)	Long-term incentive plans ($)	Value of pension plan ($)(7)	Other compensation ($)(8)	Total compensation ($)
Laurent Ferreira(9)(10) President and Chief Executive Officer	**2023**	**992,667**	**3,767,409**	**1,855,626**	**1,874,334**	**–**	**841,000**	**0**	**9,331,036**
	2022	947,409	3,894,872	1,918,384	1,937,748	–	2,290,000	0	10,988,413
	2021	598,373	5,466,000	717,785	1,836,250	–	350,000	903	8,969,311
Marie Chantal Gingras(11) Chief Financial Officer and Executive Vice President – Finance	**2023**	**410, 469**	**719,391**	**354,352**	**715,812**	**–**	**25,000**	**1,575**	**2,226,599**
	2022	342,010	834,545	411,055	830,392	–	1,622,000	1,487	4,041,489
Lucie Blanchet(12) Executive Vice President – Personal Banking and Client Experience	**2023**	**546,388**	**1,217,167**	**495,020**	**1,141,445**	**–**	**210,000**	**2,137**	**3,612,157**
	2022	523,575	1,223,992	495,031	1,145,995	–	1,124,000	1,767	4,514,360
Étienne Dubuc(13) Executive Vice President – Financial Markets	**2023**	**500,554**	**3,404,667**	**495,020**	**2,599,779**	**–**	**294,000**	**677**	**7,294,697**
Denis Girouard(10) Executive Vice President – Wealth Management and Co-President and Co-Chief Executive Officer, National Bank Financial (until October 31, 2023)	**2023**	**500,554**	**2,909,667**	**495,020**	**2,269,779**	**–**	**131,000**	**0**	**6,306,020**
	2022	498,636	3,659,997	495,023	2,769,999	–	262,000	77	7,685,732
	2021	450,006	3,900,525	495,022	2,925,755	–	253,000	621	8,024,929

(1) The share-based and Option-based awards listed represent the most recently approved awards as at December 8, 2023.

(2) The Named Executive Officers are eligible for mid-term share-based variable compensation. This compensation is paid in the form of PSUs. The value of each PSU granted on December 8, 2023, was determined based on an award price corresponding to the average Share Price for the 10 trading days preceding the sixth business day of December, being $91.78. The fair value of the award is equal to the fair book value, amortized over a three-year period on a declining basis. The number of PSUs granted in December 2023 is 41,048 to Laurent Ferreira, 7,838 to Marie Chantal Gingras, 10,950 to Lucie Blanchet, Étienne Dubuc, and Denis Girouard, respectively.

NBC – Management Proxy Circular 6. Executive Officer Compensation 132 (3) The Other Named Executive Officers are eligible for mid-term share-based variable compensation paid in the form of RSUs when the deferred compensation exceeds $1.5M. The value of each RSU granted on December 8, 2023, was determined based on the average Share Price for the 10 trading days preceding the sixth business day of December, being $91.78. The fair value of the award is equal to the fair book value, amortized over a three-year period on a declining basis. The number of RSUs granted in December 2023 is 2,312 to Lucie Blanchet, 26,146 to Étienne Dubuc and 20,753 to Denis Girouard. (4) Lucie Blanchet elected to receive a portion (25%) of her long-term variable compensation in the form of DSUs, rather than Options, for fiscal year 2022. The value of each DSU was determined based on the Closing Price of the last business day preceding the grant date. The number of DSUs granted in December 2022 to Lucie Blanchet is 1,315. (5) The Named Executive Officers are eligible for long-term variable compensation in the form of Options. The value of Options granted in 2023 for compensation purposes was estimated using the Black-Scholes model. Therefore, the valuation was based on the average of the percentages of the Closing Price on the last business day preceding the grant date of the 2021 to 2023 fiscal years, using the Black-Scholes model. The compensation value was established on December 8, 2023, at 15.5% of the exercise price ($94.08) for the 2023 fiscal year, using a 10-year life expectancy. In addition, the assumptions used to determine the fair value award for compensation purposes differ from those used in the notes to the Bank’s financial statements. Under International Financial Reporting Standards, Options must be treated as an expense in the financial statements. Accordingly, different assumptions are used for accounting purposes to determine the appropriate Black-Scholes factor, in particular, a life expectancy of seven years per Option (instead of 10 years), which reflects the exercise history of plan participants and the rate of cancellation due to departure. Therefore, the book value of an Option granted on December 8, 2023 was established at 13.2% of the grant price ($94.08). As the fair value award for compensation purposes is higher (approximately 2.3% higher in fiscal 2023), we granted fewer Options than if we had used the fair book value to determine the Option grants. (6) The amounts in this column include the annual bonuses earned during each fiscal year ended October 31st and paid in cash. (7) The present value of the pension benefit accumulated during the fiscal year and any compensatory change during the fiscal year and calculated based on the assumptions used in the Bank’s Annual Report for each of those years. For more information, refer to the “Defined benefit pension plans” table on page 140 of the Circular. (8) The amounts represent the value of perquisites on banking products and insurance premiums as well as contributions paid by the Bank into the Employee Share Ownership Plan (ESOP). Named Executive Officers are members of the ESOP on the same terms as all employees where the employer’s contribution is equal to 25% of the employee’s contribution, to a maximum of $1,500 per year. The value of other taxable benefits is not shown as they total less than $50,000 and 10% of each Named Executive Officer’s salary. (9) Laurent Ferreira was appointed President and Chief Executive Officer on November 1, 2021. (10) Prior to February 1, 2021, Laurent Ferreira and Denis Girouard co-led the Financial Markets sector. Denis Girouard led the Financial Markets sector alone until October 31, 2022, as Executive Vice President and Head – Financial Markets. (11) No historical data prior to 2022 is included for Marie Chantal Gingras who became a Named Executive Officer on April 1, 2022, the date of her appointment as Chief Financial Officer and Executive Vice President – Finance. (12) No historical data prior to 2022 is included for Lucie Blanchet who became a Named Executive Officer in 2022. (13) No historical data prior to 2023 is included for Étienne Dubuc who became a Named Executive Officer in 2023. Link between the TSR and Named Executive Officer compensation Annualized increase of Named Executive Officers total compensation between 2018 and 2023 0.5% Annualized increase in TSR(1) between 2018 and 2023 12.1% The performance graph on the following page shows the cumulative total return on a $100 investment in shares on October 31, 2018, and the total cumulative return of the S&P/TSX Banks Sub-Index and the S&P/TSX Composite Index for the past five fiscal years, assuming dividends are fully reinvested at the market price on each dividend payment date. (1) See the “Glossary” on pages 124 to 127 of the 2023 Annual Report for details on the composition of this measure.

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The performance graph below shows that our share generated a 177.1% total cumulative return between 2018 and 2023. The total return on our share far surpasses that of the S&P/TSX Banks Sub-Index and the S&P/TSX Composite Index.


200
150
100
50
0
28.1
25.3
25.3
36.3
35.3
28.8
Oct. '18
Oct. '19
Oct. '20
Oct. '21
Oct. '22
Oct. '23
Total compensation of the Named Executive Officers (M$) S&P/TSX Composite Index
Composite Index
Bank
S&P/TSX Banks

Total cumulative return on $100 investment

	Oct. 2018	Oct. 2019	Oct. 2020	Oct. 2021	Oct. 2022	Oct. 2023
Bank	$100.00	$118.86	$117.02	$193.81	$182.51	$177.05
S&P/TSX Banks Sub-Index	$100.00	$110.25	$95.30	$148.21	$142.17	$129.75
S&P/TSX Composite Index	$100.00	$113.25	$110.65	$153.54	$146.03	$146.66

Total compensation awarded to Named Executive Officers

	Oct. 2018	Oct. 2019	Oct. 2020	Oct. 2021	Oct. 2022	Oct. 2023
Total compensation of Named Executive Officers ($M)(1)	28.1	25.3	25.3	36.3	35.3	28.8
Total compensation ratio of the Named Executive Officers versus the adjusted ANI(2) attributable to shareholders used for compensation calculation purposes	1.4%	1.2%	1.2%	1.2%	1.1%	0.9%

The graph above shows the total compensation awarded to the Named Executive Officers in office at the end of each fiscal year. Although there have been some changes among Named Executive Officers since 2018, the change year-to-year in the value of total compensation came mainly from ICP-attainment levels (ranging from 73% to 112%) which influenced the short-term variable compensation of the officers between 2018 and 2020, and from our performance, as reflected in the SYNERGY – Executives Program for fiscal years 2021 to 2023. The change in the total compensation ratio of the Named Executive Officers compared to our adjusted ANI(2) was also due to the ICP-attainment level and the SYNERGY – Executives Program, as the primary financial measure used to calculate them is the ANI. Refer to page 113 of the Circular for more details on the 2023 results.

(1) Between 2018 and 2023, there were five Named Executive Officers, except for fiscal year 2022, when there were six.

(2) Refer to the "Financial Reporting Method" section on pages 14 to 19 of the 2023 Annual Report for details on non-GAAP financial measures.

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Outstanding share-based and Option-based awards

The following table summarizes, for each Named Executive Officer, all awards outstanding at the end of fiscal 2023:

Name	Award date	Number of securities underlying unexercised Options (#)	Exercise price of Options ($)	Option expiration date	Value of unexercised in-the-money Options ($)(1)	Number of non-vested shares or share units (#)	Market or payout value of non-vested share-based awards ($)(2)	Market value or payout value of vested share-based awards (unpaid or undistributed) ($)
Laurent Ferreira	Dec. 10, 2013	22,248	44.96	Dec. 10, 2023	918,064	–	–	–
	Dec. 10, 2014	21,956	47.93	Dec. 10, 2024	840,695	–	–	–
	Dec. 9, 2015	19,748	42.17	Dec. 9, 2025	869,899	–	–	–
	Dec. 12, 2016	16,320	54.69	Dec. 12, 2026	514,570	–	–	–
	Dec. 11, 2017	16,236	64.14	Dec. 11, 2027	358,491	–	–	–
	Dec. 11, 2018	59,764	58.79	Dec. 11, 2028	1,639,327	–	–	–
	Dec. 9, 2019	55,420	71.86	Dec. 9, 2029	795,831	–	–	–
	Dec. 8, 2020	59,368	71.55	Dec. 8, 2030	870,929	23,859	2,057,165	–
	Dec. 14, 2021	65,372	96.35	Dec. 14, 2031	0	59,388	5,120,442	–
	Dec. 14, 2022	140,644	94.05	Dec. 14, 2032	0	42,073	3,627,531	–
Total		**477,076**			**6,8507,806**	**125,320**	**10,805,138**	**–**
Marie Chantal Gingras	Dec. 10, 2013	1,672	44.96	Dec. 10, 2023	68,995	–	–	–
	Dec. 10, 2014	9,880	47.93	Dec. 10, 2024	378,305	–	–	–
	Dec. 9, 2015	9,640	42.17	Dec. 9, 2025	424,642	–	–	–
	Dec. 12, 2016	18,280	54.69	Dec. 12, 2026	576,368	–	–	–
	Dec. 11, 2017	18,184	64.14	Dec. 11, 2027	401,503	–	–	–
	Dec. 11, 2018	19,060	58.79	Dec. 11, 2028	522,816	–	–	–
	Dec. 9, 2019	18,968	71.86	Dec. 9, 2029	272,380	–	–	–
	Dec. 8, 2020	21,784	71.55	Dec. 8, 2030	319,571	1,630	140,511	–
	Dec. 14, 2021	16,396	96.35	Dec. 14, 2031	0	1,768	152,402	–
	Dec. 14, 2022	30,136	94.05	Dec. 14, 2032	0	9,015	777,262	–
Total		**164,000**			**2,964,580**	**12,413**	**1,070,175**	**–**
Lucie Blanchet	Dec. 10, 2013	8,456	44.96	Dec. 10, 2023	348,937	–	–	54,876
	Dec. 10, 2014	12,352	47.93	Dec. 10, 2024	472,958	–	–	97,605
	Dec. 9, 2015	8,596	42.17	Dec. 9, 2025	378,654	–	–	38,476
	Dec. 12, 2016	19,648	54.69	Dec. 12, 2026	619,501	–	–	–
	Dec. 11, 2017	27,936	64.14	Dec. 11, 2027	616,827	–	–	–
	Dec. 11, 2018	46,016	58.79	Dec. 11, 2028	1,262,219	–	–	68,729
	Dec. 9, 2019	47,416	71.86	Dec. 9, 2029	680,894	–	–	–
	Dec. 8, 2020	55,412	71.55	Dec. 8, 2030	812,894	12,898	1,112,070	–
	Dec. 14, 2021	45,084	96.35	Dec. 14, 2031	0	15,254	1,315,240	–
	Dec. 14, 2022	27,220	94.05	Dec. 14, 2032	0	14,592	1,258,138	118,160
Total		**298,136**			**5,192,884**	**42,744**	**3,685,448**	**377,846**
Étienne Dubuc	Dec. 11, 2018	4,151	58.79	Dec. 11, 2028	113,862	–	–	–
	Dec. 9, 2019	15,396	71.86	Dec. 9, 2029	221,087	–	–	–
	Dec. 8, 2020	16,492	71.55	Dec. 8, 2030	241,938	16,161	1,393,398	–
	Dec. 14, 2021	16,396	96.35	Dec. 14, 2031	0	29,335	2,529,303	–
	Dec. 14, 2022	36,292	94.05	Dec. 14, 2032	0	49,312	4,251,655	–
Total		**88,727**			**576,887**	**94,808**	**8,174,356**	**–**
Denis Girouard	Dec. 10, 2013	22,248	44.96	Dec. 10, 2023	918,064	–	–	–
	Dec. 10, 2014	21,956	47.93	Dec. 10, 2024	840,695	–	–	–
	Dec. 9, 2015	19,748	42.17	Dec. 9, 2025	869,899	–	–	–
	Dec. 12, 2016	34,000	54.69	Dec. 12, 2026	1,072,020	–	–	–
	Dec. 11, 2017	58,444	64.14	Dec. 11, 2027	1,290,444	–	–	–
	Dec. 11, 2018	59,764	58.79	Dec. 11, 2028	1,639,327	–	–	–
	Dec. 9, 2019	55,420	71.86	Dec. 9, 2029	795,831	–	–	–
	Dec. 8, 2020	59,368	71.55	Dec. 8, 2030	870,929	23,859	2,057,165	–
	Dec. 14, 2021	45,084	96.35	Dec. 14, 2031	0	31,893	2,749,779	–
	Dec. 14, 2022	36,292	94.05	Dec. 14, 2032	0	39,536	3,408,778	
Total		**412,324**			**8,297,209**	**95,288**	**8,215,722**	**–**

(1) The value of unexercised in-the-money Options at fiscal year-end is determined by calculating the difference between the Closing Price as at October 31, 2023, i.e., $86.22 and the exercise price of the Options multiplied by the number of unexercised Options.

(2) The market or payout value of share-based awards that have not vested is calculated by multiplying the number of share units by the Closing Price as at October 31, 2023, i.e., $86.22.

NBC – Management Proxy Circular 6. Executive Officer Compensation 135 Incentive plan awards: value vested or earned during the year The following table shows the value of awards vested or value earned for fiscal 2023. Name Option-based awards – Value vested during the year ($) (1) Share-based awards – Value vested during the year ($) (2) Non-equity incentive plan compensation – Value earned during the year ($) (3) Laurent Ferreira 1,250,247 3,538,857 1,874,334 Marie Chantal Gingras 423,886 187,546 715,812 Lucie Blanchet 1,050,320 1,671,060 1,141,445 Étienne Dubuc 347,332 4,243,549 2,599,779 Denis Girouard 1,250,247 4,509,649 2,269,779 Options exercised during fiscal 2023 The following table shows the net realized value of Options that matured and were exercised during the 2023 fiscal year. Name Award date Number of Options exercised Exercise price Net realized value of Options at time of exercise Marie Chantal Gingras December 12, 2012 1,864 $38.36 $104,815 Denis Girouard December 12, 2012 19,864 $38.36 $1,127,658 Additional information about the Stock Option Plan In accordance with the specific amendment procedure approved by the shareholders on March 7, 2007, certain material amendments to the Stock Option Plan require shareholder approval, while certain minor changes can be approved by the Board without having to obtain shareholder approval. Subject to certain conditions, the Board may also amend some features of previously granted Options. › The Board may not make the following amendments to the Stock Option Plan without shareholder approval: – an increase in the number of reserved shares; – any downward revision of the exercise price or purchase price, or any cancellation of Options in order to issue new Options; – any extension of the term of an Option beyond its initially planned maturity; – an amendment to the class of eligible participants that would allow for introduction or reintroduction, at the Board’s discretion, of non-employee directors of the Bank; – amendment allowing share-based payments granted under the plan to be transferable or assignable other than in connection with an estate settlement following a member’s death; or – an amendment to the maximum amount issuable to insiders. › Subject to the foregoing, the Board may at any time decide to suspend or terminate the Stock Option Plan, in whole or in part, or amend it as the Board deems appropriate without having to obtain shareholder approval. (1) The amount represents the aggregate value that would have been realized had the Options been exercised on the vesting date, calculated as the difference between the Closing Price and the exercise price. On the vesting date, the Share Price was $95.93, while the exercise price of Options ranged from $58.79 to $96.35. (2) The amount represents the value of the share units on the vesting date, calculated using the Closing Price on the vesting date for the DSUs, or the average Closing Price for the 10 days preceding the vesting date for the RSUs and PSUs. (3) The amounts in this column include the annual bonuses earned during fiscal 2023 and paid in cash.

NBC – Management Proxy Circular 6. Executive Officer Compensation 136 › Subject to the other provisions of the Stock Option Plan, the Board shall be required to obtain the consent of the participants in the event that the suspension, termination or amendment of the Stock Option Plan affects the entitlements and responsibilities resulting from an Option already granted to such members under the Stock Option Plan. › Without limiting the scope of the foregoing, the Board may, among other things, amend the Stock Option Plan for one or more of the following purposes, without requiring shareholder approval: – to amend the eligibility criteria and the limits for participating in the Stock Option Plan; – to amend the conditions and rules for granting, vesting and exercising Options; – to make additions, amendments, or removal to the Stock Option Plan in order to comply with the legislation governing the Stock Option Plan or with the requirements of a regulatory authority or stock exchange; – to correct or rectify any ambiguity, incorrect stipulation, or omissions in the text of the Stock Option Plan; – to amend the provisions relating to the administration of the Stock Option Plan; or – to amend the reasons for cancelling Options. › The Board may also amend the features of an Option granted to a participant (including the exercise price, the exercise conditions, or the expiry date of an Option) without having to obtain shareholder approval, provided the following conditions are met: – the amendments do not have the effect of reducing the exercise price of an Option or extending the expiry date of Options already granted; – the Board would have had prior authority to grant the amended Option; and – the amendment does not materially prejudice the rights of participants affected by such amendment. Information about equity-based compensation plans › The number of shares reserved for a participant may not exceed 5% of the total number of issued and outstanding shares. › The aggregate number of shares issuable to insiders (as defined by the Canadian Securities Administrators), at any time, under all of the Bank’s security-based compensation arrangements, including shares issuable upon the exercise of Options granted under the Stock Option Plan may not exceed 10% of the total number of issued and outstanding shares. › The total number of shares issued to insiders, in any one-year period, under our security-based compensation arrangements, including shares issued upon the exercise of Options granted under the Stock Option Plan, cannot exceed 10% of the total number of issued and outstanding shares.

NBC – Management Proxy Circular 6. Executive Officer Compensation 137 The table below is presented pursuant to Canadian securities legislation requirements and shows the status of the Stock Option Plan as at October 31, 2023. A B C Plan category Number of securities to be issued upon exercise of outstanding Options Weighted average exercise price of outstanding Options Number of securities remaining available for future issuance under equity compensation plans (excluding securities disclosed in column A) Equity-based compensation plans approved by security holders approved by security holders 11,546,688 $70.37 8,517,000 Number of securities divided by the number of shares outstanding as at October 31, 2023, i.e., 337,660,000 3.42% – 2.52% The following table shows the dilution, overhang, and burn rate of the Stock Option Plan over the past three years, in accordance with the requirements of Canadian securities legislation. 2021 2022 2023 Dilution: number of Options outstanding divided by the weighted average number of outstanding shares during the applicable fiscal year, i.e., 337,660,000 3.37% 3.52% 3.42% Overhang: number of outstanding Options plus the number of Options remaining available for future issuance, divided by the weighted average number of outstanding shares during the applicable fiscal year 6.80% 6.45% 5.94% Burn rate : number of Options granted during the fiscal year (1,416,060) divided by the weighted average number of outstanding shares during the applicable fiscal year 0.61% 0.53% 0.42% Retirement plans of Executive Officers In 2023, we implemented a defined contribution component to the Pension plan and the Supplemental Plan for Executive Officers and officers. All the Named Executive Officers currently participate in the defined benefit component of the Pension plan as well as in the PRAP. The provisions of these plans are described in the table below: Plan definition › The Pension plan is contributory and subject to legislation governing pension plans under federal jurisdiction › The PRAP aims to offset the impact of limits subject to the maximums prescribed under tax legislation with respect to pension benefits provided by the defined benefit component of the Pension plan › For members of the defined benefit component of the Pension plan, a pension benefit is payable from the Pension plan up to the maximum pension benefit permitted by current legislation, while the PRAP provides for supplemental pension benefit in excess of this amount › The pension benefits accrued under the Pension plan and the PRAP form an integral part of our total compensation package Features/reasons for payment › Designed to encourage long-term retention of Executive Officers by rewarding their continued service at the Bank and by contributing to their retirement income Normal retirement age › Age 60 for membership years prior to January 1, 2014, in the defined benefit component of the Retirement Plan, otherwise age 65

NBC – Management Proxy Circular 6. Executive Officer Compensation 138 Pension benefits payable upon retirement President and Chief Executive Officer › Effective November 1, 2021, Laurent Ferreira accrues an annual pension benefit of $110,000 for each year for which he acts as President and Chief Executive Officer, subject to a maximum cumulative pension benefit of $1,500,000 for all years of membership both in his position as President and Chief Executive Officer and in his previous positions, and payable at the normal retirement date › These accrual conditions are consistent with the employment agreement of Laurent Ferreira as President and Chief Executive Officer and have been approved by the Board. Other Executive Officers › The following formula is used to calculate the pension benefits for the Other Executive Officers: – For membership years prior to January 1, 2014: 2% of the average pensionable earnings for each year of credited service. As of age 60, the pension benefit is reduced, taking into account benefits payable under the Quebec Pension Plan or Canada Pension Plan – For membership years starting January 1, 2014: 1.7% of the average pensionable earnings for each year of credited service › Average pensionable earnings considered in the pension benefit determination consist of the average earnings for the 60 highest-paid consecutive months. Pensionable earnings include the base salary and annual bonus, which is subject to inclusion limits: – The eligible annual bonus has been capped at 45% of base salary since January 1, 2017 – The average annual pensionable earnings are capped at $1,000,000 › All Other Executive Officers accrue 1.5 years of credited service per year of membership, up to a maximum of five additional years Contributions of Executive Officers › 9% of pensionable earnings, up to $22,672 per year for fiscal year 2023 › The accrued amount exceeding the contributions that would have been remitted using a rate of 6.5% of pensionable earnings is converted into a supplemental pension benefit at retirement, subject to the limits imposed by legislation in force Reduction for early retirement applicable to Executive Officers › Early retirement is permitted starting at age 55(1) › For membership years prior to January 1, 2014: – The applicable reduction, for a participant who has been a member of the Pension plan for 10 years or more in the defined benefit component of the Pension plan, is the lesser of: • 4% for each year prior to age 60; or • 2% for each point before the sum of the age and years of service reaches 90 points – The applicable reduction for a participant who has been a member for less than 10 years in the defined benefit component of the Pension plan is determined on an actuarial equivalence basis › For membership years starting January 1, 2014: – The applicable reduction is 4% for each year prior to age 65 (1) Early retirement with reduced pension is permitted from age 50 for Executive Officers whose plan membership began prior to January 1, 2014 (reduction by actuarial equivalence between ages 50 and 55).

NBC – Management Proxy Circular 6. Executive Officer Compensation 139 Governance practices on pension plan administration Our pension plans are subject to the governance of the Human Resources Committee, which acts as the trustee of the pension plans, and are managed in accordance with best market practices. The committee reviews the asset/liability management strategy, monitors the funding level, approves the investment and funding policies and approves any material changes deemed necessary to ensure the plans continuity. The Human Resources Committee, on a proactive and voluntary basis, set up a Pension Committee made up of external members as well as officers who are experts in finance, treasury, risk management and human resources. The Pension Committee’s role is to support the Human Resources Committee in its role as trustee, notably by ensuring optimal asset management and control of inherent risks, by reviewing the financial statements, and by approving the actuarial valuations. The Pension Committee reports to the Human Resources Committee. The Pension Committee members meet at least four times per year and regularly report on their work to the Human Resources Committee. We fulfill our financial reporting obligations by ensuring the integrity of the information recorded and compliance with the accounting and disclosure standards to which we are subject. The financial statements undergo a rigorous audit by our independent auditor, appointed by the Pension Committee at the beginning of the fiscal year. Note 23 to the financial statements for fiscal 2023, shows that, on an accounting basis, our pension plans are in a surplus position. You may consult the financial statements in the 2023 Annual Report. The table on the following page presents, for each of the Named Executive Officers, the years of credited service as of October 31, 2023, annual pension benefits payable and changes in the accrued pension benefit obligation between October 31, 2022, and October 31, 2023, including compensatory and non-compensatory changes, with respect to their membership in pension plans for fiscal 2023. It should be noted that the amounts in the table on the following page are estimates based on assumptions and employment conditions that can vary over time. The method used to calculate these amounts may also differ from that used by another company, which could potentially render a comparison less relevant.

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Defined benefit pension plans

Name	Years of credited service[1]	Annual benefits payable[2]		Accrued benefit obligation at start of the fiscal year ($)[4]	Compensatory change ($)[4][5]	Non-compensatory change ($)[4][6]	Accrued benefit obligation at the end of the fiscal year ($)[4]
		At fiscal year-end ($)[3]	At age 65 ($)				
Laurent Ferreira	25.1	566,000	1,500,000	3,007,000	841,000	133,000	3,981,000
Marie Chantal Gingras	22.4	173,000	301,000	2,451,000	25,000	103,000	2,579,000
Lucie Blanchet	24.1	281,000	449,000	3,575,000	210,000	152,000	3,937,000
Étienne Dubuc	19.2	72,000	196,000	577,000	294,000	(33,000)	838,000
Denis Girouard	13.5	141,000	141,000[7]	1,631,000	131,000	152,000	1,914,000

(1) The years of credited service of Marie Chantal Gingras, Lucie Blanchet Étienne Dubuc and Denis Girouard are calculated according to the provisions of the PRAP for eligible Executive Officers, i.e., 1.5 years of credited service per year during the 10 years following the date of designation by the Board. The designation dates are: April 1, 2022, for Marie Chantal Gingras; June 4, 2018, for Lucie Blanchet; November 1, 2022, for Étienne Dubuc, and June 1, 2016, for Denis Girouard.

The years of credited service of Laurent Ferreira are calculated according to the provisions of the PRAP for eligible Executive Officers, i.e., 1.5 years of credited service per year for the period from November 1, 2018, i.e., the date of his first appointment by the Board, to October 31, 2021. As of November 1, 2021, Laurent Ferreira accumulates an annual pension benefit of $110,000 prorated based on hours worked per year for which he acts as President and Chief Executive Officer. Laurent Ferreira's years of credited service prior to November 1, 2018, are attributable to the Pension plan for Employees of National Bank of Canada. After this date, years of credited service are recognized in the Pension Plan for Designated Employees of National Bank of Canada.

Denis Girouard's years of credited service prior to June 1, 2016, are attributable to the Pension Plan for Employees of National Bank of Canada. After this date, years of credited service are recognized in the Pension Plan for Designated Employees of National Bank of Canada. Étienne Dubuc's years of credited service prior to November 1, 2020, are attributable to the Pension Plan for Employees of National Bank of Canada. After this date, years of credited service are recognized in the Pension Plan for Designated Employees of National Bank of Canada.

(2) The estimated pension benefits do not take into account the pension benefits generated by additional contributions accumulated by the Named Executive Officer.

The pension benefit is payable for life and reduced to reflect benefits payable under the Quebec Pension Plan or Canada Pension Plan for years of credited service prior to 2014. Upon death after retirement, 60% of the pension benefit is payable to the member's surviving spouse. If there is no surviving spouse, part of the pension benefit is payable to the dependent children.

The pension benefit includes a revaluation (at neutral cost) between ages 60 and 65 for the pension benefit granted for credited service prior to January 1, 2014, based on accounting assumptions. Pension revaluation after the normal retirement age was introduced on January 1, 2014, for all employees. It is calculated on an equivalent actuarial basis, which means that the actuarial value of the pension benefit remains unchanged. This provision is necessary so as not to penalize employees who opt to retire after the normal retirement age.

(3) The year-end pension benefit is equal to the pension payable at the assumed retirement age, i.e., the age used to calculate the value of the obligation at fiscal year-end (age 62 for Lucie Blanchet; age 63 for Laurent Ferreira, Marie Chantal Gingras and Étienne Dubuc; and age 66 for Denis Girouard), calculated proportionately to the number of years of credited service at fiscal year-end.

(4) The accrued benefit obligation represents the present value of the pension benefit for years of credited service up to October 31, 2022, or October 31, 2023. These values were calculated using the same assumptions as those used for the Bank's consolidated financial statements, namely a discount rate of 5.45% as at October 31, 2022, and 5.70% as at October 31, 2023. The calculations also take into account the discount rate for current service of 5.45% as at October 31, 2022, and 5.65% as at October 31, 2023. The value of benefits payable related to the Named Executive Officer's additional contributions is included in the calculation of the accrued benefit obligation.

(5) The compensatory change includes the annual cost of pension benefits and the impact of changes in base salary, the increase in maximum pensionable earnings following appointments, plan amendments, or grants of years of credited service.

(6) The non-compensatory change includes amounts attributable to interest accruing on the obligation at the beginning of the fiscal year, contributions paid by the Named Executive Officer, actuarial gains and losses other than those associated with the compensation level and changes in actuarial assumptions.

(7) Denis Girouard's pension benefit payable is that at age 66.

NBC – Management Proxy Circular 6. Executive Officer Compensation 141 Termination and change of control benefits Termination of employment policy in the event of a change of control Our termination policy provides that Executive Officers, including the President and Chief Executive Officer, will receive severance in the event of a termination of employment by the Bank following a change of control. The compensatory measures are applicable when both of the following events occur: › A change of control of the Bank means any change in ownership of the shares following the acquisition of shares, a merger or a business combination resulting in an incorporated or unincorporated entity beneficially owning in excess of 50% of the voting shares; and › A termination of employment without cause or a lay-off resulting from a Bank initiative during the two-year period following the change of control, or the resignation of an Executive Officer further to a significant reduction in compensation or responsibilities or a transfer to another organization, against their wishes, during the two-year period following the change of control. This policy is not applicable to cases of voluntary resignation, termination of employment with cause, as well as demotion or termination of employment based on unsatisfactory performance. Pursuant to this policy, Executive Officers would be entitled to severance equal to their base salary and their average annual bonus for the previous three years (or the target annual bonus for Executive Officers in their respective positions for less than three years) for a period of 24 months, up to the normal retirement age. No amendments were made to the Termination of Employment Policy in the Event of a Change of Control in fiscal 2023.

NBC – Management Proxy Circular 6. Executive Officer Compensation 141 Termination and change of control benefits Termination of employment policy in the event of a change of control Our termination policy provides that Executive Officers, including the President and Chief Executive Officer, will receive severance in the event of a termination of employment by the Bank following a change of control. The compensatory measures are applicable when both of the following events occur: › A change of control of the Bank means any change in ownership of the shares following the acquisition of shares, a merger or a business combination resulting in an incorporated or unincorporated entity beneficially owning in excess of 50% of the voting shares; and › A termination of employment without cause or a lay-off resulting from a Bank initiative during the two-year period following the change of control, or the resignation of an Executive Officer further to a significant reduction in compensation or responsibilities or a transfer to another organization, against their wishes, during the two-year period following the change of control. This policy is not applicable to cases of voluntary resignation, termination of employment with cause, as well as demotion or termination of employment based on unsatisfactory performance. Pursuant to this policy, Executive Officers would be entitled to severance equal to their base salary and their average annual bonus for the previous three years (or the target annual bonus for Executive Officers in their respective positions for less than three years) for a period of 24 months, up to the normal retirement age. No amendments were made to the Termination of Employment Policy in the Event of a Change of Control in fiscal 2023.

NBC – Management Proxy Circular 6. Executive Officer Compensation 142 Conditions applicable in the event of the termination of employment The following table summarizes the conditions applicable to Named Executive Officers in the event of a termination due to a voluntary resignation, termination of employment with cause, termination of employment without cause, lay-off, change of control, or retirement: Compensation component Voluntary resignation Termination of employment with cause Termination of employment without cause or lay-off Change of control and termination of employment within two years Retirement Salary Cessation Severance pay upon termination in the form of a lump sum or salary continuance Severance pay(1) paid for a period of 24 months, maximum until the normal retirement age Cessation Annual bonus in cash Cancellation Calculated on a prorated basis of the number of months worked PSUs/RSUs(2) Cancellation Vesting at end of the period covered by the severance pay or according to the established maturity dates, whichever comes first Vesting at termination date and according to actual performance upon a change of control in the case of PSUs Vesting according to the initial time frame(3) Options A 90-day period is granted to exercise vested Options Cancellation Period is granted to exercise vested Options, during which vesting continues, if applicable. At the end of this period, vested but unexercised Options and non-vested Options are cancelled Non-vested Options vest immediately. A 12-month period is granted to exercise the Options Vesting and expiry of Options according to the initial time frame DSUs Vested DSUs are paid out and non-vested DSUs are cancelled A period is granted for vested DSUs to be redeemed, during which time DSUs continue to vest, if applicable Vesting at the termination date and a 12-month period is granted to redeem them Vesting upon retirement and a delay is granted until December 1 of the calendar year following the year of retirement to redeem DSUs Employee benefits Eligibility ends on voluntary resignation date or termination of employment date Eligibility ends upon termination if the severance pay is paid in the form of a lump sum or at the end of the period covered by the severance pay, if applicable Retiree benefits apply according to the program in effect Pension plan At the termination date, the pension is paid at actuarial value or as a deferred benefit Pension benefit paid monthly (1) Equivalent to the base salary and the average annual bonus of the last three years. (2) Voluntary resignation and termination of employment without cause: the deferred portion of annual bonuses in the Financial Markets sector, awarded in RSUs, continues to vest in accordance with the same time frame and is payable in cash at the vesting date if the non-compete and non-solicitation conditions are met. (3) If the non-compete and non-solicitation conditions are met.

NBC – Management Proxy Circular 6. Executive Officer Compensation 143 Estimated value of conditions applicable in the event of the termination of employment The employment contracts of Named Executive Officers include no individual agreement in the event of the termination of employment. The actual amount that a Named Executive Officer might receive in the event of a termination of employment can be calculated only at the time of termination. Several factors could influence the amount of benefits and amounts actually paid could be higher or lower than those presented below. The following table indicates the estimated incremental amounts that would have been paid to the Named Executive Officers if their employment had been terminated as at October 31, 2023. These amounts do not include what could be considered under common law and civil law. Estimated incremental value by type of termination ($)(1) Retirement, voluntary resignation, and termination of employment with cause Termination of employment without cause or lay-off(2) Change of control and termination Name of employment(3) Laurent Ferreira – – 5,927,832 Marie Chantal Gingras – – 2,252,000 Lucie Blanchet – – 2,986,143 Étienne Dubuc – – 5,690,000 Denis Girouard – – 6,209,003 (1) The estimated incremental value refers to the severance benefits that would have been paid. No incremental value from the pension plan would have been payable regardless of the reason for the departure. (2) If a Named Executive Officer had their employment terminated on October 31, 2022, further to dismissal without cause, they would have been entitled to accelerated vesting of any share-based compensation (excluding DSUs) already granted in the fiscal years prior to 2023. According to the Closing Price on October 31, 2023, the value of such accelerated vesting would have been: $10,805,138 for Laurent Ferreira; $1,070,176 for Marie Chantal Gingras; $2,427,310 for Lucie Blanchet; $8,174,356 for Etienne Dubuc; and $8,215,721 for Denis Girouard. (3) If a Named Executive Officer had their employment terminated on October 31, 2022, further to a change of control, they would have been entitled to accelerated vesting of any Option-based compensation and DSUs already granted in the fiscal years prior to 2023. According to the Closing Price as at October 31, 2023, the value of such accelerated vesting would have been: $634,422 for Laurent Ferreira; $227,881 for Marie Chantal Gingras; $954,517 for Lucie Blanchet; $176,240 for Etienne Dubuc and $634,422 for Denis Girouard.

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ADDITIONAL INFORMATION ON MATERIAL RISK-TAKERS

We believe it is important to provide detailed information to enable shareholders to assess our compensation policies and practices. This section of the Circular discloses additional information about material risk-takers, as required by the Principles and Standards for Sound Compensation Practices published by the Financial Stability Board and in accordance with the disclosure obligations set out in the third pillar of the Basel Accord on banking supervision.

The criteria for identifying functions whose incumbents are considered material risk-takers are set by the Human Resources Committee in accordance with the recommendations of the Compensation Risk Oversight Working Group based on Financial Stability Board guidelines and on market practices. The Senior Leadership Team has established that all individuals holding positions of Executive Vice President, Senior Vice President as well as officers are considered material risk-takers. Additionally, General Manager in the Financial Markets sector, including those who are exchange traders, trading desk managers, and banking and corporate finance managers, including certain specific cases of individuals holding positions in a foreign entity, are considered material risk-takers. Additionally, the Human Resources Committee considers all other individuals who, as part of their normal daily responsibilities, may make decisions that have a notable influence on our risk exposure.

Compensation awarded in 2023

The following tables summarize the value of the compensation awarded to material risk-takers in Canada for fiscal years 2022 and 2023. The value of deferred compensation (based on equity securities) is shown in relation to the projected value at the time of the award.

Amounts are in millions of dollars.		2022		2023	
Compensation granted		**Named Executive Officers**	**Covered employees**	**Named Executive Officers**	**Covered employees**
Number of employees		6	238	5	247
Fixed compensation[1]	• Cash (not deferred)	$3.4	$50.0	$3.0	$54.3
	Total	**$3.4**	**$50.0**	**$3.0**	**$54.3**
Variable compensation[2]	• Cash (not deferred)	$9.2	$150.3	$8.6	$158.7
	• Share-based (deferred)	$16.8	$121.6	$15.7	$119.2
	Total	**$26.0**	**$271.9**	**$24.3**	**$277.9**
Deferred compensation					
Outstanding[3]	• Vested	$49.4	$80.3	$21.9	$52.2
	• Non-vested	$42.2	$234.4	$34.2	$212.4
	Total	**$91.6**	**$314.7**	**$56.1**	**$264.6**
	Paid in the fiscal year	$19.7	$129.9	$15.4	$113.4

(1) Fixed compensation consists exclusively of cash compensation.

(2) Variable compensation consists exclusively of non-deferred cash compensation and share-based deferred variable compensation.

(3) Amounts reported in outstanding deferred compensation have been determined based on the Closing Price as at October 31, 2023, i.e., $86.22, and as at October 31, 2022, i.e., $92.76.

NBC – Management Proxy Circular 6. Executive Officer Compensation 145 All outstanding deferred compensation is subject to ex-post implicit adjustments (such as changes in Share Price) and ex-post explicit adjustments (such as the clawback of variable compensation or cancellation following a departure). The outstanding deferred compensation consists of RSUs, PSUs, DSUs, SARs and Options, where applicable. The table below presents: the portrait of deferred compensation awarded in previous years, that which is subject to a retention period that may be subject to ex-post implicit or explicit adjustments, the amounts of these adjustments and the payments for fiscal year 2023 for the Named Executive Officers as well as the covered employees, i.e., the material risk-takers. Amounts are in millions of dollars. 2023 Deferred compensation and subject to a retention period Named Executive Officers Covered employees Total amount of compensation outstanding $56.1 $264.6 Of which: Total amount of deferred compensation outstanding and subject to a retention period liable to be the object of an ex-post implicit or explicit adjustment $56.1 $264.6 Total amount of changes during the fiscal year related to ex-post explicit adjustments $0 ($1.2) Total amount of changes during the fiscal year related to ex-post implicit adjustments ($7.9) ($26.1) Total amount of deferred compensation paid during the year $15.4 $113.4 Other compensation The table below shows cash and deferred compensation awards granted on hire, including minimum guaranteed bonuses under variable compensation programs and severance payments: Amounts are in millions of dollars. 2022 2023 Other compensation Named Executive Officers Covered employees Named Executive Officers Covered employees Bonuses offered at hiring under the guaranteed bonus policy • Number of employees 0 12 0 2 • Signature awards $0 $6.1 $0 $0.7 • Guaranteed awards $0 $7.4 $0 $0 Total $0 $13.5 $0 $0.7 Severance payments • Number of employees 0 –(1) 0 4 • Severance payments $0 –(1) $0 $3.1 Total $0 –(1) $0 $3.1 (1) Given the low number of employees who received severance payments in 2022 and to protect their confidentiality, we provided the Office of the Superintendent of Financial Institutions with information about severance payments paid in 2022 to material risk-takers. The information included the number of material risk- takers who received severance payments and the amounts paid.

NBC –Management Proxy Circular 146 7. Shareholder Proposals Submitted to shareholder vote P. 148 No. 1: Non-confidential public disclosure, country-by-country P. 148 statement, compensation ratios and tax havens No. 2: Advisory vote on environmental policies P. 150 Not submitted to shareholder vote P. 152 No. 3: Reflection on a social dividend program P. 152 and better sharing of the value of communities No. 4: Incentive compensation for all employees in relation P. 153 to ESG objectives No. 5: Annual meetings of shareholders in person P. 155 (no meeting only virtually) No. 6: Disclosure of the languages in which directors are proficient P. 156 No. 7: Reasonable certification of ESG reports by external firms P. 157 No. 8: Change of auditor P. 158 No. 9: Disclosure related to renewable energy P. 160 Deadline for the meeting to be held in 2025 P. 162 Table of contents The ESG Report and the Code of Conduct are available under “Codes and commitments” on nbc.ca/governance. The information contained in the various documents, policies or reports published by the Bank or available on the Bank’s website and referred to in this document is not and should not be considered to be incorporated by reference in the Circular, unless expressly stated otherwise. References

NBC –Management Proxy Circular 7. Shareholder Proposals 147 This year, we have received proposals from two (2) shareholders. As part of our strategy to engage with our shareholders, we held discussions with them to better understand their expectations, to listen to their comments and to follow up on their questions, and to explain to them how we are dealing with the points they have raised. We had a constructive dialogue and they agreed to withdraw some proposals or to not submit their proposal to a vote. The Mouvement d’education et de defense des actionnaires (MEDAC), with head office at 82 Sherbrooke Street West, Montreal, Quebec, Canada H2X 1X3, has submitted eight proposals in French (proposals No. 1 to 8) for consideration at the annual and special meeting. Following discussions with the Bank, MEDAC agreed to only submit proposals nos. 1 and 2 to shareholder vote and agreed to include, for information purposes only, proposals nos. 3 to 8 in this Circular without submitting them to shareholder vote. The Bank has reproduced below the full text of the eight proposals submitted to the Bank by MEDAC, as well as the Bank’s position for each of them. A proposal regarding our commitment to renewable energy funding and our climate targets was submitted by Investors for Paris Compliance on behalf of the Salal Foundation, represented by Matt Price. Following discussions with the Bank, these proponents agreed to withdraw the proposal. The Bank has agreed to include this proposal as well as the Bank's position in the Circular, for information purposes only. The Bank thanks its shareholders and their representatives for engaging with them on issues that are important to the Bank.

NBC –Management Proxy Circular 7. Shareholder Proposals 148 SUBMITTED TO SHAREHOLDER VOTE The following 2 proposals were submitted to shareholder vote. PROPOSAL No. 1 (submitted to shareholder vote) “Non-confidential public disclosure, country-by-country statement, compensation ratios and tax havens It is proposed that the bank annually disclose to the general public the non-confidential information related to its Country-by-Country Reporting for the purposes of a detailed and meaningful calculation of compensation ratios broken down by territory, and for the purposes of contributing to the fight against tax havens, particularly in terms of transparency. Arguments Over the years, the bank has received from MEDAC—and from Vancity—several shareholder proposals asking for the calculation and disclosure of the compensation ratio. Despite the significant quantity of votes for these proposals, the bank still does not disclose its total compensation ratio. The disclosure of such information has been compulsory in the United States for some time now and it is already provided by many companies in Canada. A number of arguments have been advanced against the release of this ratio. In addition, if the compensation ratio were published for all employees according to the Global Reporting Initiative (GRI) standards(1) and the non-confidential data under “Action 13 – Country-by-Country Reporting”(2) of the OECD/G20 Inclusive Framework on BEPS(3)(4), an international initiative to which Canada adheres, were disclosed publicly, it would allow for the calculation of meaningful compensation ratios that would make it easier to interpret the total compensation ratio by offering a more complete description of the context. What’s more, the disclosure of such non-confidential data to the general public, which is done in many other countries including in Europe, would be an exercise in transparency, goodwill and good faith that would directly support the fight against tax evasion, tax havens and other legislation of convenience. For all these reasons, the bank should make public annually the non-confidential data from its Country-by-Country Reporting.” (1) Disclosure 2-21, Annual total compensation ratio, Consolidated set of GRI Standards, Global Reporting Initiative (GRI) — Report a. the ratio; b. the percentage increase; and C. contextual information needed to understand the data ([MEDAC’s] underlining, italics and bold.) https://www.globalreporting.org/pdf.ashx?id=22118 (2) Action 13 — Country-by-Country Reporting https://www.oecd.org/tax/beps/beps-actions/action13/ (3) Inclusive Framework on Base Erosion and Profit Shifting https://www.oecd.org/tax/beps/. (4) What is BEPS?, OECD https://www.oecd.org/tax/beps/about

NBC –Management Proxy Circular 7. Shareholder Proposals 149 The Bank’s position The Bank shall respect the tax laws that apply to it. As noted in its ESG Report, the Bank’s approach to taxation is based on a commitment to comply with tax laws and pay all applicable taxes and duties in the various territories where it operates. The Bank is also committed to maintaining transparent and constructive relationships with the tax authorities, based on cooperation, support and professionalism. The Bank is subject to the Income Tax Act (“ITA”) and therefore files the annual Country-by-Country Reporting required under Canadian tax law. Country-by-Country Reporting is a form that multinational enterprise groups are required to complete and file annually to provide information on their global operations in each tax jurisdiction where they do business. This filing requirement is part of a global initiative by the Organization for Economic Cooperation and Development (OECD)/G20 to enhance transparency for tax administrations. To date, no legislation applicable to the Bank requires publication of the Country-by-Country Reporting. Similarly, the Bank monitors developments in national, foreign and international tax law (in particular within the OECD), and will ensure continued compliance with its current and future Country-by-Country Reporting obligations. Finally, tax matters are also a topic of regular discussion with the Bank’s management and annually with the Audit Committee. Moreover, with regard to total compensation, the Board and its Human Resources Committee ensure that the compensation policies and programs in place support strategies geared toward attraction, retention, and engagement, which are essential to the Bank's business strategy. For the Board and its Human Resources Committee, it is critical that the compensation provided to all employees be just and equitable. The Bank ensures to supervise market trends, to be compliant with the multiple regulations and standards in effect and to have governance measures in place for the compensation policies and programs in effect, which notably include salary ranges, variable compensation programs and a wide-range of benefits. The Bank believes that its approach detailed in Section 6 of the Circular and the disclosure of its policies and practices provide adequate information to stakeholders, including Bank shareholders, with regards to its guiding principles and the rigorous and equitable process implemented by the Human Resources Committee and the Board to determine compensation. For these reasons, the Board recommends that shareholders vote AGAINST this proposal.

NBC –Management Proxy Circular 7. Shareholder Proposals 150 PROPOSAL No. 2 (submitted to shareholder vote) “Advisory vote on environmental policies It is proposed that the Bank adopt an annual advisory voting policy with respect to its environmental and climate action plan and objectives. Arguments According to a survey conducted by Leger Marketing and the Association for Canadian Studies for the Canadian Press in October 2022, 70% of Canadians are worried or very worried about climate change. The high percentage of votes for our shareholder proposal last year reflects this concern among Canadians. This vote surely represents the shareholders’ questions as to the scope of the company’s actions on environmental matters. The recent forest fires and floods last year did not allay fears and we could even think that they will compound them. A recent report(1) by Oxfam Quebec on the carbon footprint of Canadian banking portfolios encourages shareholders to be more demanding about the efforts made to reduce this footprint. One of the observations in the report should be pointed out: “not only have none of the largest Canadian banks pledged, either in the short or medium term, to withdraw from the fossil fuel industry, but they all continue to present themselves as participants in the energy transition and sustainable financing of activities, whether it be to decarbonize fossil fuel extraction, transformation and/or consumption processes, or to support the diversification of “green” portfolios of companies in this industry, namely, in green technologies and renewable energy sources.” This report even qualifies their initiatives as not being very ambitious: “the aggregate CAD 850 billion promised for example by BMO, RBC, Scotia, CIBC and TD for the 2020-2030 period, while not negligible, will ultimately represent only two-thirds of the assets previously committed to fossil fuels between 2016 and 2020 alone, which exceeded CAD 1,300 billion.” We have little time left to clean up our environment and leave future generations with a livable environment. It is therefore important for shareholders to be able to express their opinion on the scope of the actions that our organizations wish to take in the coming years and to stimulate greater proactivity. It should be noted that in France, a bill(2) concerning the say on climate would require all listed companies to submit their “climate and sustainability” strategy to their shareholders every three years or in the event of a material change.” The Bank’s position In an effort to actively engage in the transition to a net-zero economy, the Bank has set ambitious targets in recent years, including the adoption of a 2050 net-zero GHG emission target for our operations and financing activities. In 2020, the Bank committed to reducing greenhouse gas emissions from its own operations by 25% by the end of 2025(3) to help limit global warming to 1.5°C, the most ambitious objective of the Paris Agreement. (1) Regard inedit sur l’empreinte carbone des portefeuilles bancaires canadiens, Hubert Rioux, Institut de recherche en economie contemporaine (IREC), 2022 https://oxfam.qc.ca/wp-content/uploads/2022-canada-banques-empreinte-carbone-rapport.pdf (2) Projet de loi relatif à l’industrie verte https://www.vie-publique.fr/loi/289323-industrie-verte-decarbonation-projet-de-loi (3) This target is aimed at scopes 1, 2 and 3 (Scope 3 includes employee business travel and paper consumption as part of the supply chain) with 2019 as the reference year.

NBC –Management Proxy Circular 7. Shareholder Proposals 151 In 2021, the Bank joined the Net-Zero Banking Alliance (NZBA), whose requirements are fully consistent with MEDAC’s proposal. Since then, and in accordance with the NZBA guidelines, the Bank has announced targets that support the Canadian energy transition: • Reduce by 31% the financed emission intensity for the oil and gas producer sub-sector by 2030(1) • Reduce by 50% the financed emission intensity for the commercial real estate portfolio by 2030(2) • Reduce by 33% the financed emission intensity for the power generation portfolio by 2030(3) The Bank also maintains its commitments to grow the renewable energy loan portfolio at a faster rate than the non-renewable energy loan portfolio, not to offer or provide new financing for the exploration, exploitation or production of oil and gas in the Arctic and finally not to provide financing for new activities for the mining or processing of coal for thermal purposes. Given the nature of our business and our commitment to our clients and the community, we know that it is essential that we work with all our stakeholders to create a business environment that considers environmental risks and allows us to have a positive impact in efforts for an energy and environmental transition. To this end, we maintain a productive and effective dialogue with all our stakeholders and regularly participate in the work of the Association of Canadian Bankers, the NZBA and other UN working committees in order to stay current with best practices. We believe that our approach fully addresses the need raised by MEDAC in its proposal and that we have demonstrated this for several years now. Our approach to dialogue gives our shareholders direct access to discuss any strategic directions of interest to them, including climate-related issues. The climate strategy is an integral part of the Bank’s overall strategy and, as one of the five priorities of the Board, it is the Board’s responsibility to monitor all material risks that may affect the Bank and to ensure that climate risks are managed in an efficient and integrated manner. In this regard, rigorous quarterly reporting mechanisms allow the Board and the committees to carry out their approval and oversight mandate in full, and to act as an advisor to the Senior Leadership Team. The Bank describes its plan concerning GHG reduction and its climate strategy in the Climate Report (formerly the TCFD report) and ESG Report, which are available on nbc.ca/about-esg. These reports are updated annually and disclose the progress realized by the Bank in the course of a specified period. In fact, the Bank plans to publish annual updates to these reports within the upcoming weeks. For these reasons, the Board recommends that shareholders vote AGAINST this proposal. (1) This target is aimed at scopes 1, 2 and 3, compared to the 2019 reference year. (2) This target is aimed at scopes 1 and 2 with 2019 as the reference year. (3) This target is aimed at scope 1 with 2019 as the reference year.

NBC –Management Proxy Circular 7. Shareholder Proposals 152 NOT SUBMITTED TO SHAREHOLDER VOTE The 6 following proposals submitted by MEDAC have not been submitted to shareholder vote. PROPOSAL No. 3 (not submitted to shareholder vote) “Societal dividend and better value sharing It is proposed that the Board of directors reflect on the creation of a societal contribution consisting of earmarking a certain percentage of its net income to support ESG causes, including the environment and inequality. Arguments In view of the scale of the climate crisis and growing inequalities, we propose the creation of a new type of dividend aimed at further sharing the wealth created by the organization with projects with a strong social and environmental impact. Following the example of Credit Mutuel (France) and MAIF (Mutuelle d’assurance pour les instituteurs de France)(1), the funds made available could be used for the ecological, climate and social transition. For example, such amounts could be used to take a stake in companies that may not necessarily be profitable in the short term, but have a positive impact on the environment and inclusion, such as investments in energy renovation or the creation of bike garages in cities, supporting current and future clients that are most exposed to climate events and the most economically vulnerable, by granting modest income clients interest-free loans for energy renovations, etc.” The Bank’s position At the Bank, our One Mission is aligned with our continued efforts to drive social and economic development: “We exist to have a POSITIVE IMPACT in people’s lives.” As a leading player in Quebec and Canada since 1859, the Bank is committed to contributing to the flourishing of the communities where it is present. The Bank achieves this objective thanks to, among other things, a well-defined donations and sponsorships program, the involvement of its volunteer teams, successful fundraising efforts in which its clients also participate, as well as its economic impact. Thus, the Bank is committed to considering, over the next year, the various opportunities that would allow it to optimize its impact, whether it be through membership in programs such as that of Imagine Canada or with other organizations. Since 2021, the sums donated to the community alone amount to more than $15 million annually. This amount is on an upward trend in recent years. In addition, since 2019 the Bank has been a founding signatory to the United Nations (UN) Principles for Responsible Banking, aligned with the UN Sustainable Development Goals (SDGs), which aim to make a positive impact on all its stakeholders. To this commitment, the Bank contributes to the goal of steering industry practices towards enriching all stakeholders in our society. (1) Crédit Mutuel et la Maif vont allouer une part de leurs profits à des projets sociétaux, ID Info durable, 2023-01-26 https://www.linfodurable.fr/investir-durable/en-bref/climat-credit-mutuel-et-maif-vont-allouer-une-part-de-leurs-profits-36180

NBC –Management Proxy Circular 7. Shareholder Proposals 153 PROPOSAL No. 4 (not submitted to shareholder vote) “Incentive compensation for all employees in relation to ESG objectives It is proposed that the Board of directors consider introducing a new approach to incentive compensation with the goal of tying a portion of all employees’ compensation to the organization’s performance in terms of its main ESG goals. Arguments In April 2022, Michael Miebach, the CEO of Mastercard, announced that the company was extending its incentive compensation model that includes ESG targets to all employees globally(1). Referring to the introduction of such a model among the executives the previous year, he mentioned that this compensation strategy had enabled them to meet or exceed their goals. He added: “Each and every one of us shares the responsibility to uphold our ESG commitments. That’s why we’re extending that model to our annual corporate score and all employees globally, taking our shared accountability and progress to the next level.”(2) Like him, we believe that achieving multiple ESG goals should not be limited to senior executives, but should apply to all employees who, in the course of their daily work, can contribute significantly to achieving the company’s main goals, exceeding them and suggesting innovative ways to achieve them more rapidly. For the CEO of Mastercard, this new compensation strategy for all employees led him to accelerate the company’s net zero timeline by a decade, to 2040 from 2050(3).” The Bank’s position The Bank believes that employee contributions are essential to achieving the Bank’s ESG priorities and that mobilized employees can positively influence the Bank’s performance. This is why we already link a portion of the majority of employees’ compensation to meeting our ESG priorities through the following mechanisms: 1. For officers, the creation of the SYNERGY – Executives envelope, i.e. the direct total compensation which includes the base salary as well as short-term, medium and long-term variable compensation of the Executive Officers and officers, is subject to several components linked to ESG. These parameters are detailed on page 112 of the Circular. 2. For all of our employees, the amount of the incentive compensation envelope applicable to the majority of employees in Canada (around 19,000), is based on the achievement of different parameters, two of which are linked to client satisfaction. The relevance of these metrics in determining compensation is aligned with the importance of the client experience to our stakeholders. (1) Sharing accountability and success: Why we’re linking employee compensation to ESG goals, Michael Miebach (PDG), Mastercard, 2022-04-19 https://www.mastercard.com/news/perspectives/2022/esg-goals-and-employee-compensation/ (2) “Each and every one of us shares the responsibility to uphold our ESG commitments […] That’s why we’re extending that model to our annual corporate score and all employees globally, taking our shared accountability and progress to the next level. ” Mastercard ties ESG to all employee pay, Rick Spence, Corporate Knights, 2022-06-01 https://www.corporateknights.com/ leadership/mastercard-ties-esg-to-all-employee-pay/ (3) Mastercard to link all employee bonuses to ESG goals, Reuters, 2022-04-19 https://www.reuters.com/business/finance/ mastercard-link-all-employee-bonuses-esg-goals-2022-04-19/

NBC –Management Proxy Circular 7. Shareholder Proposals 154 Annually, all of our employees are subject to an evaluation, where (i) the behaviours favoured by the Bank and (ii) the annual objectives represent respectively 50% of the annual performance evaluation. These two components both contain items derived from the Bank’s ESG priorities: (i) On the one hand, the Bank’s expected employee behaviours reflect our One Mission, which is to have a positive impact on people’s lives and build long-term relationships with our stakeholders. As such, the Bank expects its employees to have a positive impact within the scope of their duties or outside the organization, whether by cultivating an inclusive work environment, for example, or by engaging in the community. (ii) On the other hand, annual performance objectives are also set for each sector, and then each employee. These objectives are derived from the common officer scorecard, based on the Bank’s priorities, which include ESG priorities. Some of these objectives are linked to climate, clients, employees and communities. Each team draws on these objectives to determine its own, aligned with the Bank’s ESG priorities but adapted to its business reality. Individual and team objectives include ESG objectives related to their functions, such as the offer of sustainable financing products and services, continuous improvement of our responsible procurement, cybersecurity, governance or privacy practices, increasing the diversity of our workforce, client satisfaction targets, etc. Thus, the achievement of our ESG objectives is already well integrated into the composition of our employees’ compensation, which demonstrates the importance of these priorities for the Bank and reflects the alignment between employee contribution and the achievement of our objectives, including ESG objectives. The Bank is continuously improving its compensation and benefits programs and practices and ensures that it remains up to date with such industry best practices.

NBC –Management Proxy Circular 7. Shareholder Proposals 155 PROPOSAL No. 5 (not submitted to shareholder vote) “Annual meeting of shareholders in person It is proposed that annual meetings of the company be held in person. Virtual meetings can complement, but not replace, in-person meetings. Arguments Since 2020, when annual meetings started being held virtually because of health restrictions in relation to COVID-19, we have made several criticisms with regard to the conduct of these meetings(1). The OECD Principles of Corporate Governance state: “[…] due care is required to ensure that remote meetings do not decrease the possibility for shareholders to engage with and ask questions to boards and management in comparison to physical meetings. Some jurisdictions have issued guidance to facilitate the conduct of remote meetings, including for handling shareholder questions, responses and their disclosure, with the objective of ensuring transparent consideration of questions by boards and management, including how questions are collected, combined, answered and disclosed. Such guidance may also address how to deal with technological disruptions that may impede virtual access to meetings.”(1)(2) Although virtual meetings offer positives, they should not be held to the exclusion of in-person meetings. Like Teachers’(3), we believe that annual shareholder meetings should be held in person. Virtual meetings should be used as an option (as in a hybrid format like all the banks did in 2023), without replacing in-person meetings. It is understood that all shareholders should have the same rights, regardless of whether they participate in person or remotely. This position is supported by several organizations, including the Canadian Coalition for Good Governance (CCGG)(4) and several major institutional investors.” The Bank’s position The Bank recognizes the importance of dialogue with its shareholders, and believes that the annual meeting is a forum to engage with them in person. We believe that hybrid meetings combine the key benefits of in-person and virtual meetings. The virtual component promotes accessibility and environmental benefits by allowing more shareholders to participate at the meeting, wherever they are located, while maintaining direct contact with shareholders present on site. We believe that the ability to participate virtually is complementary to holding an in-person meeting, which is why we favour hybrid meetings over virtual meetings only. That being said, exceptional external circumstances may warrant holding a virtual meeting, and we must retain the flexibility to hold this type of meeting under these circumstances, to the extent permitted by the legislation applicable to the Bank. If such circumstances arise, we will ensure that shareholders have the same rights and opportunities to participate as if the meeting were held in person, leveraging available technological advances. (1) Assemblées annuelles : dérive virtuelle, le MEDAC, 2023-05-09 https://medac.qc.ca/2098/ (2) Recommendation of the Council on Principles of Corporate Governance, OECD Legal Instruments, OECD/LEGAL/0413, adopted on 07/07/2015, amended on 07/06/2023 https://legalinstruments.oecd.org/fr/instruments/OECD-LEGAL-0413 (3) Good governance is Good Business — 2023 Proxy Voting Guidelines, Ontario Teachers’ Pension Plan (Teachers’) https://www. otpp.com/content/dam/otpp/documents/OTPP Proxy Voting Guidelines 2023 EN.pdf (4) “Virtual-only shareholder meetings are an unsatisfactory substitute for in-person shareholder meetings because they risk undermining the ability of shareholders to hold management accountable.”, Say no to virtual-only shareholder meetings – they let companies duck accountability, Catherine McCall, The Globe and Mail, 21 mai 2023 https://www.theglobeandmail.com/ business/commentary/article-say-no-to-virtual-only-shareholder-meetings-they-let-companies-duck/

NBC –Management Proxy Circular 7. Shareholder Proposals 156 PROPOSAL No. 6 (not submitted to shareholder vote) “Disclosure of the languages in which officers are proficient It is proposed that the language proficiency of executives be disclosed in the management proxy circular. Arguments In 2023, we tabled a shareholder proposal with some 20 listed companies asking them to disclose the languages in which directors are proficient. Following discussions, almost all of these companies—including the 7 big banks—agreed to disclose this information. This new proposal focuses on the disclosure of the same information for executives, or at least the “named executive officers.”(1) In recent years, many public controversies over language have tarnished the reputation of large public corporations with regards to their social responsibility and their interpretation of their duties and obligations with respect to diversity, which is intrinsic in our corporations. Entrenched in our democratic institutions, language is a fundamental characteristic of society. These situations, which are harmful from every standpoint, must be prevented from re-occurring. For this reason—and many others as well—it is appropriate for all interested parties (stakeholders), to know, through formal and official disclosure, the languages in which executives are proficient. Of course, “proficiency” means understanding a language well enough for individuals and legal entities to use it generally in all spheres of activity; an adequate level of knowledge for each executive to be able to perform their tasks and duties fully and completely.” The Bank’s position Founded in 1859, the Bank is a leading financial institution in Quebec that is present in all Canadian provinces and internationally. Its head office is in Montreal. In Quebec, the Bank applies the provisions of the Charter of the French Language, holds a francization certificate and has a francization committee. French is the workplace language used generally across all levels of the organization. The Bank ensures that it can always serve and communicate with its stakeholders in French, without excluding the use of English and, if possible, other languages. In addition, senior management is composed of members who work together to achieve the Bank’s One Mission and business strategies. The Bank believes in the importance of diverse representation among its senior management, which is reflected in the succession planning process for the Executive Officers. It is worth noting that all executive officer meetings are held in French and, occasionally, certain parts are in English. In accordance with our Code of Conduct and to respect the confidentiality of information presented, language proficiencies are not disclosed on an individual basis. General information on proficiency in official languages, on an aggregated basis, is available in Section 5 of this Circular. (1) As defined, but not strictly limited to the definition in Regulation 51-102 Continuous Disclosure Obligations.

NBC –Management Proxy Circular 7. Shareholder Proposals 157 PROPOSAL No. 7 (not submitted to shareholder vote) “Reasonable certification of ESG Reports It is proposed that the Board of directors undertake to table, within three years, an ESG report with reasonable certification, not with limited or no certification at all. Arguments Like many investors, we read the ESG reports produced by our Canadian banks in the hopes of finding accurate, reliable and complete information in them. While some of them call on auditing firms to provide limited assurance as to the quality of the information presented, we believe it would be beneficial for the Bank to review the level of certification of its report to avoid any criticism of greenwashing that is becoming increasingly common. According to a recent report by PWC(1), “in Canada, only 8% of companies in our analysis subject their sustainability reporting to the same level of reasonable assurance as their financial statements.” The report authors continue, “limited assurance is a good first step, but it’s only an interim measure in the eyes of regulators and investors. Our Global Investor Survey 2022 explored the factors that increase confidence in assessing the accuracy of an organization’s sustainability reporting. Nearly three-quarters (73%) of investors in Canadian companies say reasonable assurance helps. By contrast, only 46% feel the same way about limited assurance—underscoring the importance of preparing for reasonable assurance and producing investor-grade ESG reporting.” We believe that reasonable certification every three years would reassure all stakeholders on the quality of the information disclosed. “A practitioner can provide two types of assurance engagements: a reasonable assurance engagement or a limited assurance engagement. The nature, timing and extent of procedures performed in a limited assurance engagement is limited compared with that necessary in a reasonable assurance engagement, but is still planned to obtain a level of assurance that is, in the practitioner’s professional judgment, meaningful.(2)” The Bank’s position The Bank is subject to Guideline B-15 on climate risk management of the Office of the Superintendent of Financial Institutions. In the coming years, the Bank will be subject to Regulation 51-107 respecting disclosure obligations related to climate-related matters of the Canadian Securities Administrators. The International Sustainability Standards Board’s (“ISSB”) S1 and S2 Sustainability and Climate Standards were finalized in June 2023. All of these new rules and standards are designed to ensure enhanced and better harmonized climate and climate risk disclosure. The ISSB standards will only apply to the Bank when the competent Canadian authorities adopt or incorporate them into their rules or guidelines. In addition, under these standards, each jurisdiction will have the authority to determine the level of assurance required, and we will comply with the authorities’ decision on this matter, as well as all ESG disclosure regulations, as they apply to us. (1) Why Canadian companies need to prepare for ESG assurance, PWC https://www.pwc.com/ca/en/today-s-issues/ environmental-social- and-governance/net-zero/preparing-for-esg-assurance.html (2) Sustainability assurance alert: Third-party assurance over sustainability information, July 2021 Alert, CPA Canada https://www.cpacanada.ca/en/business-and-accounting-resources/audit-and-assurance/standards-other-than-cas/ publications/sustainability-assurance-alert-third-party-assurance

NBC –Management Proxy Circular 7. Shareholder Proposals 158 We are already examining the use of external ESG data assurance and deploying it for the information contained in certain reports. For example, our most recent Sustainable Bond Report and the Principles on Responsible Banking Report contain a limited assurance report on some of data presented. We believe that the coming years will see clarification of the expectations of the ISSB and the Canadian authorities on this topic, enhanced data quality and adaptation of the market, which will enable third-party assurance for ESG data. In view of this, we are committed to switching to thirdparty assurance within 5 years, in accordance with the regulations and industrial practices currently in force. At the same time, we continually review our ESG governance to ensure that it is robust and that we produce and disclose information as reliable as possible with available data, in an environment where data quality, as well as the methodologies used, are rapidly evolving. PROPOSAL No. 8 (not submitted to shareholder vote) “Appointment of the auditor It is proposed that the Board of directors call on the services of other auditors, based on the expiry of current contracts, given the number of shareholders who abstained from voting on this item at the last Annual Meeting. Arguments Close to half of the organizations that we monitor closely by attending their annual meetings saw high numbers of abstention in the vote on the appointment of their independent auditors. These votes were not expressed with regard to a particular accounting firm, but rather several, which leads us to believe that shareholders want a new vision of the reliability of the financial information transmitted to them and the independence of the expert accountants. Having rotating auditors would reduce threats to their independence that occur in large part because of the familiarity that comes gradually over time. There is a concern that the auditor becomes too close to the client in the long term. For example, the auditor’s independence could decline when friendships are formed. The auditor becomes too closely associated with the interests of the client company’s executives, the audit plan becomes repetitive, or the auditor hesitates to make decisions that could call into question previous decisions. In short, the risk of familiarity with the client could negatively affect the auditor’s discipline, objectivity and critical thinking. Does the percentage of abstentions in the voting for the auditor’s appointment reflect this opinion? It is our opinion that auditing services should be changed more frequently to ensure shareholders that their auditors are offering the best service at a competitive price while providing a new approach to the audit by a different firm.”

NBC –Management Proxy Circular 7. Shareholder Proposals 159 The Bank’s position The Audit Committee identifies several benefits in the long-term partnership with Deloitte, including improved audit quality thanks to their undeniable knowledge of the Bank’s operations, policies, practices and internal controls, enabling more efficient and effective auditing. The Audit Committee conducts its annual assessment of the performance and service quality of the professional chartered accounting firm in its capacity as independent auditor of the Bank. This assessment is based, among other factors, on the audit plan submitted, the risk areas identified, the nature of the work done by Deloitte and the reports presented to the Audit Committee. The committee then reports to the Board on the effectiveness of the independent auditor. In addition, in accordance with applicable legislation and as part of its mandate, the Audit Committee approves the annual plan and the engagement letter, which sets out the terms and scope of services provided by the independent auditor. The committee also implemented guidelines for the management of the services provided by the independent auditor to maintain the independence of the independent auditor that is essential to the smooth operation of the committee’s business and to maintain the confidence of the Bank’s shareholders and investors and the general public, as described in the 2023 Annual Information Form. Among other things, these guidelines provide that the Audit Committee must ensure that the partner in charge of the audit engagement and any other partner providing more than 10 hours of service, as well as any partner in charge of the mission of subsidiaries whose assets or income exceed 20% of the assets or consolidated income, complies with the partner rotation rules. Moreover, as provided for in its mandate, the Audit Committee periodically considers the appropriateness of issuing a call for tenders to select a candidate firm for the role of independent auditor, thus demonstrating the Bank’s dedication to maintaining the independence of its auditor. The Audit Committee takes into account several elements in its assessment of the pertinence to consider tenders or not, among other things, the independent auditor's tenure. The Audit Committee's mandate will be amended shortly to specifically identify the assessment criteria. In addition to the Audit Committee’s oversight of the auditor’s performance and independence, Deloitte also conducts an annual self-assessment and reports to the Audit Committee on, among other things, its internal quality control practices, procedures for ensuring independence, and business relationships with the Bank. For these reasons, the Audit Committee and the Board continue to believe that Deloitte, the Bank’s only independent auditor, is the best choice in the best interests of the Bank and its shareholders.

NBC –Management Proxy Circular 7. Shareholder Proposals 160 PROPOSAL No. 9 (not submitted to shareholder vote) The following proposal submitted by Investors for Paris Compliance, on behalf of the Salal Foundation, has not been submitted to shareholder vote. “The shareholders request that the National Bank disclose how its commitment regarding loans granted in the renewable energy sector compared to those in the non-renewable energy sector lines up quantitatively with its 2030 sector-based targets for emission financing. Rationale In 2021, the National Bank committed to meeting a net-zero target in its emission financing by 2050. As part of this commitment, the National Bank has set sector-based emission reduction targets for 2030 in its loan portfolios for the oil, gas and electricity sector. The National Bank’s main initiative to achieve these targets is its commitment to ‘grow [its] portfolio of loans related to renewable energy at a faster pace than its portfolio of loans related to non-renewable energy’. Although the Bank’s use of a financial criterion for this would be a first among Canadian banks, its current structure would make it impossible to meet its 2030 targets because the two factors – renewable energy and non-renewable energy – are not numerically linked to any climate model. As currently indicated, for instance, loans for non-renewable energy could hypothetically continue to grow while loans for renewable energy remain marginally greater. Therefore, the emissions financed by the National bank would increase rather than decrease, and it would not meet its 2030 targets. At this time, the National Bank no longer includes the underwriting (risk assessment) as part of this initiative, even though this plays a key role in any energy financing. In 2022, BloombergNEF published a reference report, Investment Requirements of a Low-Carbon World: Energy Supply Investment Ratios, which brought together the most frequently mentioned climate scenarios to conclude that the investment ratio for low-carbon energy compared to fossil fuels must be at least 4 to 1 by 2030(1). BloombergNEF then measured the current ratios of major banks, and noted that the 2021 ratio for the National Bank was 0.77/1(2). Other exchange-listed banks set financial targets for the numerator (renewable energy) and denominator (fossil fuels) in this ratio. For instance, BNP Paribas set a 2030 target of ‘40 billion euros of credit exposure to low-carbon, essentially renewable, energy production’, and by 2030, ‘financing for oil production and extraction will be reduced by 80% and will account for less than 1 billion euros in total’(3). Without a similar comparative financial analysis by the National Bank, investors cannot know whether or how the National Bank’s commitment regarding energy sector loans compares to climate scenarios and its financed emission targets, increasing the likelihood of an unexpected transition risk.” (1) This ratio will be 6/1 by 2040 and 10/1 by 2050. See: https://assets.bbhub.io/professional/sites/24/BNEF-EIRP-Climate- Scenarios-and-Energy-Investment- Ratios.pdf (2) https://drive.google.com/file/d/1mF3VQWJyNh6Enw9UStMJ1phGa-snFtOX/view?usp=sharing (3) https://group.bnpparibas/nos-engagements/transitions/transition-energetique-et-action-climatique

NBC –Management Proxy Circular 7. Shareholder Proposals 161 The Bank's Position The Salal Foundation, represented in this matter by Investors for Paris Compliance, has agreed to withdraw its proposal regarding National Bank’s disclosure of its renewable energy commitment and how it relates to its 2030 sectoral targets for financed emissions, following constructive engagement with the Bank. National Bank will be releasing in the coming weeks its 2023 Climate Report (formerly known as the Report on the Task Force on Climate-related Financial Disclosures Advances) which will include enhanced disclosures on its climate ambition, priorities and its engagement and implementation strategy that will complement disclosure on risk management, metrics and targets and governance and which will address the subject of the proposal submitted by Salal Foundation. The Bank published its first TCFD Report in 2020 and has been improving its processes and disclosure annually as new frameworks and best practices continued to evolve. The Bank also signed the NZBA in October 2021 and has since published 3 sector targets representing more than 75% of its loan book for the nine NZBA high emissions industries. The data shows that we have reduced our exposure to oil and gas producers since 2015, that we are on track with the pathways for the 3 sectors including scope 1, 2 and 3 for oil and gas producers and we remain dedicated to a transition to net zero. We will continue to monitor our progress and advance our practices over the years to come including new sector targets and exclusions such as our updated thermal coal policy. The Bank is convinced of the benefit of maintaining a productive dialogue with all its stakeholders in order to share its strategy, its activities as well as its objectives and action plans related to climate matters and, as importantly, to discuss any ideas and concerns they may have. Salal Foundation and Investors for Paris Compliance brought forward some ideas in the supporting statement to the proposal and during the engagement such as alternative ways to present the renewable energy objective. The Bank, Salal Foundation and Investors for Paris Compliance will continue this important dialogue over the next year as we continue to adapt to the ever-evolving market and to enhance our disclosure to new standards.

NBC –Management Proxy Circular 162 7. Shareholder Proposals 2025 Shareholder proposals The deadline by which the Bank must receive proposals from its shareholders for presentation at the annual meeting of the holders of common shares to be held in 2025 is November 22, 2024, at 5:00 p.m. (EST). Contact: National Bank of Canada c/o: the Senior Vice President, Legal Affairs and Corporate Secretary 600 De La Gauchetière Street West, 4th floor Montreal, Quebec, Canada H3B 4L2 boardofdirectors@nbc.ca

NBC – Management Proxy Circular 163 8. Other Information Indebtedness of directors and Executive Officers P. 164 Liability insurance for directors and officers P. 166 Minutes P. 166 Additional information P. 166 Trademarks P. 166 Approval of the Board P. 166 To contact us Table of contents

NBC – Management Proxy Circular 8. Other Information 164 Indebtedness of directors and Executive Officers Aggregate indebtedness The following table shows the aggregate indebtedness(1) outstanding as at January 31, 2024, to the Bank or its subsidiaries, incurred by current and former directors, Executive Officers and employees of the Bank and its subsidiaries. This amount excludes “routine indebtedness” (as defined by securities legislation). Purpose Granted by the Bank or its subsidiaries ($) Granted by another entity ($) Securities purchase programs – – Other 35,124,420 – Indebtedness of directors and Executive Officers under securities purchase programs and other programs Under the Bank Act (Canada) and pursuant to its mandate, the Conduct Review and Corporate Governance Committee is responsible for overseeing transactions with related parties, a group that includes the Bank’s directors and Executive Officers. The Conduct Review and Corporate Governance Committee has defined procedures that apply to a wide range of related party transactions. In general, all related party transactions must be on market terms and conditions, unless stipulated otherwise in the guidelines related to banking products and services for Bank employees. The table on the following page presents the state of the loans granted to each individual who is, or was during the last fiscal year, a director or a director nominee, an Executive Officer as well as each person related to them. These loans exclude loans repaid in full as well as routine indebtedness. (1) These loans are granted either by the Bank or by one of its subsidiaries, or by another entity if the indebtedness is the subject of a guarantee or letter of credit provided by the Bank or one of its subsidiaries, a support agreement or other similar agreement.

NBC – Management Proxy Circular 8. Other Information 165 Name and main position Involvement of the Bank or Bank subsidiary Largest amount outstanding during the fiscal year ended October 31, 2023 ($) Outstanding as at January 31, 2024 ($) Financiallyassisted securities purchases during the fiscal year ended October 31, 2023 Security for indebtedness Amount forgiven during the fiscal year ended October 31, 2023 ($) SECURITIES PURCHASE PROGRAMS – – – – – – – OTHER PROGRAMS(1) Éric Bujold Executive Vice President and Co-Head – Commercial Banking and Private Banking (until March 1, 2023) Loans granted by National Bank of Canada 2,245,338.03(2)(3) 2,144,562.55(2)(3) – – – Laurent Ferreira President and Chief Executive Officer Loans granted by National Bank of Canada 3,242,996.86(2)(3) 4,597,425.90(2)(3) – – – Marie Chantal Gingras Chief Financial Officer and Executive Vice President – Finance Loans granted by National Bank of Canada 1,232,858.02(2)(4) 680,182.22(2)(4) – – – (1) These loans are granted either by the Bank or by one of its subsidiaries, or by another entity if the indebtedness is the subject of a guarantee or letter of credit provided by the Bank or one of its subsidiaries, a support agreement or other similar agreement. (2) This amount includes the balance of a personal line of credit secured by a mortgage on the borrower’s primary residence, following the standards applicable to clients, except that the interest rate is the one granted to Bank employees. (3) This amount includes the balance of a residential mortgage granted following the standards applicable to clients. (4) This amount includes the balance of a personal line of credit secured by an immovable hypothec granted following the standards applicable to clients.

NBC – Management Proxy Circular 8. Other Information 166 Liability insurance for directors and officers The Bank has purchased a liability insurance policy on behalf of the directors and officers of the Bank and its subsidiaries. This policy covers directors and officers under circumstances where the Bank is not able or not permitted to indemnify them. The policy provides aggregate coverage of up to $125,000,000 with no deductible. The liability insurance expiring on September 1, 2023 has been extended to March 1, 2024 and the premium paid for this period is $699,809.67. A new liability insurance contract will take effect on March 1, 2024. Minutes The minutes of the meetings will be posted on nbc.ca/investors and sedarplus.ca. Additional information Financial information regarding the Bank is available in the comparative consolidated financial statements and the Management’s Discussion and Analysis (“MD&A”) on the last fiscal year, included in the 2023 Annual Report. Upon request, the Bank will promptly provide any shareholder with a free copy of the 2023 Annual Report, a copy of the 2023 Annual Information Form and a copy of any document incorporated therein by reference, a copy of the annual consolidated financial statements for the fiscal year ended October 31, 2023, with the accompanying independent auditor’s report, a copy of any subsequent quarterly report and a copy of the Management Proxy Circular for its most recent meetings and all other documents incorporated by reference into the Circular, including the mandate of the Board, the Majority Voting Policy, as well as a copy of the Code of Conduct. To obtain copies of these documents, please send your request to the Senior Vice President – Legal Affairs and Corporate Secretary, National Bank of Canada at 600 De La Gauchetiere Street West, 4th floor, Montreal, Quebec, Canada H3B 4L2. These documents as well as additional information on the Bank are available on nbc.ca and sedarplus.ca. The Bank is active on social media and available to users of these platforms. Trademarks National Bank of Canada’s trademarks used in the Circular are, notably: National Bank of Canada, National Bank, NBC, National Bank Place, National Bank Financial, National Bank Investments, Natbank, National Bank All-In-One, as well as their respective logos. Certain trademarks belonging to third parties are also mentioned in the Circular. Approval of the Board The Board has approved the content of this Circular and its mailing to the shareholders. NATIONAL BANK OF CANADA Dominic Paradis Senior Vice President – Legal Affairs and Corporate Secretary Montreal, February 20, 2024

NBC – Management Proxy Circular 8. Other Information To contact us Registered office National Bank of Canada National Bank Tower 600 De La Gauchetiere Street West, 4th floor Montreal, Quebec, Canada H3B 4L2 Phone: 514-394-5000 Website: nbc.ca Registrar and transfer agent For information on stock transfers, address changes, dividends, lost share certificates, tax forms and estate transfers, shareholders should contact Computershare, the Bank’s registrar and transfer agent, directly using the address and contact details below: Computershare Trust Company of Canada 650, Maisonneuve Boulevard West, 7th floor Montreal, Quebec, Canada H3A 3T2 Phone: 1-888-838-1407 Fax: 1-888-453-0330 Email: service@computershare.com Website: computershare.com For all correspondence (mailing address): Computershare Trust Company of Canada 100 University Avenue, 8th floor Toronto, Ontario, Canada M5J 2Y1 All other inquiries may be addressed to: Investor Relations National Bank of Canada National Bank Tower 600 De La Gauchetiere Street West, 7th floor Montreal, Quebec, Canada H3B 4L2 Phone: 1-866-517-5455 Email: investorrelations@nbc.ca Website: nbc.ca/investors Contacting the Board of directors Anyone wishing to contact the Board, a committee, the Chair of the Board, a committee chair or a director may reach out by email to: boardofdirectors@nbc.ca or by mail to c/o: the Senior Vice President – Legal Affairs and Corporate Secretary 600 De La Gauchetiere Street West, 4th floor Montreal, Quebec, Canada H3B 4L2

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